EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Arrived Homes, LLC (the “Company”) on November 2, 2020, and originally qualified on February 17, 2021. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional membership interests in additional series of the Company.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final offering circular or the offering statement in which such Final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED NOVEMBER 2, 2021

Arrived Homes, LLC

999 3rd Avenue, Suite 3300

Seattle, WA 98105

206-659-7920

www.arrivedhomes.com

Best Efforts offering of Series Membership interests

Arrived Homes, LLC, which we refer to as “we,” “us,” “our,” “Arrived” or “our company,” is a newly organized Delaware series limited liability company that has been formed to permit public investment in individual real estate properties that will be owned by individual series of our company. Each individual series will hold the specific property that it acquires in a wholly-owned subsidiary, which, for the series offered through this offering circular, will be an Arkansas limited liability company. We are offering on a best efforts, no minimum basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page iii of this offering circular.

All of the series of our company being offered may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is one week prior to three months after the date that a particular series offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the series offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or North Capital, and will not be commingled with the operating account of that series, until, if and when there is a closing with respect to that investor and that series.  See “Plan of Distribution and Subscription Procedure” and “Securities Being Offered” for additional information.

There is currently no public trading market for any of our series interests, and an active market for these interests may not develop or be sustained.

Series	Price to Public	Underwriter Discounts and Commissions[1]	Proceeds to Issuer[2]
Arrived Homes Series Amber
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$146,380.00	$1,463.80	$144,916.20
Arrived Homes Series Bayside
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$123,050.00	$1,230.50	$121,819.50
Arrived Homes Series Coatbridge
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$131,200.00	$1,312.00	$129,888.00
Arrived Homes Series Collinston
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$103,070.00	$1,030.70	$102,039.30
Arrived Homes Series Dawson
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$109,940.00	$1,099.40	$108,840.60
Arrived Homes Series Elevation
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$125,810.00	$1,258.10	$124,551.90
Arrived Homes Series Elm
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$82,130.00	$821.30	$81,308.70
Arrived Homes Series Forest
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$163,200.00	$1,632.00	$161,568.00
Arrived Homes Series Holland
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$103,360.00	$1,033.60	$102,326.40
Arrived Homes Series Jupiter
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$105,330.00	1,053.30	104,276.70
Arrived Homes Series Lennox
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$105,930.00	$1,059.30	$104,870.70
Arrived Homes Series Lily
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$243,760.00	$2,437.60	$241,322.40
Arrived Homes Series Limestone
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$138,480.00	$1,384.80	$137,095.20
Arrived Homes Series Meadow
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$159,060.00	$1,590.60	$157,469.40
Arrived Homes Series Odessa
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$220,380.00	$2,203.80	$218,176.20
Arrived Homes Series Olive
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$137,320.00	$1,373.20	$135,946.80

Series	Price to Public	Underwriter Discounts and Commissions[1]	Proceeds to Issuer[2]
Arrived Homes Series Ridge
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$105,300.00	$1,053.00	$104,247.00
Arrived Homes Series River
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$127,650.00	$1,276.50	$126,373.50
Arrived Homes Series Saddlebred
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$198,430.00	$1,984.30	$196,445.70
Arrived Homes Series Saturn
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$105,340.00	$1,053.40	$104,286.60
Arrived Homes Series Sugar
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$147,060.00	$1,470.60	$145,589.40
Arrived Homes Series Weldon
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$103,070.00	$1,030.70	$102,039.30
Arrived Homes Series Westchester
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$182,130.00	$1,821.30	$180,308.70

(1)	Dalmore Group, LLC., or Dalmore, will be acting as our broker/dealer of record in connection with each offering and will be entitled to a brokerage fee equal to 1.0% of the amount raised through each offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the properties. See “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

All funds paid by subscribers in the offering will be deposited in an escrow account with North Capital, as escrow agent.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

The interests offered hereby are highly speculative in nature and involve a high degree of risk.  See “Risk Factors” beginning on page 9 of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [         ], 2021.

i

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived Homes platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which, including the impact of the COVID-19 coronavirus, are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Series Properties” and “Use of Proceeds to Issuer” for further details.

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Lierly	Single family home located at 4203 W Lierly Ln, Fayetteville, AR 72704	$10.00	$225,000.00	22,500	2/18/21	5/4/21	Closed
Arrived Homes Series Soapstone	Single family home located at 4672 W Soapstone Dr, Fayetteville, AR 72704	$10.00	$230,000.00	23,000	2/18/21	5/4/21	Closed
Arrived Homes Series Patrick	Single family home located at 4039 W Patrick St, Fayetteville, AR 72704	$10.00	$223,190.00	22,319	2/18/21	5/4/21	Closed
Arrived Homes Series Pecan	Single family home located at 4481 W Pecan St, Fayetteville, AR 72704	$10.00	$221,430.00	22,143	2/18/21	5/4/21	Closed
Arrived Homes Series Plumtree	Single family home located at 4455 W Chaparral Ln, Fayetteville, AR 72704	$10.00	$215,590.00	21,559	2/18/21	5/7/21	Closed
Arrived Homes Series Chaparral	Single family home located at 4309 W Chaparral Ln, Fayetteville, AR 72704	$10.00	$210,280.00	21,028	2/18/21	5/7/21	Closed
Arrived Homes Series Splash	Single family home located at 994 S Splash Dr, Fayetteville, AR 72701	$10.00	$111,910.00	11,191	9/20/21	10/25/2021	Closed
Arrived Homes Series Salem	Single family home located at 659 N Salem Rd, Fayetteville, AR 72704	$10.00	$133,810.00	13,381	9/20/21	10/25/2021	Closed
Arrived Homes Series Tuscan	Single family home located at 3474 Tuscan Rd, Fayetteville, AR 72704	$10.00	$165,520.00	16,552	9/20/21	10/25/2021	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Malbec	Single family home located at 755 N Malbec Rd, Fayetteville, AR 72704	$10.00	$137,860.00	13,786	9/20/21	10/25/2021	Closed
Arrived Homes Series Pinot	Single family home located at 763 N Malbec Rd, Fayetteville, AR 72704	$10.00	$139,230.00	13,923	9/20/21	10/25/2021	Closed
Arrived Homes Series Mojave	Single family home located at 340 N Mojave, Farmington, AR, 72730	$10.00	$115,980.00	11,598	9/20/21	10/25/2021	Closed
Arrived Homes Series Wentworth	Single family home located at 352 N Mojave, Farmington, AR, 72730	$10.00	$112,530.00	11,253	9/20/21	10/25/2021	Closed
Arrived Homes Series Cupcake	Single family home located at 358 N Mojave, Farmington, AR, 72730	$10.00	$109,150.00	10,915	9/20/21	10/25/2021	Closed
Arrived Homes Series Luna	Single family home located at 417 Hosea Ct, Lexington, SC, 29072	$10.00	$90,710.00	9,071	9/20/21	10/25/2021	Closed
Arrived Homes Series Kingsley	Single family home located at 505 Kingsley View Rd, Blythewood, SC, 29016	$10.00	$126,850.00	12,685	9/20/21	10/25/2021	Closed
Arrived Homes Series Shoreline	Single family home located at 606 Shoreline Blvd, Boiling Springs, SC, 29316	$10.00	$124,900.00	12,490	9/20/21	10/25/2021	Closed
Arrived Homes Series Holloway	Single family home located at 601 W Czardas Way, Woodruff, SC, 29388	$10.00	$147,840.00	14,784	9/20/21	10/25/2021	Closed
Arrived Homes Series Badminton	Single family home located at 414 Badminton Ct, Lexington, SC, 29072	$10.00	$110,240.00	11,024	9/20/21	10/25/2021	Closed
Arrived Homes Series Eastfair	Single family home located at 461 Eastfair Dr, Columbia, SC, 29209	$10.00	$86,030.00	8,603	9/20/21	10/25/2021	Closed
Arrived Homes Series Centennial	Single family home located at 726 Centennial St, Gastonia, NC, 28056	$10.00	$118,300.00	11,830	9/20/21	10/25/2021	Closed
Arrived Homes Series Basil	Single family home located at 317 Morning Creek Dr, Easley, SC, 29640	$10.00	$95,640.00	9,564	9/20/21	10/25/2021	Closed
Arrived Homes Series Lallie	Single family home located at 210 Ilderton St, Summerville, SC, 29483	$10.00	$169,740.00	16,974	9/20/21	10/25/2021	Closed

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Spencer	Single family home located at 9621 Spencer Woods Rd, Ladson, SC, 29456	$10.00	$138,770.00	13,877	9/20/21	10/25/2021	Closed
Arrived Homes Series Summerset	Single family home located at 2016 Culloden Dr, Summerville, SC, 29483	$10.00	$118,860.00	11,886	9/20/21	10/25/2021	Closed
Arrived Homes Series Dewberry	Single family home located at 130 Bonhomme Cir, Lexington, SC, 29072	$10.00	$92,430.00	9,243	9/20/21	10/25/2021	Closed
Arrived Homes Series Roseberry	Single family home located at 5013 Paddy Field Way, Ladson, SC 29456	$10.00	$146,420.00	14,642	9/20/21	10/25/2021	Closed
Arrived Homes Series Windsor	Single family home located at 3910 Greico Rd, North Charleston, SC, 29420	$10.00	$157,210.00	15,721	9/20/21	10/25/2021	Closed
Arrived Homes Series Amber	Single family home located at 7312 Amberly Hills Rd, Charlotte, NC 28215	$10.00	$146,380.00	14,638	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Bayside	Single family home located at 59 Bayside Ct, Columbia, SC 29229	$10.00	$123,050.00	12,305	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Coatbridge	Single family home located at 172 Coatbridge Dr, Blythewood, SC 29016	$10.00	$131,200.00	13,120	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Collinston	Single family home located at 1507 Collinston Dr, Gastonia, NC 28052	$10.00	$103,070.00	10,307	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Dawson	Single family home located at 313 Dawsons Park Dr, Lexington, SC 29072	$10.00	$109,940.00	10,994	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Elevation	Single family home located at 305 Elevation Ct, Inman, SC 29349	$10.00	$125,810.00	12,581	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Elm	Single family home located at 1231 Tolliver St, Columbia, SC 29201	$10.00	$82,130.00	8,213	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Forest	Single family home located at 407 Forest Hills Rd, Summerville, SC 29486	$10.00	$163,200.00	16,320	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Holland	Single family home located at 910 N Ransom St, Gastonia, NC 28052	$10.00	$103,360.00	10,336	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Jupiter	Single family home located at 930 Junius St, Gastonia, NC 28052	$10.00	$105,330.00	10,533	[*/*/2021]		Not Yet Qualified

v

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Status
Arrived Homes Series Lennox	Single family home located at 1320 House St, Columbia, SC 29204	$10.00	$105,930.00	10,593	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Lily	Single family home located at 9799 Desert Lily Cir, Colorado Springs, CO 80925	$10.00	$243,760.00	24,376	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Limestone	Single family home located at 863 Bergenfield Ln, Chapin, SC 29036	$10.00	$138,480.00	13,848	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Meadow	Single family home located at 9235 Avery Meadows Dr, Charlotte, NC 28216	$10.00	$159,060.00	15,906	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Odessa	Single family home located at 4669 S Odessa St, Aurora, CO 80015	$10.00	$220,380.00	22,038	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Olive	Single family home located at 240 Tea Olive Ave, Lexington, SC 29073	$10.00	$137,320.00	13,732	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Ridge	Single family home located at 308 Oristo Ridge Way, West Columbia, SC 29170	$10.00	$105,300.00	10,530	[*/*/2021]		Not Yet Qualified
Arrived Homes Series River	Single family home located at 232 Rivers Edge Cir, Simpsonville, SC 29680	$10.00	$127,650.00	12,765	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Saddlebred	Single family home located at 6213 Saddlebred Way, Colorado Springs, CO 80925	$10.00	$198,430.00	19,843	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Saturn	Single family home located at 923 Jupiter St, Gastonia, NC 28052	$10.00	$105,340.00	10,534	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Sugar	Single family home located at 300 Southern Sugar Ave, Moncks Corner, SC 29461	$10.00	$147,060.00	14,706	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Weldon	Single family home located at 914 N Ransom St, Gastonia, NC 28052	$10.00	$103,070.00	10,307	[*/*/2021]		Not Yet Qualified
Arrived Homes Series Westchester	Single family home located at 488 Forest Creek Way, Elgin, SC 29045	$10.00	$182,130.00	18,213	[*/*/2021]		Not Yet Qualified

SUMMARY

This summary highlights some of the information in this offering circular.  It does not contain all of the information that you should consider before investing in our interests.  You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular.  Except where the context suggests otherwise, the terms “Arrived,” “our company,” “we,” “us” and “our” refer to Arrived Homes, LLC, a Delaware series limited liability company, together with its consolidated series; references in this offering circular to “the manager” refer to Arrived Holdings, Inc., a Delaware corporation and the managing member of our company, and each of its series and their subsidiaries, if any. All references in this offering circular to “$” or “dollars” are to United States dollars.

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single family rental homes. We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such series.

We are offering membership interests in each of the series of our company, which represent limited liability company interests in such series. All of the series of our company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

Our company’s core business will be the identification, acquisition, marketing and management of individual single family homes for the benefit of our investors. Each series is intended to own a single property. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

The interests represent an investment solely in a particular series and, thus, indirectly in the property owned by that series. The interests do not represent an investment in our company or the manager.  We do not anticipate that any series will own anything other than the single property associated with such series.  We currently anticipate that the operations of our company, including the formation of additional series and the corresponding acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.  Our company is not offering, and does not anticipate selling, interests in any of the offerings in any state where Dalmore, its soliciting agent and executing broker, is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the series, until, if and when there is a closing with respect to that series.  See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Impact of the COVID-19 Coronavirus Pandemic

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

Although we are just beginning our operations and the coronavirus has not yet impacted our business, we expect that, like most businesses world-wide, the coronavirus pandemic will impact us in ways that may be material. It may affect the ability of our series to successfully conduct their securities offerings and acquire their series properties, prospective tenants in their ability to lease and pay rent on our series properties, our manager to successfully manage our operations and the future value of any series properties that we may acquire. We cannot presently predict the scope and severity with which, or for how long, the coronavirus will impact our business, financial condition, results of operations and cash flows. See Risk Factors above.

Securities Being Offered

Investors will acquire membership interests in a series of our company, each of which is intended to be a separate series of our company for purposes of accounting for assets and liabilities.  It is intended that owners of interests in a series will only have assets, liabilities, profits and losses pertaining to the specific property owned by that series.  For example, an owner of interests in Arrived Homes Series Amber will only have an interest in the assets, liabilities, profits and losses pertaining to Arrived Homes Series Amber and its related operations.  See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is one (1) interest in a series and the maximum investment is equal to 9.8% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the manager in its sole discretion.

The Manager

Our company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of our company, which we refer to herein as the “manager.” Pursuant to the terms of our company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the manager will provide certain management and advisory services to our company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is an asset management company that operates a web-based investment platform, which we refer to as the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

Management Compensation

The manager will receive from a series an annual asset management fee equal to one percent (1%) of the capital contributions to that series, paid out of the series’ net operating rental income. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. The manager may also receive a portion of the property management fee and the property disposition fee as described below. The manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion. The items of compensation are summarized in the table on page 123. See “Management-Management Compensation.”

Property Manager

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement.

The services provided by the property manager will include:

●	creating the asset maintenance policies for the collection of rents;

●	investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement; and

●	developing standards for the care of the underlying properties.

See “Description of Business—Description of the Property Management Agreement.”

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Operating Expenses

Each series of our company will be responsible for the costs and expenses attributable to the activities of our company related to such series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on our company or a series or any of the members;

●	any governmental fees imposed on the capital of our company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series, or relating to legal advice directly relating to our company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	any potential HOA or association fees related to a given series

●	the costs of any third parties engaged by the Managing Member in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.  See Description of Business-Operating Expenses.”

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and sign legal documents to purchase series interests, electronically.

Transferability

The manager may refuse a transfer by an interest holder of its interest in a series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of a series, (d) a change of U.S. federal income tax treatment of our company and/or a series, or (e) our company, any series, the manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Restrictions on Ownership of our Interests

To assist each of the series in qualifying as a REIT, the operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or number of interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of interests, whichever is more restrictive, of our interests or any class or series of the outstanding interests.  The manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of interests.

The operating agreement also prohibits any person from, among other things:

●	beneficially or constructively owning interests in a series that would result in our company being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause a series to fail to qualify as a REIT; and

●	transferring our interests if such transfer would result in the interests in a series being owned by fewer than 100 persons.

Distribution Rights

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. Our company expects the manager to make distributions on a semi-annual basis.  However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution rights.”

Our Company Information

Our principal executive offices are located at 999 3rd Avenue, Seattle, WA 98104.  Our telephone number is 206-659-7920. We maintain a website at www.arrivedhomes.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Summary Risk Factors

An investment in our interests involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our interests.  If any of the following risks occur, the business, financial condition or results of operations of each of our series could be materially and adversely affected.  In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We have no operating history, and there is no guarantee that we will be successful in the operation of our company.

●	The COVID-19 coronavirus pandemic and other changes in general economic and demographic conditions may cause our business to fail.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	We and the manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●	We depend on the manager for the success of each series and upon access to Arrived Holdings, Inc.’s investment professionals and contractors. We may not find a suitable replacement for the manager if removed, or if key personnel leave the employment of Arrived Holdings, Inc. or otherwise become unavailable to us.

●	The termination of the manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the manager in respect of a series and a property.

●	Potential conflicts of interest may arise among the manager and its affiliates, on the one hand, and our company and our investors, on the other hand.

●	We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●	We may not be able to control a series’ operating costs, or the series’ expenses may remain constant or increase, even if income from a property decreases, causing a series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on our board of directors or the managing member of our company and have limited ability to influence decisions regarding the businesses of the series.

●	interest holders will have limited voting rights and will be bound by a majority vote.

●	We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●	The failure of a series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our interests.

OFFERING SUMMARY

Securities being offered:

We are offering the maximum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. The offering is being conducted on a “best efforts,” no offering minimum basis.

Each series of interests is intended to be a separate series of our company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered-Description of the interests” for further details.  The series interests will be non-voting except with respect to certain matters set forth in our operating agreement.  The purchase of interests in a particular series is an investment only in that series and not an investment in our company as a whole.

Offering price per series interest:	A stated in the Series Offering Table above.

Minimum and maximum subscription:	The minimum subscription by an investor in any series is one (1) interest and the maximum subscription by any investor in interests of any series will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker:	We will enter into an agreement with Dalmore, which is acting as our soliciting agent and executing broker in connection with our series offerings. Dalmore is a broker-dealer registered with the Commission and which will be registered in each state where our series offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our series offerings. Dalmore is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities investor Protection Corporation, or SIPC.

Broker fees	We will pay Dalmore a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the series properties.

Restrictions on investment:

Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details.  The manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”   Furthermore, the manager anticipates only accepting subscriptions from prospective investors located in states where Dalmore is registered.

Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital, acting as the Escrow Agent, and will not be commingled with the operating account of any series, until if and when there is a closing with respect to that series.

When the Escrow Agent has received instructions from the manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable series.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Use of proceeds to issuer:	The proceeds received in the offering will be applied in the following order of priority of payment:

●	Brokerage Fee: A brokerage fee equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of series interests to the manager, its affiliates or the sellers of the properties;

●	Acquisition Cost of the Underlying Properties: Actual cost of the underlying property of a series paid to property seller;

●	Offering Expenses: We will reimburse the manager for offering expenses actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering; and

●	Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of the property related to a series.

The manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its Acquisition Expenses which it will pay out of the proceeds of its offering and will reimburse the manager for such costs as well as for certain other costs. See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:	Investing in the interests of a particular series involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our series interests.

RISK FACTORS

An investment in our series interests involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, the ability of our company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Forward-Looking Statements.”

Risks relating to the structure, operation and performance of our company.

The current novel coronavirus, or COVID-19, pandemic or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our performance, financial condition, results of operations, cash flows and ability to pay distributions. Further, the pandemic has caused disruptions in the U.S. and global economies and financial markets and created widespread business continuity issues of an as yet unknown magnitude and duration.

The impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

●	an inability to sell our series interests resulting in a lack of capital sufficient to acquire and operate our series properties;

●	a decrease in our series’ revenues as a result of the inability of tenants in our properties to pay their rent timely if at all and the geographic concentration of our series properties;

●	changes in residential preferences may make it less likely that home renters would want to live in the regions where our series properties are located;

●	an inability to enforce residents’ or tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of our series properties, leading to asset impairment charges and our inability to sell our series properties; and

●	the potential inability to maintain adequate staffing for the management and maintenance of our series properties due to shelter-in-place orders and/or the continued duration or expansion of the pandemic.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict.  Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, cash flows and financial condition could be material.

The COVID-19 pandemic has resulted in a general decline in real estate transactions and may adversely affect our growth prospects in the near term, and possibly for an extended period, depending upon the duration of the pandemic and its effects on the economy generally and the real estate market more particularly.

The COVID-19 crisis may adversely affect our new series offerings, primarily because equity and debt financing for real estate transactions is constrained. In addition, the crisis has made it more difficult to execute transactions as people work from home and are unable to visit properties, local governmental offices are closed and third parties such as survey, appraisal, insurance, environmental and similar services have more limited capacities. These conditions may adversely affect our ability to launch and maintain our operations while they persist.

We are a newly formed entity with minimal prior operating history, which makes our future performance difficult to predict.

We are a newly formed entity and have minimal prior operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our investors.   There can be no assurance that we will achieve our investment objectives.

An investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

An investor in an offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, (iv) directly in a property associated with the series or any property owned by any other series.  This results in limited voting rights of the investor, which are solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the manager for “cause.”  The manager thus retains significant control over the management of our company, each series and the series properties.  Furthermore, because the interests in a series do not constitute an investment in our company as a whole, holders of the interests in a series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in a property.

Each of our company’s series will hold an interest in a single property, a non-diversified investment.

We intend for each of our series, either directly or through its subsidiaries, to own and operate a single property.  Each series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time.  These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).  The value of a property may decline substantially after a series purchases its interest in it.

Each of our series will own a single property and as a result of this non-diversified investment strategy, unanticipated capital expenditures could lead to a series’ inability to pay dividends or the loss of your investment entirely.

We intend that each series will own and operate a single property.  Each series’ dividend stream will depend on the revenues generated by such property and the appreciation of the value of the property over time.  We cannot guarantee that unexpected capital expenditures will not negatively impact a series’ planned dividend stream. Additionally, a series might not be able to fund an unexpected major capital expenditure and this could lead to a complete loss of your investment.

We have no historical financial operations and only recently commenced operations.

Our company was recently formed in July 2020. Our first six series were formed in the first quarter of 2021.  Our company and our first six series commenced operations upon the closing of the purchase of the properties by our first six series, which took place in the first and second quarters of 2021.

There can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.

Due to the start-up nature of our company, there can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.  In the event our company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further series interests and monetizing them to generate distributions for investors.  In addition, if our company is unable to raise funding for additional series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional properties.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

Investments we make will be consistent with our intention for each series to qualify to be taxed as a REIT unless the manager determines that not qualifying as a REIT is in the best interests of a series.

We intend for each of the series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. REIT limitations restrict us from making investments that would cause less than 75% of the assets of a series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Internal Revenue Code. In addition, in order to maintain our series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to our assets.

Subject to REIT limitations, a series may invest in the equity interests of other issuers in connection with acquisitions of indirect interests in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own one or more properties.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our company, the manager will have little exposure to loss in the value of a series’ interests. Without this exposure, our investors may be at a greater risk of loss because the manager does not have as much to lose from a decrease in the value of our interests as do those managers who make more significant equity investments in their companies.

Any adverse changes in the manager’s financial health or our relationship with the manager or its affiliates could hinder our operating performance and the return on your investment.

The manager will utilize the manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the manager and its affiliates as well as the manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the manager’s financial condition or our relationship with the manager could hinder the manager’s ability to successfully manage our operations and our properties.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series as them.

Our company is structured as a Delaware series limited liability company that issues interests in a separate series for each property.  Each series will merely be a separate series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series interests as them.  Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by a particular series to its investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.

Risks Relating to the Offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act of 1934, as amended, or the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.”  While the operating agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the manager has the ability to unilaterally amend the operating agreement to permit holdings that exceed those limits.  series may have more than 2,000 total interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other.

Our company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  Our company, the manager has taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our company’s assets will consist of less than 40% investment securities under the Investment Company Act and the manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

Possible Changes in Federal Tax Laws may materially adversely affect the value of your investment in our interests.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of our company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Conflicts of Interest

We are dependent on the manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the manager’s executive team and other personnel and investors of the manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy.  Each of our executive officers also serves as an officer of the manager. The manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the manager. The executive officers and key personnel of the manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the manager will remain the manager or that we will continue to have access to the manager’s principals and professionals. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the manager spends managing the business of our company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Arrived Holdings, Inc., as well as other manager-sponsored vehicles, and other companies unaffiliated with the manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the manager, the attention of the manager’s personnel and our executive officers and the resources of the manager may also be required by the manager-sponsored vehicles.  In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the manager.  In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The terms of the operating agreement make it so that it may adversely affect our inclination to end our relationship with the manager.

Under the terms of the operating agreement, holders of interests in each series of our company have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series of our company (excluding our manager) voting together, in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series of interests or our company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the manager under the operating agreement. These provisions make it difficult to end our company’s relationship with the manager, even if we believe the manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the manager.

The operating agreement provides that the manager, in exercising its rights in its capacity as the manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the manager and its affiliates.

Each of our executive officers is an executive officer of the manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our company’s transactions with the manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The operating agreement provides the manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	The manager or an affiliate of the manager will be selling certain properties to various series. The manager will be setting the purchase price that a series will pay for such a property, which price may be higher than appraised values or comparable property prices.

●	the manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the manager or affiliates of the manager to perform services at prevailing market rates. Prevailing market rates are determined by the manager based on industry standards and expectations of what the manager would be able to negotiate with third party on an arm’s length basis; and

●	the manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the manager does not prevent the manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The manager’s liability is limited under the operating agreement, and we have agreed to indemnify the manager against certain liabilities.  As a result, we may experience poor performance or losses of which the manager would not be liable.

Pursuant to our company’s operating agreement, the manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow its advice or recommendations.  maintains a contractual, as opposed to a fiduciary, relationship with us and our investors.  Under the terms of the operating agreement, the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.  We have agreed to reimburse, indemnify and hold harmless the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties, which has a material adverse effect on us.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and;

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property. These factors may have a material adverse effect on the value that we can realize from our assets.

Many factors impact the residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which leads to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tents, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property.  As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if a series qualifies as a REIT for U.S. federal income tax purposes, the series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties.  For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our properties through a “taxable REIT subsidiary,” or TRS.  These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by the series.  While expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information.  A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Effective internal control is necessary for us to accurately report our financial results. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time.  As we grow our business, our internal control will become more complex, and we may require significantly more resources to ensure our internal control remains effective. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

U.S. Federal Income Tax Risks

The failure of a series to qualify or remain qualified as a REIT would subject the series to U.S. federal income tax and potentially state and local tax and would adversely affect the series’ operations and the market price of the series’ interests.

We intend for each series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a series offering and intend to operate such series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a series’ REIT qualification, if the manager determines that not qualifying as a REIT is in the best interests of a series, or inadvertently. A series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a series must comply with certain highly technical and complex requirements. We cannot be certain that a series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a series fail to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

Even if a series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors.

Even if a series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A series may not make sufficient distributions to avoid excise taxes applicable to REITs. A series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of an investor’s investment in our interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our interests. Tax rates could be changed in future legislation.

If a series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a series must distribute annually to its investors at least 90% of the series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a series inadvertently paid a preferential dividend, the series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the series status as a REIT could be terminated for the year in which such determination is made if the series were unable to cure such failure. If, however, a series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of the manager to revoke the REIT qualification of a series without approval may subject a series to U.S. federal income tax and reduce distributions to our investors.

The operating agreement provides that the manager may revoke or otherwise terminate a series’ REIT election, without the approval of our investors, if it determines that it is no longer in a series’ best interest to continue to qualify as a REIT. While we intend for each series to elect and qualify to be taxed as a REIT, a series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect our company and our investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted.  The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on our company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our interests.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the operating agreement provides the manager with the power, under certain circumstances, to revoke or otherwise terminate a series’ investor’s REIT election and cause such series to be taxed as a regular corporation, without the vote of our investors. The manager could only cause such changes in a series’ tax treatment if it determines in good faith that such changes are in the best interest of the series’ investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the operating agreement may inhibit market activity in our interests and restrict our business combination opportunities

The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a series’ REIT status, the operating agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our interests or any class or series of our outstanding preferred stock unless the manager determines that it is no longer in a series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt has incurred (or deemed to have incurred) debt to purchase or hold our interests, or (c) a holder of our interests is a certain type of tax-exempt, dividends on, and gains recognized on the sale of, our interests by such tax-exempt may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Risks Related to Ownership of our Interests

There is currently no public trading market for our securities.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the series properties or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of voting rights.

Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors.  The investors only have limited voting rights in respect of the series in which they are invested. Investors will therefore be subject to any amendments the manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of our company and the applicable series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests. Investors would therefore not be able to remove the manager merely because they did not agree, for example, with how the manager was operating a series property.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series in expected to incur in acquiring a property.  These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

Funds from purchasers accompanying subscriptions for the interests will not accrue interest while in escrow.

The funds paid by an for interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an in the applicable series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the offering. No subscriptions will be accepted, and no interests will be sold unless valid subscriptions for the offering are received and accepted prior to the termination of the applicable offering. If we terminate an offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed.

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the operating agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the operating agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

DILUTION

Dilution means a reduction in value, control or earnings of the interests an investor owns.  There will be no dilution to any investors associated with our series offerings. However, from time to time, additional interests in a series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview – Our Mission

Arrived Homes, LLC, a Delaware series limited liability company, was formed in July 2020 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived Homes platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business will be the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods & earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forward to the series by the manager and repaid out of offering use of proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived Homes platform, used by our company for the offer and sale of interests in the series of our company.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1.	Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will be provided by some combination of mortgage proceeds and cash payment. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note, (i) the available net proceeds of the offering will be used to pay down the promissory note to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2.	Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs).  The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of 5-7 years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than 5 years or to hold a property for more than 7 years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including, contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (iv) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each Series in the Northwest Arkansas market with Blue Canopy. However, we reserve the right to change property managers at any time. The following is a summary of the material terms of the proposed property management agreements with Blue Canopy Realty for each Series:

●	12 Month Term with optional annual renewals;

●	Early cancellation fee of $500;

●	Property Management fee of 7% of monthly rents collected; and

●	A fee of 25% of the first month’s rent, waived if the tenant is sourced by Blue Canopy Realty or Arrived. This fee will cover any expected additional cost if there is a tenant agent involved in the rental sourcing.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to one percent (1%) of the actual capital contributions to that series. This fee will be paid out of the net operating rental income of a series.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

●	the cost of any audit of a series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property
Acquisition Expenses	Appraisal and valuation fees (if incurred pre-Closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-Closing)	Allocable directly to the applicable series property
	Pre-Purchase Inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property
Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable asset
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-APOS AM)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager
Operating Expense	Property Management Fees	Allocable directly to the applicable series property
	Asset Management Fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property Marketing or Lease Concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Homes Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and sign legal documents to purchase series interests, electronically.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

THE SERIES PROPERTIES BEING OFFERED

Arrived Homes Series Amber

Summary Overview

Arrived Homes Series Amber is being established to allow investors who acquire Arrived Homes Series Amber interests in the Arrived Homes Series Amber offering to own an interest in the single family home located at 7312 Amberly Hills Rd, Charlotte, NC 28215, the Arrived Homes Series Amber property.

Arrived Homes Series Amber completed the acquisition of the Arrived Homes Series Amber property on September 30, 2021. The acquisition of the Arrived Homes Series Amber property was funded through an initial mortgage in the amount of $198,250 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Amber property is being held by Arrived NC Amber, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Amber.

Property Summary

7312 Amberly Hills Road is a single-family home in Charlotte, NC. The Amber is a ranch-style home has many upgrades. The open floor plan offers soaring vaulted ceilings in the great room, a kitchen with white cabinets, granite countertops, subway tile backsplash, stainless steel appliances, built-in microwave, and breakfast bar. The oversized master bedroom is vaulted as well and has a walk-in closet. The bathrooms also offer white cabinets & granite countertops! The backyard is very private and backs to the woods. There has been extensive work done and now offers a fenced-in yard, fire pit, stone walkway, stone pavers, and rear patio.

Property Name	The Amber
Address	7312 Amberly Hills Rd, Charlotte, NC 28215
Year Built	2019
Bedrooms	3
Baths	2
Square Footage	1,340

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Amber property was built in 2019. The Arrived Homes Series Amber property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Amber property, the Arrived Homes Series Amber property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Amber Property

Arrived Homes Series Amber completed the acquisition of the Arrived Homes Series Amber property on September 30, 2021 at a purchase price of $305,000. The acquisition of the Arrived Homes Series Amber property was funded through an initial mortgage in the amount of $198,250 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Amber property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Amber.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Amber property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Amber will pay the property manager an annual fee for managing the Arrived Homes Series Amber property.

Property Operations and Hold Period

The Arrived Homes Series Amber property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Charlotte, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $580 to $770 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Amber property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Amber property for 5 to 7 years during which time, we will operate the Arrived Homes Series Amber property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Amber interest holders. The determination as to when the Arrived Homes Series Amber property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Amber property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Amber offering is raised our annual asset management fee would total $1,464.

Arrived Homes Series Bayside

Summary Overview

Arrived Homes Series Bayside is being established to allow investors who acquire Arrived Homes Series Bayside interests in the Arrived Homes Series Bayside offering to own an interest in the single family home located at 59 Bayside Ct, Columbia, SC 29229, the Arrived Homes Series Bayside property.

Arrived Homes Series Bayside completed the acquisition of the Arrived Homes Series Bayside property on July 16, 2021. The acquisition of the Arrived Homes Series Bayside property was funded through an initial mortgage in the amount of $165,750 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Bayside property is being held by Arrived SC Bayside, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Bayside.

Property Summary

59 Bayside Court is a single-family home in Columbia, SC. The Bayside is a 3-bed, 2-bath home that was built in 2013. The home is single-story and has gorgeous hardwood floors, lots of crown molding, plenty of kitchen space and a wonderful outdoor patio.

Property Name	The Bayside
Address	59 Bayside Ct, Columbia, SC 29229
Year Built	2013
Bedrooms	3
Baths	2
Square Footage	2,083

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Bayside property was built in 2013. The Arrived Homes Series Bayside property expects to incur approximately $1,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Bayside property, the Arrived Homes Series Bayside property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Bayside Property

Arrived Homes Series Bayside completed the acquisition of the Arrived Homes Series Bayside property on July 16, 2021 at a purchase price of $255,000. The acquisition of the Arrived Homes Series Bayside property was funded through an initial mortgage in the amount of $165,750 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Bayside property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Bayside.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Bayside property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Bayside will pay the property manager an annual fee for managing the Arrived Homes Series Bayside property.

Property Operations and Hold Period

The Arrived Homes Series Bayside property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,995 per month, or $23,940 per year, which is consistent with other single family homes in the same area of Columbia, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $530 to $720 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Bayside property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Bayside property for 5 to 7 years during which time, we will operate the Arrived Homes Series Bayside property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Bayside interest holders. The determination as to when the Arrived Homes Series Bayside property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Bayside property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Bayside offering is raised our annual asset management fee would total $1,231.

Arrived Homes Series Coatbridge

Summary Overview

Arrived Homes Series Coatbridge is being established to allow investors who acquire Arrived Homes Series Coatbridge interests in the Arrived Homes Series Coatbridge offering to own an interest in the single family home located at 172 Coatbridge Dr, Blythewood, SC 29016, the Arrived Homes Series Coatbridge property.

Arrived Homes Series Coatbridge completed the acquisition of the Arrived Homes Series Coatbridge property on July 1, 2021. The acquisition of the Arrived Homes Series Coatbridge property was funded through an initial mortgage in the amount of $175,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Coatbridge property is being held by Arrived SC Coatbridge, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Coatbridge.

Property Summary

172 Coatbridge Drive is a single-family home in Blythewood, SC. The Coatbridge is a 4 bedroom, 2 bathroom, 1768 sq-ft home with a lot to offer. Decorated with shiplap, the cook’s kitchen has a gas range, stainless steel appliances, and gorgeous granite countertops opening to the family room and dinette area. Beautiful crown molding is also featured throughout the home which has a great flow to every room. The neighborhood offers access to a community pool, playground, and highly sought after schools.

Property Name	The Coatbridge
Address	172 Coatbridge Dr, Blythewood, SC 29016
Year Built	2019
Bedrooms	4
Baths	2
Square Footage	1,774

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Coatbridge property was built in 2019. The Arrived Homes Series Coatbridge property expects to incur approximately $2,220 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Coatbridge property, the Arrived Homes Series Coatbridge property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Coatbridge Property

Arrived Homes Series Coatbridge completed the acquisition of the Arrived Homes Series Coatbridge property on July 1, 2021 at a purchase price of $270,000. The acquisition of the Arrived Homes Series Coatbridge property was funded through an initial mortgage in the amount of $175,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Coatbridge property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,220. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Coatbridge.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Coatbridge property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Coatbridge will pay the property manager an annual fee for managing the Arrived Homes Series Coatbridge property.

Property Operations and Hold Period

The Arrived Homes Series Coatbridge property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Blythewood, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $520 to $710 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Coatbridge property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Coatbridge property for 5 to 7 years during which time, we will operate the Arrived Homes Series Coatbridge property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Coatbridge interest holders. The determination as to when the Arrived Homes Series Coatbridge property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Coatbridge property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Coatbridge offering is raised our annual asset management fee would total $1,312.

Arrived Homes Series Collinston

Summary Overview

Arrived Homes Series Collinston is being established to allow investors who acquire Arrived Homes Series Collinston interests in the Arrived Homes Series Collinston offering to own an interest in the single family home located at 1507 Collinston Dr, Gastonia, NC 28052, the Arrived Homes Series Collinston property.

Arrived Homes Series Collinston completed the acquisition of the Arrived Homes Series Collinston property on September 16, 2021. The acquisition of the Arrived Homes Series Collinston property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Collinston property is being held by Arrived NC Collinston, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Collinston.

Property Summary

1507 Collinston Drive is a single-family home in Gastonia, NC. The Collinston is a brand new construction home with 3 bedrooms and 2 bathrooms. It is a ranch-style home with 9ft ceilings, high-end stainless steel appliances, marble countertops, tiled backsplash, kitchen cabinets with soft close, same style cabinets at bath vanities, baths also have marble tops, ceramic wall/floor tile in baths and premium finishes throughout. ItÕs a short drive from local amenities and has easy access to the main highway.

Property Name	The Collinston
Address	1507 Collinston Dr, Gastonia, NC 28052
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,200

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Collinston property was built in 2021. The Arrived Homes Series Collinston property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Collinston property, the Arrived Homes Series Collinston property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Collinston Property

Arrived Homes Series Collinston completed the acquisition of the Arrived Homes Series Collinston property on September 16, 2021 at a purchase price of $210,000. The acquisition of the Arrived Homes Series Collinston property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Collinston property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Collinston.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Collinston property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Collinston will pay the property manager an annual fee for managing the Arrived Homes Series Collinston property.

Property Operations and Hold Period

The Arrived Homes Series Collinston property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $380 to $570 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Collinston property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Collinston property for 5 to 7 years during which time, we will operate the Arrived Homes Series Collinston property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Collinston interest holders. The determination as to when the Arrived Homes Series Collinston property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Collinston property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Collinston offering is raised our annual asset management fee would total $1,031.

Arrived Homes Series Dawson

Summary Overview

Arrived Homes Series Dawson is being established to allow investors who acquire Arrived Homes Series Dawson interests in the Arrived Homes Series Dawson offering to own an interest in the single family home located at 313 Dawsons Park Dr, Lexington, SC 29072, the Arrived Homes Series Dawson property.

Arrived Homes Series Dawson completed the acquisition of the Arrived Homes Series Dawson property on July 6, 2021. The acquisition of the Arrived Homes Series Dawson property was funded through an initial mortgage in the amount of $146,250 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Dawson property is being held by Arrived SC Dawson, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Dawson.

Property Summary

313 Dawsons Park Drive is a single-family home in Lexington, SC. The Dawson is a pleasant single-family home in the suburbs of Columbia, SC. The home is 1,853 square feet with 3 bedrooms and 2.5 bathrooms. The kitchen features a gas range and kitchen island with bar top seating. The master suite features a balcony deck and a bathtub.

Property Name	The Dawson
Address	313 Dawsons Park Dr, Lexington, SC 29072
Year Built	2019
Bedrooms	3
Baths	2.5
Square Footage	1,853

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Dawson property was built in 2019. The Arrived Homes Series Dawson property expects to incur approximately $1,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Dawson property, the Arrived Homes Series Dawson property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Dawson Property

Arrived Homes Series Dawson completed the acquisition of the Arrived Homes Series Dawson property on July 6, 2021 at a purchase price of $225,000. The acquisition of the Arrived Homes Series Dawson property was funded through an initial mortgage in the amount of $146,250 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Dawson property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Dawson.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Dawson property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Dawson will pay the property manager an annual fee for managing the Arrived Homes Series Dawson property.

Property Operations and Hold Period

The Arrived Homes Series Dawson property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,695 per month, or $20,340 per year, which is consistent with other single family homes in the same area of Lexington, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $460 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Dawson property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Dawson property for 5 to 7 years during which time, we will operate the Arrived Homes Series Dawson property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Dawson interest holders. The determination as to when the Arrived Homes Series Dawson property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Dawson property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Dawson offering is raised our annual asset management fee would total $1,099.

Arrived Homes Series Elevation

Summary Overview

Arrived Homes Series Elevation is being established to allow investors who acquire Arrived Homes Series Elevation interests in the Arrived Homes Series Elevation offering to own an interest in the single family home located at 305 Elevation Ct, Inman, SC 29349, the Arrived Homes Series Elevation property.

Arrived Homes Series Elevation completed the acquisition of the Arrived Homes Series Elevation property on July 21, 2021. The acquisition of the Arrived Homes Series Elevation property was funded through an initial mortgage in the amount of $172,250 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Elevation property is being held by Arrived SC Elevation, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Elevation.

Property Summary

305 Elevation Court is a single-family home in Inman, SC. The Elevation has 4 bedrooms and 3 full bathrooms within its 2,166 square feet. The home includes a gas fireplace in the living room. The island features an abundance of cabinets and storage space, as well as a massive island with a breakfast bar.

Property Name	The Elevation
Address	305 Elevation Ct, Inman, SC 29349
Year Built	2021
Bedrooms	4
Baths	2.5
Square Footage	2,166

Market Overview

Greenville and Spartanburg are the two largest cities in the combined statistical area for Greenville-Spartanburg-Anderson, otherwise known as Upstate South Carolina. Greenville lies roughly halfway between Atlanta and Charlotte.

The local economy is diverse and growing. There’s a significant presence by the automotive industry, highlighted by the BMW manufacturing plant in Greer. Michelin’s North America headquarters are in Greenville, and the International Center for Automotive Research (ICAR) is a combined effort by several companies and Clemson University for continued R&D in the automotive field. Several financial services firms have regional offices in the area.

According to the Federal Reserve Bank of St. Louis, the Spartanburg MSA had an unemployment rate of 4.9% in March 2021, and the rate for the Greenville-Anderson-Mauldin MSA was 4.3% for the same time period. This compares favorably to the national rate of 6.0%. The housing market in this region continues to grow. Zillow reports that the median home value in Spartanburg is $157,013, up 12.7% over the past year. Greenville, the other major city in the MSA has a median home value of $232,081, up 10.0% over the past year according to Zillow.

Property History

The Arrived Homes Series Elevation property was built in 2021. The Arrived Homes Series Elevation property expects to incur approximately $500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Elevation property, the Arrived Homes Series Elevation property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Elevation Property

Arrived Homes Series Elevation completed the acquisition of the Arrived Homes Series Elevation property on July 21, 2021 at a purchase price of $263,347. The acquisition of the Arrived Homes Series Elevation property was funded through an initial mortgage in the amount of $172,250 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Elevation property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Elevation.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Elevation property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Elevation will pay the property manager an annual fee for managing the Arrived Homes Series Elevation property.

Property Operations and Hold Period

The Arrived Homes Series Elevation property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Inman, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $530 to $720 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Elevation property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Elevation property for 5 to 7 years during which time, we will operate the Arrived Homes Series Elevation property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Elevation interest holders. The determination as to when the Arrived Homes Series Elevation property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Elevation property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Elevation offering is raised our annual asset management fee would total $1,258.

Arrived Homes Series Elm

Summary Overview

Arrived Homes Series Elm is being established to allow investors who acquire Arrived Homes Series Elm interests in the Arrived Homes Series Elm offering to own an interest in the single family home located at 1231 Tolliver St, Columbia, SC 29201, the Arrived Homes Series Elm property.

Arrived Homes Series Elm completed the acquisition of the Arrived Homes Series Elm property on August 16, 2021. The acquisition of the Arrived Homes Series Elm property was funded through an initial mortgage in the amount of $107,250 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Elm property is being held by Arrived SC Elm, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Elm.

Property Summary

1231 Tolliver Street is a single-family home in Columbia, SC. The Elm is a cozy and brand new 1-story home. It features 3 bedrooms and 2 bathrooms, with a 1-car garage. The home has granite countertops in the kitchen and both bathrooms as well as 9 foot ceilings. The backyard of the property is fenced.

Property Name	The Elm
Address	1231 Tolliver St, Columbia, SC 29201
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,400

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Elm property was built in 2021. The Arrived Homes Series Elm property expects to incur approximately $1,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Elm property, the Arrived Homes Series Elm property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Elm Property

Arrived Homes Series Elm completed the acquisition of the Arrived Homes Series Elm property on August 16, 2021 at a purchase price of $165,000. The acquisition of the Arrived Homes Series Elm property was funded through an initial mortgage in the amount of $107,250 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Elm property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Elm.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Elm property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Elm will pay the property manager an annual fee for managing the Arrived Homes Series Elm property.

Property Operations and Hold Period

The Arrived Homes Series Elm property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Columbia, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $320 to $510 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Elm property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Elm property for 5 to 7 years during which time, we will operate the Arrived Homes Series Elm property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Elm interest holders. The determination as to when the Arrived Homes Series Elm property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Elm property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Elm offering is raised our annual asset management fee would total $821.

Arrived Homes Series Forest

Summary Overview

Arrived Homes Series Forest is being established to allow investors who acquire Arrived Homes Series Forest interests in the Arrived Homes Series Forest offering to own an interest in the single family home located at 407 Forest Hills Rd, Summerville, SC 29486, the Arrived Homes Series Forest property.

Arrived Homes Series Forest completed the acquisition of the Arrived Homes Series Forest property on July 26, 2021. The acquisition of the Arrived Homes Series Forest property was funded through an initial mortgage in the amount of $227,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Forest property is being held by Arrived SC Forest, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Forest.

Property Summary

407 Forest Hills Road is a single-family home in Summerville, SC. The Forest is a huge home that’s great for families. Within the 3,372 square feet the property has 4 bedrooms, 3.5 bathrooms, and an open loft area upstairs. The kitchen has a large island with high top seating and laminate flooring. Add in the screened in back porch and the big yard, and this makes a great home for entertaining.

Property Name	The Forest
Address	407 Forest Hills Rd, Summerville, SC 29486
Year Built	2014
Bedrooms	4
Baths	3.5
Square Footage	3,372

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Forest property was built in 2014. The Arrived Homes Series Forest property expects to incur approximately $1,300 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Forest property, the Arrived Homes Series Forest property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Forest Property

Arrived Homes Series Forest completed the acquisition of the Arrived Homes Series Forest property on July 26, 2021 at a purchase price of $350,000. The acquisition of the Arrived Homes Series Forest property was funded through an initial mortgage in the amount of $227,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Forest property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,300. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Forest.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Forest property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Forest will pay the property manager an annual fee for managing the Arrived Homes Series Forest property.

Property Operations and Hold Period

The Arrived Homes Series Forest property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,395 per month, or $28,740 per year, which is consistent with other single family homes in the same area of Summerville, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $850 to $1,040 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Forest property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Forest property for 5 to 7 years during which time, we will operate the Arrived Homes Series Forest property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Forest interest holders. The determination as to when the Arrived Homes Series Forest property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Forest property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Forest offering is raised our annual asset management fee would total $1,632.

Arrived Homes Series Holland

Summary Overview

Arrived Homes Series Holland is being established to allow investors who acquire Arrived Homes Series Holland interests in the Arrived Homes Series Holland offering to own an interest in the single family home located at 910 N Ransom St, Gastonia, NC 28052, the Arrived Homes Series Holland property.

Arrived Homes Series Holland completed the acquisition of the Arrived Homes Series Holland property on September 29, 2021. The acquisition of the Arrived Homes Series Holland property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Holland property is being held by Arrived NC Holland, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Holland.

Property Summary

910 North Ransom Street is a single-family home in Gastonia, NC. The Holland is a brand new construction home with 3 bedrooms and 2 bathrooms. It is a ranch-style home with 9ft ceilings, high-end stainless steel appliances, Carrera marble countertops, tiled backsplash, kitchen cabinets with soft close, same style cabinets at bath vanities, baths also have marble tops, ceramic wall/floor tile in baths and premium finishes throughout. It’s a short drive from local amenities and has easy access to the main highway.

Property Name	The Holland
Address	910 N Ransom St, Gastonia, NC 28052
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,200

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Holland property was built in 2021. The Arrived Homes Series Holland property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Holland property, the Arrived Homes Series Holland property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Holland Property

Arrived Homes Series Holland completed the acquisition of the Arrived Homes Series Holland property on September 29, 2021 at a purchase price of $210,000. The acquisition of the Arrived Homes Series Holland property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Holland property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Holland.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Holland property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Holland will pay the property manager an annual fee for managing the Arrived Homes Series Holland property.

Property Operations and Hold Period

The Arrived Homes Series Holland property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $380 to $570 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Holland property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Holland property for 5 to 7 years during which time, we will operate the Arrived Homes Series Holland property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Holland interest holders. The determination as to when the Arrived Homes Series Holland property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Holland property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Holland offering is raised our annual asset management fee would total $1,034.

Arrived Homes Series Jupiter

Summary Overview

Arrived Homes Series Jupiter is being established to allow investors who acquire Arrived Homes Series Jupiter interests in the Arrived Homes Series Jupiter offering to own an interest in the single family home located at 930 Junius St, Gastonia, NC 28052, the Arrived Homes Series Jupiter property.

Arrived Homes Series Jupiter completed the acquisition of the Arrived Homes Series Jupiter property on September 14, 2021. The acquisition of the Arrived Homes Series Jupiter property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Jupiter property is being held by Arrived NC Jupiter, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Jupiter.

Property Summary

930 Junius Street is a single-family home in Gastonia, NC. The Jupiter is a newly built home in Gastonia, a close suburb of Charlotte. The home has 9-foot ceilings, high-end stainless steel appliances, and a tiled backsplash. The cabinets are all soft-close, and the home has premium finishes throughout.

Property Name	The Jupiter
Address	930 Junius St, Gastonia, NC 28052
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,200

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Jupiter property was built in 2021. The Arrived Homes Series Jupiter property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Jupiter property, the Arrived Homes Series Jupiter property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Jupiter Property

Arrived Homes Series Jupiter completed the acquisition of the Arrived Homes Series Jupiter property on September 14, 2021 at a purchase price of $215,000. The acquisition of the Arrived Homes Series Jupiter property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Jupiter property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Jupiter.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Jupiter property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Jupiter will pay the property manager an annual fee for managing the Arrived Homes Series Jupiter property.

Property Operations and Hold Period

The Arrived Homes Series Jupiter property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $390 to $580 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Jupiter property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Jupiter property for 5 to 7 years during which time, we will operate the Arrived Homes Series Jupiter property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Jupiter interest holders. The determination as to when the Arrived Homes Series Jupiter property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Jupiter property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Jupiter offering is raised our annual asset management fee would total $1,053.

Arrived Homes Series Lennox

Summary Overview

Arrived Homes Series Lennox is being established to allow investors who acquire Arrived Homes Series Lennox interests in the Arrived Homes Series Lennox offering to own an interest in the single family home located at 1320 House St, Columbia, SC 29204, the Arrived Homes Series Lennox property.

Arrived Homes Series Lennox completed the acquisition of the Arrived Homes Series Lennox property on July 1, 2021. The acquisition of the Arrived Homes Series Lennox property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Lennox property is being held by Arrived SC Lennox, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Lennox.

Property Summary

1320 House Street is a single-family home in Columbia, SC. The Lennox is a 3 bedroom, 2 bathroom home located in the great location of downtown Columbia. Built in 2017, this home was built with modern touches everywhere! 9’ ceilings, hardwood and tile floors, built-in shelving, stainless appliances, granite countertops, subway tile backsplash, kitchen island, large pantry, walk-in closets, tankless water heater, detached shed for storage, and even a peach tree in the backyard! This home has it all.

Property Name	The Lennox
Address	1320 House St, Columbia, SC 29204
Year Built	2017
Bedrooms	3
Baths	2
Square Footage	1,392

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Lennox property was built in 2017. The Arrived Homes Series Lennox property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Lennox property, the Arrived Homes Series Lennox property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Lennox Property

Arrived Homes Series Lennox completed the acquisition of the Arrived Homes Series Lennox property on July 1, 2021 at a purchase price of $215,000. The acquisition of the Arrived Homes Series Lennox property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Lennox property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Lennox.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Lennox property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Lennox will pay the property manager an annual fee for managing the Arrived Homes Series Lennox property.

Property Operations and Hold Period

The Arrived Homes Series Lennox property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,595 per month, or $19,140 per year, which is consistent with other single family homes in the same area of Columbia, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $380 to $570 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Lennox property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Lennox property for 5 to 7 years during which time, we will operate the Arrived Homes Series Lennox property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Lennox interest holders. The determination as to when the Arrived Homes Series Lennox property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Lennox property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Lennox offering is raised our annual asset management fee would total $1,059.

Arrived Homes Series Lily

Summary Overview

Arrived Homes Series Lily is being established to allow investors who acquire Arrived Homes Series Lily interests in the Arrived Homes Series Lily offering to own an interest in the single family home located at 9799 Desert Lily Cir, Colorado Springs, CO 80925, the Arrived Homes Series Lily property.

Arrived Homes Series Lily completed the acquisition of the Arrived Homes Series Lily property on September 30, 2021. The acquisition of the Arrived Homes Series Lily property was funded through an initial mortgage in the amount of $353,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Lily property is being held by Arrived CO Lily, LLC, an Colorado limited liability company and wholly owned subsidiary of Arrived Homes Series Lily.

Property Summary

9799 Desert Lily Circle is a single-family home in Colorado Springs, CO. The Lily is a beautiful 2-story craftsman style home in Colorado Springs. It offers 4 bedrooms, 2.5 bathrooms, and 4,074 square feet of very usable space, plus a large 2-car garage. Stainless steel appliances and a stylish backsplash in the kitchen and solar panels on the roof add modern touches while arched doorways and a large fenced back yard make this house a great home.

Property Name	The Lily
Address	9799 Desert Lily Cir, Colorado Springs, CO 80925
Year Built	2016
Bedrooms	4
Baths	2.5
Square Footage	4,074

Market Overview

The city of Colorado Springs has a population of 478,000 with over 755,000 in the metropolitan area, making it the second largest in Colorado.. The area has a large US military presence and is a hub for defense contractors and aerospace firms such as Boeing and Lockheed Martin.

Colorado Springs is also home to the Olympic Training Center due to the high elevation of the area. The area is a popular tourist destination for hiking trails and beautiful outdoor scenery. There are several famous geographic landmarks in the area such as Pikes Peak and the Garden of the Gods.

According to the Federal Reserve Bank of St. Louis, the Colorado Springs MSA had an unemployment rate of 6.1% in August 2021. The housing market in this region continues to grow. Zillow reports that the median home value in Colorado Springs is $427,896, up 28.3% over the past year.

Property History

The Arrived Homes Series Lily property was built in 2016. The Arrived Homes Series Lily property expects to incur approximately $36,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Lily property, the Arrived Homes Series Lily property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Lily Property

Arrived Homes Series Lily completed the acquisition of the Arrived Homes Series Lily property on September 30, 2021 at a purchase price of $505,000. The acquisition of the Arrived Homes Series Lily property was funded through an initial mortgage in the amount of $353,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Lily property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $36,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Lily.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Lily property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Lily will pay the property manager an annual fee for managing the Arrived Homes Series Lily property.

Property Operations and Hold Period

The Arrived Homes Series Lily property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $3,195 per month, or $38,340 per year, which is consistent with other single family homes in the same area of Colorado Springs, CO.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,070 to $1,260 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Lily property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Lily property for 5 to 7 years during which time, we will operate the Arrived Homes Series Lily property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Lily interest holders. The determination as to when the Arrived Homes Series Lily property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Lily property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Lily offering is raised our annual asset management fee would total $2,438.

Arrived Homes Series Limestone

Summary Overview

Arrived Homes Series Limestone is being established to allow investors who acquire Arrived Homes Series Limestone interests in the Arrived Homes Series Limestone offering to own an interest in the single family home located at 863 Bergenfield Ln, Chapin, SC 29036, the Arrived Homes Series Limestone property.

Arrived Homes Series Limestone completed the acquisition of the Arrived Homes Series Limestone property on September 23, 2021. The acquisition of the Arrived Homes Series Limestone property was funded through an initial mortgage in the amount of $188,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Limestone property is being held by Arrived SC Limestone, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Limestone.

Property Summary

863 Bergenfield Lane is a single-family home in Chapin, SC. The Limestone is a brand new home with all the modern amenities you could want. The property has 4 bedrooms and 2.5 bathrooms, plus an extra room upstairs that could be used as an office, storage, or exercise. The arched entryway leads into the formal dining room and into the open kitchen and great room. The kitchen features a large breakfast bar and pantry.

Property Name	The Limestone
Address	863 Bergenfield Ln, Chapin, SC 29036
Year Built	2021
Bedrooms	4
Baths	3
Square Footage	2,364

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Limestone property was built in 2021. The Arrived Homes Series Limestone property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Limestone property, the Arrived Homes Series Limestone property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Limestone Property

Arrived Homes Series Limestone completed the acquisition of the Arrived Homes Series Limestone property on September 23, 2021 at a purchase price of $290,000. The acquisition of the Arrived Homes Series Limestone property was funded through an initial mortgage in the amount of $188,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Limestone property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Limestone.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Limestone property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Limestone will pay the property manager an annual fee for managing the Arrived Homes Series Limestone property.

Property Operations and Hold Period

The Arrived Homes Series Limestone property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,095 per month, or $25,140 per year, which is consistent with other single family homes in the same area of Chapin, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $570 to $760 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Limestone property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Limestone property for 5 to 7 years during which time, we will operate the Arrived Homes Series Limestone property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Limestone interest holders. The determination as to when the Arrived Homes Series Limestone property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Limestone property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Limestone offering is raised our annual asset management fee would total $1,385.

Arrived Homes Series Meadow

Summary Overview

Arrived Homes Series Meadow is being established to allow investors who acquire Arrived Homes Series Meadow interests in the Arrived Homes Series Meadow offering to own an interest in the single family home located at 9235 Avery Meadows Dr, Charlotte, NC 28216, the Arrived Homes Series Meadow property.

Arrived Homes Series Meadow completed the acquisition of the Arrived Homes Series Meadow property on September 28, 2021. The acquisition of the Arrived Homes Series Meadow property was funded through an initial mortgage in the amount of $199,550 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Meadow property is being held by Arrived NC Meadow, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Meadow.

Property Summary

9235 Avery Meadows Drive is a single-family home in Charlotte, NC. The Meadow is a wonderfully maintained home in the sought after Avery Meadows subdivision. This 3 bed, 2.5 bath, 1800 sq ft house provides an open floor plan for easy entertaining, a lovely kitchen with stainless steel appliances and granite countertops, and a half bath on the main floor. Upstairs you will find the large primary bedroom with ensuite bathroom, two secondary bedrooms, an additional bathroom and a nice sized loft area perfect for relaxing.

Property Name	The Meadow
Address	9235 Avery Meadows Dr, Charlotte, NC 28216
Year Built	2015
Bedrooms	3
Baths	2.5
Square Footage	1,793

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Meadow property was built in 2015. The Arrived Homes Series Meadow property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Meadow property, the Arrived Homes Series Meadow property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Meadow Property

Arrived Homes Series Meadow completed the acquisition of the Arrived Homes Series Meadow property on September 28, 2021 at a purchase price of $320,000. The acquisition of the Arrived Homes Series Meadow property was funded through an initial mortgage in the amount of $199,550 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Meadow property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Meadow.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Meadow property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Meadow will pay the property manager an annual fee for managing the Arrived Homes Series Meadow property.

Property Operations and Hold Period

The Arrived Homes Series Meadow property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Charlotte, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $580 to $770 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Meadow property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Meadow property for 5 to 7 years during which time, we will operate the Arrived Homes Series Meadow property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Meadow interest holders. The determination as to when the Arrived Homes Series Meadow property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Meadow property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Meadow offering is raised our annual asset management fee would total $1,591.

Arrived Homes Series Odessa

Summary Overview

Arrived Homes Series Odessa is being established to allow investors who acquire Arrived Homes Series Odessa interests in the Arrived Homes Series Odessa offering to own an interest in the single family home located at 4669 S Odessa St, Aurora, CO 80015, the Arrived Homes Series Odessa property.

Arrived Homes Series Odessa completed the acquisition of the Arrived Homes Series Odessa property on September 30, 2021. The acquisition of the Arrived Homes Series Odessa property was funded through an initial mortgage in the amount of $374,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Odessa property is being held by Arrived CO Odessa, LLC, an Colorado limited liability company and wholly owned subsidiary of Arrived Homes Series Odessa.

Property Summary

4669 South Odessa Street is a single-family home in Aurora, CO. The Odessa is an awesome, nearly new, 4 bedroom, 3 bath home. Hardwood floors and quartz top kitchen island with large sliding glass doors lead to the full and covered back patio complete with a gas connection for a grill or fire pit. Close to the park and great school, the location is perfect. The 4th bedroom located on the main floor features a walk in master shower, upgraded 42” cabinets, and an access door from the garage to the back yard.

Property Name	The Odessa
Address	4669 S Odessa St, Aurora, CO 80015
Year Built	2018
Bedrooms	4
Baths	2.5
Square Footage	1,951

Market Overview

Denver is the capital of Colorado and the most populous city in the state. The Denver-Aurora-Lakewood MSA has a population of over 2.9 million people, ranking 19th in the US. Denver has a well diversified economy. It’s a hub for storage and distribution due to its central location in the United States. The area has a significant presence in the energy sector, telecommunications, and technology.

The Mile High City has a vibrant downtown and is popular for its livability. Denver is best known for its outdoor recreation with its proximity to the Rocky Mountains. The area is rich with cultural assets like museums, art galleries, bars and restaurants.

According to the Federal Reserve Bank of St. Louis, the Denver-Aurora-Lakewood MSA had an unemployment rate of 5.5% in August 2021. The housing market in this region continues to grow. Zillow reports that the median home value in Denver is $562,915, up 17.1% over the past year.

Property History

The Arrived Homes Series Odessa property was built in 2018. The Arrived Homes Series Odessa property expects to incur approximately $3,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Odessa property, the Arrived Homes Series Odessa property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Odessa Property

Arrived Homes Series Odessa completed the acquisition of the Arrived Homes Series Odessa property on September 30, 2021 at a purchase price of $535,000. The acquisition of the Arrived Homes Series Odessa property was funded through an initial mortgage in the amount of $374,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Odessa property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $3,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Odessa.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Odessa property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Odessa will pay the property manager an annual fee for managing the Arrived Homes Series Odessa property.

Property Operations and Hold Period

The Arrived Homes Series Odessa property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,895 per month, or $34,740 per year, which is consistent with other single family homes in the same area of Aurora, CO.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $880 to $1,070 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Odessa property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Odessa property for 5 to 7 years during which time, we will operate the Arrived Homes Series Odessa property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Odessa interest holders. The determination as to when the Arrived Homes Series Odessa property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Odessa property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Odessa offering is raised our annual asset management fee would total $2,204.

Arrived Homes Series Olive

Summary Overview

Arrived Homes Series Olive is being established to allow investors who acquire Arrived Homes Series Olive interests in the Arrived Homes Series Olive offering to own an interest in the single family home located at 240 Tea Olive Ave, Lexington, SC 29073, the Arrived Homes Series Olive property.

Arrived Homes Series Olive completed the acquisition of the Arrived Homes Series Olive property on July 27, 2021. The acquisition of the Arrived Homes Series Olive property was funded through an initial mortgage in the amount of $126,100 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Olive property is being held by Arrived SC Olive, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Olive.

Property Summary

240 Tea Olive Avenue is a single-family home in Lexington, SC. The Olive is filled with granite counter tops, hard wood floors, a huge kitchen with an island and cathedral ceilings! 4 bedrooms, 2.5 bathrooms, a 2-car garage, and 2192 sq-ft and a master bedroom with walk-in closet, double vanities, separate shower, and relaxing garden tub give this house everything needed to call it a home.æ

Property Name	The Olive
Address	240 Tea Olive Ave, Lexington, SC 29073
Year Built	2012
Bedrooms	4
Baths	2.5
Square Footage	2,125

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Olive property was built in 2012. The Arrived Homes Series Olive property expects to incur approximately $2,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Olive property, the Arrived Homes Series Olive property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Olive Property

Arrived Homes Series Olive completed the acquisition of the Arrived Homes Series Olive property on July 27, 2021 at a purchase price of $230,000. The acquisition of the Arrived Homes Series Olive property was funded through an initial mortgage in the amount of $126,100 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Olive property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Olive.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Olive property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Olive will pay the property manager an annual fee for managing the Arrived Homes Series Olive property.

Property Operations and Hold Period

The Arrived Homes Series Olive property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the same area of Lexington, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $480 to $670 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Olive property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Olive property for 5 to 7 years during which time, we will operate the Arrived Homes Series Olive property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Olive interest holders. The determination as to when the Arrived Homes Series Olive property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Olive property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Olive offering is raised our annual asset management fee would total $1,373.

Arrived Homes Series Ridge

Summary Overview

Arrived Homes Series Ridge is being established to allow investors who acquire Arrived Homes Series Ridge interests in the Arrived Homes Series Ridge offering to own an interest in the single family home located at 308 Oristo Ridge Way, West Columbia, SC 29170, the Arrived Homes Series Ridge property.

Arrived Homes Series Ridge completed the acquisition of the Arrived Homes Series Ridge property on July 9, 2021. The acquisition of the Arrived Homes Series Ridge property was funded through an initial mortgage in the amount of $140,400 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Ridge property is being held by Arrived SC Ridge, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Ridge.

Property Summary

308 Oristo Ridge Way is a single-family home in West Columbia, SC. The Ridge is a lovely home that was built in 2019. The home has a spacious kitchen with modern appliances. Downstairs the home has hardwoods in the kitchen and breakfast nook areas, with carpet in the living room. The Ridge features a massive backyard that’s perfect for kids. It also features a firepit for evening bonfires.

Property Name	The Ridge
Address	308 Oristo Ridge Way, West Columbia, SC 29170
Year Built	2019
Bedrooms	3
Baths	2.5
Square Footage	1,470

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Ridge property was built in 2019. The Arrived Homes Series Ridge property expects to incur approximately $1,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Ridge property, the Arrived Homes Series Ridge property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Ridge Property

Arrived Homes Series Ridge completed the acquisition of the Arrived Homes Series Ridge property on July 9, 2021 at a purchase price of $216,000. The acquisition of the Arrived Homes Series Ridge property was funded through an initial mortgage in the amount of $140,400 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Ridge property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Ridge.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Ridge property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Ridge will pay the property manager an annual fee for managing the Arrived Homes Series Ridge property.

Property Operations and Hold Period

The Arrived Homes Series Ridge property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,595 per month, or $19,140 per year, which is consistent with other single family homes in the same area of West Columbia, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $590 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Ridge property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Ridge property for 5 to 7 years during which time, we will operate the Arrived Homes Series Ridge property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Ridge interest holders. The determination as to when the Arrived Homes Series Ridge property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Ridge property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Ridge offering is raised our annual asset management fee would total $1,053.

Arrived Homes Series River

Summary Overview

Arrived Homes Series River is being established to allow investors who acquire Arrived Homes Series River interests in the Arrived Homes Series River offering to own an interest in the single family home located at 232 Rivers Edge Cir, Simpsonville, SC 29680, the Arrived Homes Series River property.

Arrived Homes Series River completed the acquisition of the Arrived Homes Series River property on July 30, 2021. The acquisition of the Arrived Homes Series River property was funded through an initial mortgage in the amount of $172,250 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series River property is being held by Arrived SC River, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series River.

Property Summary

232 Rivers Edge Circle is a single-family home in Simpsonville, SC. The River is a beautiful 4 bedroom, 2.5 bathroom home with a spacious master on the main level. The home features hardwood floors, a gourmet kitchen with stainless steel appliances, a gas range, surround sound speakers in kitchen, a gas fireplace, tankless hot water heater and a built-in exterior gas line for a grill. This 2013 built home is in a lovely neighborhood that includes a community pool.

Property Name	The River
Address	232 Rivers Edge Cir, Simpsonville, SC 29680
Year Built	2013
Bedrooms	4
Baths	3
Square Footage	2,018

Market Overview

Greenville and Spartanburg are the two largest cities in the combined statistical area for Greenville-Spartanburg-Anderson, otherwise known as Upstate South Carolina. Greenville lies roughly halfway between Atlanta and Charlotte.

The local economy is diverse and growing. There’s a significant presence by the automotive industry, highlighted by the BMW manufacturing plant in Greer. Michelin’s North America headquarters are in Greenville, and the International Center for Automotive Research (ICAR) is a combined effort by several companies and Clemson University for continued R&D in the automotive field. Several financial services firms have regional offices in the area.

According to the Federal Reserve Bank of St. Louis, the Spartanburg MSA had an unemployment rate of 4.9% in March 2021, and the rate for the Greenville-Anderson-Mauldin MSA was 4.3% for the same time period. This compares favorably to the national rate of 6.0%. The housing market in this region continues to grow. Zillow reports that the median home value in Spartanburg is $157,013, up 12.7% over the past year. Greenville, the other major city in the MSA has a median home value of $232,081, up 10.0% over the past year according to Zillow.

Property History

The Arrived Homes Series River property was built in 2013. The Arrived Homes Series River property expects to incur approximately $1,450 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series River property, the Arrived Homes Series River property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series River Property

Arrived Homes Series River completed the acquisition of the Arrived Homes Series River property on July 30, 2021 at a purchase price of $265,000. The acquisition of the Arrived Homes Series River property was funded through an initial mortgage in the amount of $172,250 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series River property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,450. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series River.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series River property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series River will pay the property manager an annual fee for managing the Arrived Homes Series River property.

Property Operations and Hold Period

The Arrived Homes Series River property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Simpsonville, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $550 to $740 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series River property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series River property for 5 to 7 years during which time, we will operate the Arrived Homes Series River property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series River interest holders. The determination as to when the Arrived Homes Series River property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series River property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series River offering is raised our annual asset management fee would total $1,277.

Arrived Homes Series Saddlebred

Summary Overview

Arrived Homes Series Saddlebred is being established to allow investors who acquire Arrived Homes Series Saddlebred interests in the Arrived Homes Series Saddlebred offering to own an interest in the single family home located at 6213 Saddlebred Way, Colorado Springs, CO 80925, the Arrived Homes Series Saddlebred property.

Arrived Homes Series Saddlebred completed the acquisition of the Arrived Homes Series Saddlebred property on September 30, 2021. The acquisition of the Arrived Homes Series Saddlebred property was funded through an initial mortgage in the amount of $332,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Saddlebred property is being held by Arrived CO Saddlebred, LLC, an Colorado limited liability company and wholly owned subsidiary of Arrived Homes Series Saddlebred.

Property Summary

6213 Saddlebred Way is a single-family home in Colorado Springs, CO. The Saddlebred is a beautiful 2 story home in the coveted Lorson Ranch are in Colorado Springs. With 4 bedrooms on the upper level, 3 baths, a 3 car tandem garage plus a main level office this floor plan is very desirable. The main level office can be used as a play room, formal dining room or office, a powder room, living room, dining area and kitchen. Large open kitchen offers tons of cabinet space and countertops. Upstairs the master suite opens to the master bathroom and walk in closet. Three other upstairs bedrooms are large with wonderful closets. Laundry room, additional full bath, and a great loft are also upstairs. There is also a large newly finished basement with bedroom, full bath, den, wet bar/mini kitchen, storage/utility room with sprinkler system, and whole-house humidifier attached to furnace. Conveniently located near Ft. Carson, Peterson Air Force Base and plenty of restaurants and shopping.

Property Name	The Saddlebred
Address	6213 Saddlebred Way, Colorado Springs, CO 80925
Year Built	2009
Bedrooms	5
Baths	3.5
Square Footage	3,950

Market Overview

The city of Colorado Springs has a population of 478,000 with over 755,000 in the metropolitan area, making it the second largest in Colorado.. The area has a large US military presence and is a hub for defense contractors and aerospace firms such as Boeing and Lockheed Martin.

Colorado Springs is also home to the Olympic Training Center due to the high elevation of the area. The area is a popular tourist destination for hiking trails and beautiful outdoor scenery. There are several famous geographic landmarks in the area such as Pikes Peak and the Garden of the Gods.

According to the Federal Reserve Bank of St. Louis, the Colorado Springs MSA had an unemployment rate of 6.1% in August 2021. The housing market in this region continues to grow. Zillow reports that the median home value in Colorado Springs is $427,896, up 28.3% over the past year.

Property History

The Arrived Homes Series Saddlebred property was built in 2009. The Arrived Homes Series Saddlebred property expects to incur approximately $5,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Saddlebred property, the Arrived Homes Series Saddlebred property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Saddlebred Property

Arrived Homes Series Saddlebred completed the acquisition of the Arrived Homes Series Saddlebred property on September 30, 2021 at a purchase price of $475,000. The acquisition of the Arrived Homes Series Saddlebred property was funded through an initial mortgage in the amount of $332,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Saddlebred property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $5,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Saddlebred.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Saddlebred property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Saddlebred will pay the property manager an annual fee for managing the Arrived Homes Series Saddlebred property.

Property Operations and Hold Period

The Arrived Homes Series Saddlebred property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,795 per month, or $33,540 per year, which is consistent with other single family homes in the same area of Colorado Springs, CO.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $820 to $1,010 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Saddlebred property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Saddlebred property for 5 to 7 years during which time, we will operate the Arrived Homes Series Saddlebred property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Saddlebred interest holders. The determination as to when the Arrived Homes Series Saddlebred property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Saddlebred property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Saddlebred offering is raised our annual asset management fee would total $1,984.

Arrived Homes Series Saturn

Summary Overview

Arrived Homes Series Saturn is being established to allow investors who acquire Arrived Homes Series Saturn interests in the Arrived Homes Series Saturn offering to own an interest in the single family home located at 923 Jupiter St, Gastonia, NC 28052, the Arrived Homes Series Saturn property.

Arrived Homes Series Saturn completed the acquisition of the Arrived Homes Series Saturn property on August 31, 2021. The acquisition of the Arrived Homes Series Saturn property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Saturn property is being held by Arrived NC Saturn, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Saturn.

Property Summary

923 Jupiter Street is a single-family home in Gastonia, NC. The Saturn is a brand new construction home with 3 bedrooms and 2 bathrooms. It is a ranch-style home with 9ft ceilings, high-end stainless steel appliances, marble countertops, tiled backsplash, kitchen cabinets with soft close, same style cabinets at bath vanities, baths also have marble tops, ceramic wall/floor tile in baths and premium finishes throughout. It’s a short drive from local amenities and has easy access to the main highway.

Property Name	The Saturn
Address	923 Jupiter St, Gastonia, NC 28052
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,200

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Saturn property was built in 2021. The Arrived Homes Series Saturn property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Saturn property, the Arrived Homes Series Saturn property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Saturn Property

Arrived Homes Series Saturn completed the acquisition of the Arrived Homes Series Saturn property on August 31, 2021 at a purchase price of $215,000. The acquisition of the Arrived Homes Series Saturn property was funded through an initial mortgage in the amount of $139,750 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Saturn property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Saturn.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Saturn property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Saturn will pay the property manager an annual fee for managing the Arrived Homes Series Saturn property.

Property Operations and Hold Period

The Arrived Homes Series Saturn property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $390 to $580 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Saturn property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Saturn property for 5 to 7 years during which time, we will operate the Arrived Homes Series Saturn property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Saturn interest holders. The determination as to when the Arrived Homes Series Saturn property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Saturn property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Saturn offering is raised our annual asset management fee would total $1,053.

Arrived Homes Series Sugar

Summary Overview

Arrived Homes Series Sugar is being established to allow investors who acquire Arrived Homes Series Sugar interests in the Arrived Homes Series Sugar offering to own an interest in the single family home located at 300 Southern Sugar Ave, Moncks Corner, SC 29461, the Arrived Homes Series Sugar property.

Arrived Homes Series Sugar completed the acquisition of the Arrived Homes Series Sugar property on July 7, 2021. The acquisition of the Arrived Homes Series Sugar property was funded through an initial mortgage in the amount of $201,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Sugar property is being held by Arrived SC Sugar, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Sugar.

Property Summary

300 Southern Sugar Avenue is a single-family home in Moncks Corner, SC. The Sugar has unmatched curb appeal in this suburban neighborhood north of Charleston. The home has a lovely front porch, and open floor plan with high ceilings, and a big kitchen with large cabinets and granite countertops. Upstairs, the master bathroom has dual sinks and a large garden tub. The community features a pool and playground for the residents.

Property Name	The Sugar
Address	300 Southern Sugar Ave, Moncks Corner, SC 29461
Year Built	2013
Bedrooms	4
Baths	2.5
Square Footage	2,208

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Sugar property was built in 2013. The Arrived Homes Series Sugar property expects to incur approximately $2,330 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Sugar property, the Arrived Homes Series Sugar property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Sugar Property

Arrived Homes Series Sugar completed the acquisition of the Arrived Homes Series Sugar property on July 7, 2021 at a purchase price of $310,000. The acquisition of the Arrived Homes Series Sugar property was funded through an initial mortgage in the amount of $201,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Sugar property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,330. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Sugar.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Sugar property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Sugar will pay the property manager an annual fee for managing the Arrived Homes Series Sugar property.

Property Operations and Hold Period

The Arrived Homes Series Sugar property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the same area of Moncks Corner, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $800 to $990 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Sugar property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Sugar property for 5 to 7 years during which time, we will operate the Arrived Homes Series Sugar property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Sugar interest holders. The determination as to when the Arrived Homes Series Sugar property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Sugar property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Sugar offering is raised our annual asset management fee would total $1,471.

Arrived Homes Series Weldon

Summary Overview

Arrived Homes Series Weldon is being established to allow investors who acquire Arrived Homes Series Weldon interests in the Arrived Homes Series Weldon offering to own an interest in the single family home located at 914 N Ransom St, Gastonia, NC 28052, the Arrived Homes Series Weldon property.

Arrived Homes Series Weldon completed the acquisition of the Arrived Homes Series Weldon property on September 17, 2021. The acquisition of the Arrived Homes Series Weldon property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Weldon property is being held by Arrived NC Weldon, LLC, an North Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Weldon.

Property Summary

914 North Ransom Street is a single-family home in Gastonia, NC. The Weldon is a brand new construction home with 3 bedrooms and 2 bathrooms. It is a ranch-style home with 9ft ceilings, high-end stainless steel appliances, marble countertops, tiled backsplash, kitchen cabinets with soft close, same style cabinets at bath vanities, baths also have marble tops, ceramic wall/floor tile in baths and premium finishes throughout. It’s a short drive from local amenities and has easy access to the main highway.

Property Name	The Weldon
Address	914 N Ransom St, Gastonia, NC 28052
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,200

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Weldon property was built in 2021. The Arrived Homes Series Weldon property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Weldon property, the Arrived Homes Series Weldon property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Weldon Property

Arrived Homes Series Weldon completed the acquisition of the Arrived Homes Series Weldon property on September 17, 2021 at a purchase price of $210,000. The acquisition of the Arrived Homes Series Weldon property was funded through an initial mortgage in the amount of $136,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Weldon property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Weldon.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Weldon property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Weldon will pay the property manager an annual fee for managing the Arrived Homes Series Weldon property.

Property Operations and Hold Period

The Arrived Homes Series Weldon property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the same area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $380 to $570 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Weldon property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Weldon property for 5 to 7 years during which time, we will operate the Arrived Homes Series Weldon property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Weldon interest holders. The determination as to when the Arrived Homes Series Weldon property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Weldon property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Weldon offering is raised our annual asset management fee would total $1,031.

Arrived Homes Series Westchester

Summary Overview

Arrived Homes Series Westchester is being established to allow investors who acquire Arrived Homes Series Westchester interests in the Arrived Homes Series Westchester offering to own an interest in the single family home located at 488 Forest Creek Way, Elgin, SC 29045, the Arrived Homes Series Westchester property.

Arrived Homes Series Westchester completed the acquisition of the Arrived Homes Series Westchester property on July 15, 2021. The acquisition of the Arrived Homes Series Westchester property was funded through an initial mortgage in the amount of $198,900 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Westchester property is being held by Arrived SC Westchester, LLC, an South Carolina limited liability company and wholly owned subsidiary of Arrived Homes Series Westchester.

Property Summary

488 Forest Creek Way is a single-family home in Elgin, SC. The Westchester is a fantastic one level home. The property has 4 bedrooms and 3 full bathrooms. The kitchen features a gas range, beautiful hardwood floors, and lovely granite countertops. The master suite has a walk-in closet, double vanity and garden tub. The home captures lots of natural light, and the backyard is fenced and neatly manicured.

Property Name	The Westchester
Address	488 Forest Creek Way, Elgin, SC 29045
Year Built	2017
Bedrooms	4
Baths	3
Square Footage	2,571

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. Over 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Westchester property was built in 2017. The Arrived Homes Series Westchester property expects to incur approximately $1,500 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Westchester property, the Arrived Homes Series Westchester property was owner occupied and was not operated as a rental income property.

Acquisition of the Arrived Homes Series Westchester Property

Arrived Homes Series Westchester completed the acquisition of the Arrived Homes Series Westchester property on July 15, 2021 at a purchase price of $340,000. The acquisition of the Arrived Homes Series Westchester property was funded through an initial mortgage in the amount of $198,900 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Westchester property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $1,500. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Westchester.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Westchester property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Westchester will pay the property manager an annual fee for managing the Arrived Homes Series Westchester property.

Property Operations and Hold Period

The Arrived Homes Series Westchester property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,395 per month, or $28,740 per year, which is consistent with other single family homes in the same area of Elgin, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $650 to $840 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Westchester property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Westchester property for 5 to 7 years during which time, we will operate the Arrived Homes Series Westchester property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Westchester interest holders. The determination as to when the Arrived Homes Series Westchester property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Westchester property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Westchester offering is raised our annual asset management fee would total $1,821.

USE OF PROCEEDS TO ISSUER

Arrived Homes Series Amber

The total cost to acquire and improve the Series Amber Property, including applicable fees, expenses and reserves is $344,630.

We estimate that the gross proceeds of the offering of Arrived Homes Series Amber interests will be approximately $146,380, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$106,750	72.93%
Property Improvements(2)	$2,000	1.37%
Operating & Capital Reserves	$11,340	7.75%
Brokerage Fee	$1,460	1.00%
Acquisition Expenses(3)	$4,940	3.37%
Offering Expenses(4)	$2,930	2.00%
Sourcing Fee	$16,960	11.59%
Total Fees & Expenses	$26,290	17.96%
Total Proceeds	$146,380	100.00%

(1)	Arrived Homes Series Amber acquired the Arrived Homes Series Amber property for $305,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $198,250.

(2)	The manager plans for the Arrived Homes Series Amber property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Amber property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Amber offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Amber offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Bayside

The total cost to acquire and improve the Series Bayside Property, including applicable fees, expenses and reserves is $288,800.

We estimate that the gross proceeds of the offering of Arrived Homes Series Bayside interests will be approximately $123,050, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$89,250	72.53%
Property Improvements(2)	$1,000	0.81%
Operating & Capital Reserves	$9,470	7.70%
Brokerage Fee	$1,230	1.00%
Acquisition Expenses(3)	$5,020	4.08%
Offering Expenses(4)	$2,460	2.00%
Sourcing Fee	$14,620	11.88%
Total Fees & Expenses	$23,330	18.96%
Total Proceeds	$123,050	100.00%

(1)	Arrived Homes Series Bayside acquired the Arrived Homes Series Bayside property for $255,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $165,750.

(2)	The manager plans for the Arrived Homes Series Bayside property to incur approximately $1,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Bayside property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Bayside offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Bayside offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Coatbridge

The total cost to acquire and improve the Series Coatbridge Property, including applicable fees, expenses and reserves is $306,700.

We estimate that the gross proceeds of the offering of Arrived Homes Series Coatbridge interests will be approximately $131,200, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$94,500	72.03%
Property Improvements(2)	$2,220	1.69%
Operating & Capital Reserves	$10,060	7.67%
Brokerage Fee	$1,310	1.00%
Acquisition Expenses(3)	$5,150	3.93%
Offering Expenses(4)	$2,620	2.00%
Sourcing Fee	$15,340	11.69%
Total Fees & Expenses	$24,420	18.61%
Total Proceeds	$131,200	100.00%

(1)	Arrived Homes Series Coatbridge acquired the Arrived Homes Series Coatbridge property for $270,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $175,500.

(2)	The manager plans for the Arrived Homes Series Coatbridge property to incur approximately $2,220 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Coatbridge property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Coatbridge offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Coatbridge offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Collinston

The total cost to acquire and improve the Series Collinston Property, including applicable fees, expenses and reserves is $239,570.

We estimate that the gross proceeds of the offering of Arrived Homes Series Collinston interests will be approximately $103,070, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$73,500	71.31%
Property Improvements(2)	$2,000	1.94%
Operating & Capital Reserves	$7,860	7.63%
Brokerage Fee	$1,030	1.00%
Acquisition Expenses(3)	$4,080	3.96%
Offering Expenses(4)	$2,060	2.00%
Sourcing Fee	$12,540	12.17%
Total Fees & Expenses	$19,710	19.12%
Total Proceeds	$103,070	100.00%

(1)	Arrived Homes Series Collinston acquired the Arrived Homes Series Collinston property for $210,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $136,500.

(2)	The manager plans for the Arrived Homes Series Collinston property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Collinston property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Collinston offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Collinston offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Dawson

The total cost to acquire and improve the Series Dawson Property, including applicable fees, expenses and reserves is $256,190.

We estimate that the gross proceeds of the offering of Arrived Homes Series Dawson interests will be approximately $109,940, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$78,750	71.63%
Property Improvements(2)	$1,500	1.36%
Operating & Capital Reserves	$8,390	7.63%
Brokerage Fee	$1,100	1.00%
Acquisition Expenses(3)	$4,760	4.33%
Offering Expenses(4)	$2,200	2.00%
Sourcing Fee	$13,240	12.04%
Total Fees & Expenses	$21,300	19.37%
Total Proceeds	$109,940	100.00%

(1)	Arrived Homes Series Dawson acquired the Arrived Homes Series Dawson property for $225,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $146,250.

(2)	The manager plans for the Arrived Homes Series Dawson property to incur approximately $1,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Dawson property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Dawson offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Dawson offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Elevation

The total cost to acquire and improve the Series Elevation Property, including applicable fees, expenses and reserves is $298,060.

We estimate that the gross proceeds of the offering of Arrived Homes Series Elevation interests will be approximately $125,810, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$91,097	72.41%
Property Improvements(2)	$500	0.40%
Operating & Capital Reserves	$9,760	7.76%
Brokerage Fee	$1,260	1.00%
Acquisition Expenses(3)	$5,650	4.49%
Offering Expenses(4)	$2,520	2.00%
Sourcing Fee	$15,000	11.92%
Total Fees & Expenses	$24,430	19.42%
Total Proceeds	$125,810	100.00%

(1)	Arrived Homes Series Elevation acquired the Arrived Homes Series Elevation property for $263,347 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $172,250.

(2)	The manager plans for the Arrived Homes Series Elevation property to incur approximately $500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Elevation property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Elevation offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Elevation offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Elm

The total cost to acquire and improve the Series Elm Property, including applicable fees, expenses and reserves is $189,380.

We estimate that the gross proceeds of the offering of Arrived Homes Series Elm interests will be approximately $82,130, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$57,750	70.32%
Property Improvements(2)	$1,000	1.22%
Operating & Capital Reserves	$7,500	9.13%
Brokerage Fee	$820	1.00%
Acquisition Expenses(3)	$2,980	3.63%
Offering Expenses(4)	$1,640	2.00%
Sourcing Fee	$10,440	12.71%
Total Fees & Expenses	$15,880	19.34%
Total Proceeds	$82,130	100.00%

(1)	Arrived Homes Series Elm acquired the Arrived Homes Series Elm property for $165,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $107,250.

(2)	The manager plans for the Arrived Homes Series Elm property to incur approximately $1,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Elm property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Elm offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Elm offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Forest

The total cost to acquire and improve the Series Forest Property, including applicable fees, expenses and reserves is $390,700.

We estimate that the gross proceeds of the offering of Arrived Homes Series Forest interests will be approximately $163,200, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$122,500	75.06%
Property Improvements(2)	$1,300	0.80%
Operating & Capital Reserves	$12,870	7.89%
Brokerage Fee	$1,630	1.00%
Acquisition Expenses(3)	$5,220	3.20%
Offering Expenses(4)	$3,260	2.00%
Sourcing Fee	$16,420	10.06%
Total Fees & Expenses	$26,530	16.26%
Total Proceeds	$163,200	100.00%

(1)	Arrived Homes Series Forest acquired the Arrived Homes Series Forest property for $350,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $227,500.

(2)	The manager plans for the Arrived Homes Series Forest property to incur approximately $1,300 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Forest property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Forest offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Forest offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Holland

The total cost to acquire and improve the Series Holland Property, including applicable fees, expenses and reserves is $239,860.

We estimate that the gross proceeds of the offering of Arrived Homes Series Holland interests will be approximately $103,360, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$73,500	71.11%
Property Improvements(2)	$2,000	1.93%
Operating & Capital Reserves	$7,860	7.60%
Brokerage Fee	$1,030	1.00%
Acquisition Expenses(3)	$4,360	4.22%
Offering Expenses(4)	$2,070	2.00%
Sourcing Fee	$12,540	12.13%
Total Fees & Expenses	$20,000	19.35%
Total Proceeds	$103,360	100.00%

(1)	Arrived Homes Series Holland acquired the Arrived Homes Series Holland property for $210,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $136,500.

(2)	The manager plans for the Arrived Homes Series Holland property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Holland property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Holland offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Holland offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Jupiter

The total cost to acquire and improve the Series Jupiter Property, including applicable fees, expenses and reserves is $245,080.

We estimate that the gross proceeds of the offering of Arrived Homes Series Jupiter interests will be approximately $105,330, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$75,250	71.44%
Property Improvements(2)	$2,000	1.90%
Operating & Capital Reserves	$8,040	7.63%
Brokerage Fee	$1,050	1.00%
Acquisition Expenses(3)	$4,100	3.89%
Offering Expenses(4)	$2,110	2.00%
Sourcing Fee	$12,780	12.13%
Total Fees & Expenses	$20,040	19.03%
Total Proceeds	$105,330	100.00%

(1)	Arrived Homes Series Jupiter acquired the Arrived Homes Series Jupiter property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $139,750.

(2)	The manager plans for the Arrived Homes Series Jupiter property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Jupiter property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Jupiter offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Jupiter offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Lennox

The total cost to acquire and improve the Series Lennox Property, including applicable fees, expenses and reserves is $245,680.

We estimate that the gross proceeds of the offering of Arrived Homes Series Lennox interests will be approximately $105,930, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$75,250	71.04%
Property Improvements(2)	$2,000	1.89%
Operating & Capital Reserves	$8,040	7.59%
Brokerage Fee	$1,060	1.00%
Acquisition Expenses(3)	$4,680	4.42%
Offering Expenses(4)	$2,120	2.00%
Sourcing Fee	$12,780	12.06%
Total Fees & Expenses	$20,640	19.48%
Total Proceeds	$105,930	100.00%

(1)	Arrived Homes Series Lennox acquired the Arrived Homes Series Lennox property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $139,750.

(2)	The manager plans for the Arrived Homes Series Lennox property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Lennox property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Lennox offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Lennox offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Lily

The total cost to acquire and improve the Series Lily Property, including applicable fees, expenses and reserves is $597,260.

We estimate that the gross proceeds of the offering of Arrived Homes Series Lily interests will be approximately $243,760, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$151,500	62.15%
Property Improvements(2)	$36,000	14.77%
Operating & Capital Reserves	$19,780	8.11%
Brokerage Fee	$2,440	1.00%
Acquisition Expenses(3)	$4,910	2.01%
Offering Expenses(4)	$4,880	2.00%
Sourcing Fee	$24,250	9.95%
Total Fees & Expenses	$36,480	14.97%
Total Proceeds	$243,760	100.00%

(1)	Arrived Homes Series Lily acquired the Arrived Homes Series Lily property for $505,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $353,500.

(2)	The manager plans for the Arrived Homes Series Lily property to incur approximately $36,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Lily property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Lily offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Lily offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Limestone

The total cost to acquire and improve the Series Limestone Property, including applicable fees, expenses and reserves is $326,980.

We estimate that the gross proceeds of the offering of Arrived Homes Series Limestone interests will be approximately $138,480, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$101,500	73.30%
Property Improvements(2)	$2,000	1.44%
Operating & Capital Reserves	$10,710	7.73%
Brokerage Fee	$1,380	1.00%
Acquisition Expenses(3)	$6,030	4.35%
Offering Expenses(4)	$2,770	2.00%
Sourcing Fee	$14,090	10.17%
Total Fees & Expenses	$24,270	17.53%
Total Proceeds	$138,480	100.00%

(1)	Arrived Homes Series Limestone acquired the Arrived Homes Series Limestone property for $290,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $188,500.

(2)	The manager plans for the Arrived Homes Series Limestone property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Limestone property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Limestone offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Limestone offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Meadow

The total cost to acquire and improve the Series Meadow Property, including applicable fees, expenses and reserves is $358,610.

We estimate that the gross proceeds of the offering of Arrived Homes Series Meadow interests will be approximately $159,060, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$120,450	75.73%
Property Improvements(2)	$2,000	1.26%
Operating & Capital Reserves	$11,800	7.42%
Brokerage Fee	$1,590	1.00%
Acquisition Expenses(3)	$4,910	3.09%
Offering Expenses(4)	$3,180	2.00%
Sourcing Fee	$15,260	9.59%
Total Fees & Expenses	$24,940	15.68%
Total Proceeds	$159,060	100.00%

(1)	Arrived Homes Series Meadow acquired the Arrived Homes Series Meadow property for $320,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $199,550.

(2)	The manager plans for the Arrived Homes Series Meadow property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Meadow property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Meadow offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Meadow offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Odessa

The total cost to acquire and improve the Series Odessa Property, including applicable fees, expenses and reserves is $594,880.

We estimate that the gross proceeds of the offering of Arrived Homes Series Odessa interests will be approximately $220,380, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$160,500	72.83%
Property Improvements(2)	$3,000	1.36%
Operating & Capital Reserves	$19,700	8.94%
Brokerage Fee	$2,200	1.00%
Acquisition Expenses(3)	$5,570	2.53%
Offering Expenses(4)	$4,410	2.00%
Sourcing Fee	$25,000	11.34%
Total Fees & Expenses	$37,180	16.87%
Total Proceeds	$220,380	100.00%

(1)	Arrived Homes Series Odessa acquired the Arrived Homes Series Odessa property for $535,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $374,500.

(2)	The manager plans for the Arrived Homes Series Odessa property to incur approximately $3,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Odessa property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Odessa offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Odessa offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Olive

The total cost to acquire and improve the Series Olive Property, including applicable fees, expenses and reserves is $263,420.

We estimate that the gross proceeds of the offering of Arrived Homes Series Olive interests will be approximately $137,320, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$103,900	75.66%
Property Improvements(2)	$2,500	1.82%
Operating & Capital Reserves	$8,610	6.27%
Brokerage Fee	$1,370	1.00%
Acquisition Expenses(3)	$4,650	3.39%
Offering Expenses(4)	$2,750	2.00%
Sourcing Fee	$13,480	9.82%
Total Fees & Expenses	$22,250	16.20%
Total Proceeds	$137,320	100.00%

(1)	Arrived Homes Series Olive acquired the Arrived Homes Series Olive property for $230,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $126,100.

(2)	The manager plans for the Arrived Homes Series Olive property to incur approximately $2,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Olive property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Olive offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Olive offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Ridge

The total cost to acquire and improve the Series Ridge Property, including applicable fees, expenses and reserves is $245,700.

We estimate that the gross proceeds of the offering of Arrived Homes Series Ridge interests will be approximately $105,300, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$75,600	71.79%
Property Improvements(2)	$1,000	0.95%
Operating & Capital Reserves	$8,040	7.64%
Brokerage Fee	$1,050	1.00%
Acquisition Expenses(3)	$4,690	4.45%
Offering Expenses(4)	$2,110	2.00%
Sourcing Fee	$12,810	12.17%
Total Fees & Expenses	$20,660	19.62%
Total Proceeds	$105,300	100.00%

(1)	Arrived Homes Series Ridge acquired the Arrived Homes Series Ridge property for $216,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $140,400.

(2)	The manager plans for the Arrived Homes Series Ridge property to incur approximately $1,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Ridge property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Ridge offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Ridge offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series River

The total cost to acquire and improve the Series River Property, including applicable fees, expenses and reserves is $299,900.

We estimate that the gross proceeds of the offering of Arrived Homes Series River interests will be approximately $127,650, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$92,750	72.66%
Property Improvements(2)	$1,450	1.14%
Operating & Capital Reserves	$9,850	7.72%
Brokerage Fee	$1,280	1.00%
Acquisition Expenses(3)	$4,680	3.67%
Offering Expenses(4)	$2,550	2.00%
Sourcing Fee	$15,090	11.82%
Total Fees & Expenses	$23,600	18.49%
Total Proceeds	$127,650	100.00%

(1)	Arrived Homes Series River acquired the Arrived Homes Series River property for $265,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $172,250.

(2)	The manager plans for the Arrived Homes Series River property to incur approximately $1,450 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series River property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series River offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series River offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Saddlebred

The total cost to acquire and improve the Series Saddlebred Property, including applicable fees, expenses and reserves is $530,930.

We estimate that the gross proceeds of the offering of Arrived Homes Series Saddlebred interests will be approximately $198,430, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$142,500	71.81%
Property Improvements(2)	$5,000	2.52%
Operating & Capital Reserves	$17,590	8.86%
Brokerage Fee	$1,980	1.00%
Acquisition Expenses(3)	$4,850	2.44%
Offering Expenses(4)	$3,970	2.00%
Sourcing Fee	$22,540	11.36%
Total Fees & Expenses	$33,340	16.80%
Total Proceeds	$198,430	100.00%

(1)	Arrived Homes Series Saddlebred acquired the Arrived Homes Series Saddlebred property for $475,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $332,500.

(2)	The manager plans for the Arrived Homes Series Saddlebred property to incur approximately $5,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Saddlebred property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Saddlebred offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Saddlebred offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Saturn

The total cost to acquire and improve the Series Saturn Property, including applicable fees, expenses and reserves is $245,090.

We estimate that the gross proceeds of the offering of Arrived Homes Series Saturn interests will be approximately $105,340, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$75,250	71.44%
Property Improvements(2)	$2,000	1.90%
Operating & Capital Reserves	$8,040	7.63%
Brokerage Fee	$1,050	1.00%
Acquisition Expenses(3)	$4,110	3.90%
Offering Expenses(4)	$2,110	2.00%
Sourcing Fee	$12,780	12.13%
Total Fees & Expenses	$20,050	19.03%
Total Proceeds	$105,340	100.00%

(1)	Arrived Homes Series Saturn acquired the Arrived Homes Series Saturn property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $139,750.

(2)	The manager plans for the Arrived Homes Series Saturn property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Saturn property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Saturn offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Saturn offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Sugar

The total cost to acquire and improve the Series Sugar Property, including applicable fees, expenses and reserves is $348,560.

We estimate that the gross proceeds of the offering of Arrived Homes Series Sugar interests will be approximately $147,060, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$108,500	73.78%
Property Improvements(2)	$2,330	1.58%
Operating & Capital Reserves	$11,450	7.79%
Brokerage Fee	$1,470	1.00%
Acquisition Expenses(3)	$5,500	3.74%
Offering Expenses(4)	$2,940	2.00%
Sourcing Fee	$14,870	10.11%
Total Fees & Expenses	$24,780	16.85%
Total Proceeds	$147,060	100.00%

(1)	Arrived Homes Series Sugar acquired the Arrived Homes Series Sugar property for $310,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $201,500.

(2)	The manager plans for the Arrived Homes Series Sugar property to incur approximately $2,330 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Sugar property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Sugar offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Sugar offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Weldon

The total cost to acquire and improve the Series Weldon Property, including applicable fees, expenses and reserves is $239,570.

We estimate that the gross proceeds of the offering of Arrived Homes Series Weldon interests will be approximately $103,070, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$73,500	71.31%
Property Improvements(2)	$2,000	1.94%
Operating & Capital Reserves	$7,860	7.63%
Brokerage Fee	$1,030	1.00%
Acquisition Expenses(3)	$4,080	3.96%
Offering Expenses(4)	$2,060	2.00%
Sourcing Fee	$12,540	12.17%
Total Fees & Expenses	$19,710	19.12%
Total Proceeds	$103,070	100.00%

(1)	Arrived Homes Series Weldon acquired the Arrived Homes Series Weldon property for $210,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $136,500.

(2)	The manager plans for the Arrived Homes Series Weldon property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Weldon property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Weldon offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Weldon offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Westchester

The total cost to acquire and improve the Series Westchester Property, including applicable fees, expenses and reserves is $381,030.

We estimate that the gross proceeds of the offering of Arrived Homes Series Westchester interests will be approximately $182,130, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$141,100	77.47%
Property Improvements(2)	$1,500	0.82%
Operating & Capital Reserves	$12,510	6.87%
Brokerage Fee	$1,820	1.00%
Acquisition Expenses(3)	$5,530	3.04%
Offering Expenses(4)	$3,640	2.00%
Sourcing Fee	$16,030	8.80%
Total Fees & Expenses	$27,020	14.84%
Total Proceeds	$182,130	100.00%

(1)	Arrived Homes Series Westchester acquired the Arrived Homes Series Westchester property for $340,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $198,900.

(2)	The manager plans for the Arrived Homes Series Westchester property to incur approximately $1,500 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Westchester property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Westchester offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Westchester offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Arrived Homes, LLC, a Delaware series limited liability company, (which we refer to as “we”, “us” “our” “Arrived” or “Company”) was formed in July 2020 to permit public investment in specific single family rental homes. Arrived Holdings, Inc. is the manager of the Company (our “manager”). We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Since its formation in July 2020, our company has been engaged primarily in preparing to acquire properties for its planned series offerings, and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Recent Developments

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC, (“Series Soapstone”) completed the acquisition of the Arrived Homes Series Soapstone property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Series Soapstone purchased the Arrived Homes Series Soapstone property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone property purchase price, Series Soapstone issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone property, in the amount of $220,000.

Arrived Homes Series Lierly, a series of Arrived Homes, LLC, (“Series Lierly”) completed the acquisition of the Series Lierly property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Series Lierly purchased the Series Lierly property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Series Lierly property purchase price, Series Lierly issued a promissory note to our owner affiliate, the former owner of the Series Lierly property, in the amount of $215,000.

Arrived Homes Series Pecan, a series of Arrived Homes, LLC, (“Series Pecan”) completed the acquisition of the Series Pecan property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Series Pecan purchased the Series Pecan property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Series Pecan property purchase price, Series Pecan issued a promissory note to the manager, the former owner of the Series Pecan property, in the amount of $208,495.

Arrived Homes Series Patrick, a series of Arrived Homes, LLC, (“Series Patrick”) completed the acquisition of the Series Patrick property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Series Patrick purchased the Series Patrick property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Series Patrick issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC, (“Series Plumtree”) completed the acquisition of the Series Plumtree property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Series Plumtree purchased the Series Plumtree property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Series Plumtree property purchase price, Series Plumtree issued a promissory note to the manager, the former owner of the Series Plumtree property, in the amount of $202,950.

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, (“Series Chaparral”) completed the acquisition of the Series Chaparral property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Series Chaparral purchased the Series Chaparral property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Series Chaparral property purchase price, Series Chaparral issued a promissory note to the manager, the former owner of the Series Chaparral property, in the amount of $197,965.

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC, (“Series Kingsley”) completed the acquisition of the Series Kingsley property for a purchase price of $315,000.00 on June 1, 2021, prior to the start of its offering. The manager has secured a loan on the Series Kingsley property on behalf of Series Kingsley for $215,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Kingsley has issued a promissory note to the manager in the amount of $124,000.

Arrived Homes Series Luna, a series of Arrived Homes, LLC, (“Series Luna”) completed the acquisition of the Series Luna property for a purchase price of $215,000.00 on June 14, 2021, prior to the start of its offering. The manager has secured a loan on the Series Luna property on behalf of Series Luna for $150,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Luna has issued a promissory note to the manager in the amount of $89,000.

Arrived Homes Series Holloway, a series of Arrived Homes, LLC, (“Series Holloway”) completed the acquisition of the Series Holloway property for a purchase price of $340,000.00 on June 16, 2021, prior to the start of its offering. The manager has secured a 1oan on the Series Holloway property on behalf of Series Holloway for $221,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Holloway has issued a promissory note to the manager in the amount of $147,000.

Arrived Homes Series Lallie, a series of Arrived Homes, LLC, (“Series Lallie”) completed the acquisition of the Series Lallie property for a purchase price of $370,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Lallie property on behalf of Series Lallie for $240,500.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Lallie has issued a promissory note to the manager in the amount of $164,000.

Arrived Homes Series Badminton, a series of Arrived Homes, LLC, (“Series Badminton”) completed the acquisition of the Series Badminton property for a purchase price of $255,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Badminton property on behalf of Series Badminton for $174,200.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Badminton has issued a promissory note to the manager in the amount of $107,000.

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC, (“Series Shoreline”) completed the acquisition of the Series Shoreline property for a purchase price of $255,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Shoreline property on behalf of Series Shoreline for $165,750.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Shoreline has issued a promissory note to the manager in the amount of $122,000.

Arrived Homes Series Summerset, a series of Arrived Homes, LLC, (“Series Summerset”) completed the acquisition of the Series Summerset property for a purchase price of $255,000.00 on June 21, 2021, prior to the start of its offering. The manager has secured a loan on the Series Summerset property on behalf of Series Summerset for $165,750.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Summerset has issued a promissory note to the manager in the amount of $116,000.

Arrived Homes Series Spencer, a series of Arrived Homes, LLC, (“Series Spencer”) completed the acquisition of the Series Spencer property for a purchase price of $300,000.00 on June 22, 2021, prior to the start of its offering. The manager has secured a loan on the Series Spencer property on behalf of Series Spencer for $195,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Spencer has issued a promissory note to the manager in the amount of $136,000.

Arrived Homes Series Basil, a series of Arrived Homes, LLC, (“Series Basil”) completed the acquisition of the Series Basil property for a purchase price of $202,500.00 on June 25, 2021, prior to the start of its offering. The manager has secured a loan on the Series Basil property on behalf of Series Basil for $131,625.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Basil has issued a promissory note to the manager in the amount of $94,000.

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC, (“Series Dewberry”) completed the acquisition of the Series Dewberry property for a purchase price of $190,000.00 on June 29, 2021, prior to the start of its offering. The manager has secured a loan on the Series Dewberry property on behalf of Series Dewberry for $121,225.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Dewberry has issued a promissory note to the manager in the amount of $90,000.

Arrived Homes Series Centennial, a series of Arrived Homes, LLC, (“Series Centennial”) completed the acquisition of the Series Centennial property for a purchase price of $285,000.00 on June 4, 2021, prior to the start of its offering. The manager has secured a loan on the Series Centennial property on behalf of Series Centennial for $190,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Centennial has issued a promissory note to the manager in the amount of $115,000.

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC, (“Series Eastfair”) completed the acquisition of the Series Eastfair property for a purchase price of $215,000.00 on June 9, 2021, prior to the start of its offering. The manager has secured a loan on the Series Eastfair property on behalf of the Series for $150,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 Years, Interest Only. In exchange for the loan, Series Eastfair has issued a promissory note to the manager in the amount of $84,000.

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC, (“Series Coatbridge”) completed the acquisition of the Series Coatbridge property for a purchase price of $215,000.00 on July 1, 2021, prior to the start of its offering. The manager has secured a loan on the Series Coatbridge property on behalf of Series Coatbridge for $139,750.00, at an interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Coatbridge has issued a promissory note to the manager in the amount of $125,000.

Arrived Homes Series Windsor, a series of Arrived Homes, LLC, (“Series Windsor”) completed the acquisition of the Series Windsor property for a purchase price of $350,000.00 on July 22, 2021, prior to the start of its offering. The manager has secured a loan on the Series Windsor property on behalf of Series Windsor for $227,500.00, at an interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Windsor has issued a promissory note to the manager in the amount of $152,000.

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC, (“Series Roseberry”) completed the acquisition of the Series Roseberry property for a purchase price of $325,000.00 on August 2, 2021, prior to the start of its offering. The manager has secured a loan on the Series Roseberry property on behalf of Series Roseberry for $211,250.00, at an interest rate of 4.625%, for a term of 5 years, interest only. In exchange for the loan, Series Roseberry has issued a promissory note to the manager in the amount of $140,000.

Arrived Homes Series Splash, a series of Arrived Homes, LLC, (“Series Splash”) completed the acquisition of the Series Splash property for a purchase price of $215,000.00 on May 3, 2021, prior to the start of its offering. The manager has secured a loan on the Series Splash property on behalf of Series Splash for $122,500.00, at a fixed annual interest rate of 4%, for a term of 5 years, interest only. In exchange for the loan, Series Splash has issued a promissory note to the manager in the amount of $104,000.

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC, (“Series Tuscan”) completed the acquisition of the Series Tuscan property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The manager has secured a loan on the Series Tuscan property on behalf of Series Tuscan for $181,480.00, at a fixed annual interest rate of 4%, for a term of 5 years, interest only. In exchange for the loan, Series Tuscan has issued a promissory note to the manager in the amount of $153,000

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) completed the acquisition of the Series Malbec property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The manager originally purchased the Series Malbec property on a line of credit from Groundfloor Finance at a fixed annual interest rate of 9%, and later refinanced the Series Malbec property into a loan on behalf of Series Malbec for $208,585.00, at a fixed annual interest rate of 4.625%, on July 9, 2021, for a term of 30 years with interest only payments in the first 5 years. In exchange for the loan, Series Malbec has issued a promissory note to the manager in the amount of $130,000.

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) completed the acquisition of the Series Pinot property for a purchase price of $324,216.00 on May 13, 2021, prior to the start of its offering. The Manager originally purchased the Series Pinot property on a line of credit with Groundfloor Finance at a fixed annual interest rate of 9%, and refinanced the Series Pinot property into a loan on behalf of the Series for $208,585.00, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 years. In exchange for the loan, Series Pinot has issued a promissory note to the manager in the amount of $132,000.

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) completed the acquisition of the Series Salem property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The Manager originally purchased the Series Salem property on a line of credit with Groundfloor Finance at a fixed annual interest rate of 9%, and refinanced the Series Salem property into a loan on behalf of Series Salem for $208,585.00, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 Years. In exchange for the loan, Series Salem has issued a promissory note to the manager in the amount of $127,000.

Except with respect to the first two series listed above, each of these promissory notes will bear interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of issuance of the promissory note, which was the same date as the date on which the acquisition of such series property was completed.

Additionally, subsequent to June 30, 2021, each of the series listed below, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for, its series property through a combination of a mortgage on the series property and a loan from the manager. The mortgage for each series property is for the amount listed under the relevant series heading in the "Use of Proceeds" section and accrues interest at a fixed annual rate of 4.625%. In exchange for the loan, the series has issued a promissory note to the manager in the amount indicated below, each bearing interest at the minimum applicable federal rate, or AFR, under the Internal Revenue Code in effect as of the date of the completion of acquisition of the relevant series property:

Series	Promissory Note Amount
Arrived Homes Series Amber	$132,000
Arrived Homes Series Bayside	$118,000
Arrived Homes Series Coatbridge	$125,000
Arrived Homes Series Collinston	$94,000
Arrived Homes Series Dawson	$106,000
Arrived Homes Series Elevation	$118,000
Arrived Homes Series Elm	$78,000
Arrived Homes Series Forest	$154,000
Arrived Homes Series Holland	$82,000
Arrived Homes Series Jupiter	$75,000
Arrived Homes Series Lennox	$102,000
Arrived Homes Series Lily	$224,000
Arrived Homes Series Limestone	$114,000
Arrived Homes Series Meadow	$131,000
Arrived Homes Series Odessa	$153,000
Arrived Homes Series Olive	$129,000
Arrived Homes Series Ridge	$101,000
Arrived Homes Series River	$121,000
Arrived Homes Series Saddlebred	$189,000
Arrived Homes Series Saturn	$190,000
Arrived Homes Series Sugar	$143,000
Arrived Homes Series Weldon	$95,000
Arrived Homes Series Westchester	$171,000

Each series will repay the note used to acquire its property with proceeds generated from the closing of the offering of such series.  No series will have any obligation to repay a loan incurred by our company to purchase a property for another series. In the event a particular series promissory note has not been repaid on or prior to its maturity date, the outstanding balance of that promissory note will be converted into series interests under the same terms as in the applicable series offering.

Property descriptions and use of proceeds tables for the completed series offerings are attached to this offering circular as Appendix A and incorporated herein by reference.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Impact of the COVID-19 Coronavirus Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a pandemic. As we are just beginning our operations, COVID-19 has not had an impact on our business to date.  The rapid development and fast-changing nature of the COVID-19 pandemic creates many unknowns that could have a future material impact on our operations and the operations of each of our series.  The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our series properties are and will be located are among the unknowns.  These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance.  For additional details, see Risk Factors.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated during the six-month period ended June 30, 2021 are listed in the table below:

Revenues
Applicable Series	6/30/2021
Chaparral	$4,350
Lierly	$4,425
Patrick	$4,500
Pecan	$4,350
Plumtree	$4,325
Soapstone	$4,800

Operating Expenses

The Company incurred $16,672 in operating expenses during the six-month period ended June 30, 2021. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, home ownership association fees and repairs and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the six-month period ended June 30, 2021, at the close of the respective offerings for the series, each individual series became responsible for its own operating expenses. The following table summarizes the total operating expenses by series as of June 30, 2021:

Operating Expenses
Applicable Series	6/30/2021
Chaparral	$2,481
Lierly	$2,885
Patrick	$2,907
Pecan	$2,767
Plumtree	$2,571
Soapstone	$3,061

Other Expenses

For the six months ended June 30, 2021, each series incurred interest expenses and offering expenses. The following table summarizes the total of such expenses by series as of June 30, 2021:

Other Expenses
Applicable Series	6/30/2021
Chaparral	$1,106
Lierly	$1,388
Patrick	$1,124
Pecan	$1,171
Plumtree	$1,177
Soapstone	$1,359

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents by series as of June 30, 2021:

Cash & Cash Equivalents
Applicable Series	6/30/2021
Chaparral	$11,422
Lierly	$5,592
Patrick	$13,320
Pecan	$13,684
Plumtree	$17,365
Soapstone	$3,161

Plan of Operations

We intend to list our series properties for lease with a real estate broker, if not already rented upon acquisition. The asking rent for the series properties is expected to be in the range which is consistent with other single family homes in a given market area. We intend to hold the series properties for 5-7 years during which time, we will operate the series properties as a rental income properties. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than 5 years or to hold a property for more than 7 years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning the lease to a new buyer where allowed under applicable laws.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering, however, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period following qualification of our Form 1-A by the SEC will not exceed the maximum amount allowed under Regulation A. The proceeds from any offerings closed during the next twelve months will be used to acquire additional properties for the series conducting the offerings.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

MANAGEMENT

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a Board of Directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 999 3rd Avenue, Seattle, WA 98104, and the telephone number of the manager’s executive offices is 206-659-7920.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	33	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Joel Mezistrano	50	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	35	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	40	Chief Operating Officer	Chief Operating Officer

(1)	The current executive officers and directors, whose terms in office began upon the organization of our company on July 13, 2020, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.
(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and Director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Joel Mezistrano, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings, Inc. since December 1, 2019 and as the Chief Financial Officer of our company since its inception. Mr. Mezistrano has been investing in residential real estate for over 25 years. He graduated from the Massachusetts Institute of Technology with degrees in Mathematics and Computer Science. He started his career at Accenture and then moved to hold executive roles at several high-growth venture backed startups in industries such as Banking, Insurance, and E-Commerce. For the last 10 years, Mr. Mezistrano has been a Principal and CFO at American Classic Homes which has annual revenues in excess of $100 Million and operates several investment funds utilizing institutional capital, family offices, and high-net worth individuals. Joel is also a Principal and CFO at SeaLevel Properties which has a $250 Million portfolio of apartments and mixed-use projects in the Seattle area.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has serviced as the Chief Operating Officer since July 2020. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Directors are elected until their successors are duly elected and qualified.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our Manager has not-sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description
Operating Stage:
Asset Management Fee	Each series will pay the manager an annual asset management fee equal to one percent (1%) of the capital contributions to that series. This fee will be paid out of the net operating rental income of the series. To the extent leverage is utilized to acquire a series property, the asset management fee will be calculated on the actual amount of the capital contributions to the series, which would be less than the maximum offering amount of that series.

Property Management Fee	To the extent that a property manager is paid a fee less than the eight percent (8%) charged to a series, the manager will receive the difference as income. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis.

Reimbursement of Expenses:	We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs.

Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income. We expect to charge each series a market rate disposition fee in the range of six to seven percent of a property sale price, our estimation of what actual disposition fees should total. Actual disposition fees, which cover property sale expenses such as brokerage commissions, and title, escrow and closing costs, are determined by local customary real estate market practices and applicable laws.

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the operating agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the manager will serve as the manager for an indefinite term, but that the manager only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests, by an affirmative vote of two-thirds of our company’s members. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

The manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

The manager may withdraw as the manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

Manager Affiliates

Our manager controls two affiliated entities:

Arrived Services, LLC – Arrived Services, LLC, or Arrived Services, was formed on May 29, 2019 as a Delaware limited liability company with Arrived Holdings, Inc. is its sole member and manager. Arrived Services serves as the sole general partner of Arrived Homes, LP and, as such, manages the lease agreements, rent collection, and tenant communications for the residential rental properties owned by Arrived Homes, LP. Additionally, Arrived Services manages a rental listing program accessible on the Arrived Homes platform at arrivedhomes.com website, whereby owners of residential rental properties are able to publish listings of available rental homes on the arrivedhomes.com website. Following the qualification of this offering circular by the SEC, Arrived Services may continue to operate the rental listing service on a sub-directory or unique url of the arrivedhomes.com website, at the discretion of the Manager.

Arrived Homes, LP – Arrived Homes, LP was formed on May 29, 2019 as a Delaware limited partnership with Arrived Services, LLC as its sole general partner and manager of its business. Arrived Homes, LP was established to invest in real estate properties. It owned the two properties that were sold to Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 999 3rd Ave, Suite 3300, Seattle, WA 98104.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since our formation in July 2020, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Lierly LLC purchased the Arrived Homes Series Lierly LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Arrived Homes Series Lierly LLC property purchase price, Arrived Homes Series Lierly LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000.

Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Arrived Homes Series Soapstone LLC purchased the Arrived Homes Series Soapstone LLC property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone LLC property purchase price, Arrived Homes Series Soapstone LLC issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000.

Arrived Homes Series Patrick LLC completed the acquisition of the Arrived Homes Series Patrick LLC property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Patrick LLC purchased the Arrived Homes Series Patrick LLC property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Arrived Homes Series Patrick LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Pecan LLC completed the acquisition of the Arrived Homes Series Pecan LLC property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Arrived Homes Series Pecan LLC purchased the Arrived Homes Series Pecan LLC property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Arrived Homes Series Pecan LLC property purchase price, Arrived Homes Series Pecan LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Pecan LLC property, in the amount of $208,495.

Arrived Homes Series Plumtree LLC completed the acquisition of the Arrived Homes Series Plumtree LLC property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Arrived Homes Series Plumtree LLC purchased the Arrived Homes Series Plumtree LLC property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Arrived Homes Series Plumtree LLC property purchase price, Arrived Homes Series Plumtree LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Plumtree LLC property, in the amount of $202,950.

Arrived Homes Series Chaparral LLC completed the acquisition of the Arrived Homes Series Chaparral LLC property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Arrived Homes Series Chaparral LLC purchased the Arrived Homes Series Chaparral LLC property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Arrived Homes Series Chaparral LLC property purchase price, Arrived Homes Series Chaparral LLC issued a promissory note to the manager, the former owner of the Arrived Homes Series Chaparral LLC property, in the amount of $197,965.

Arrived Homes Series Splash LLC completed the acquisition of the Arrived Homes Series Splash LLC property for a purchase price of $215,000 on April 30, 2021, prior to the start of its offering. Arrived Homes Series Splash LLC purchased the Arrived Homes Series Splash LLC property from the manager, who originally paid $215,000 for the property. To pay the $215,000 Arrived Homes Series Splash LLC property purchase price, Arrived Homes Series Splash LLC issued a promissory note to the manager in the amount of $92,500 and secured a mortgage loan for the remaining $122,500 from Arvest Bank.

Arrived Homes Series Tuscan LLC completed the acquisition of the Arrived Homes Series Tuscan LLC property for a purchase price of $320,898 on May 12, 2021, prior to the start of its offering. Arrived Homes Series Tuscan LLC purchased the Arrived Homes Series Tuscan LLC property from the manager, who originally paid $320,898 for the property. To pay the $320,898 Arrived Homes Series Tuscan LLC property purchase price, Arrived Homes Series Tuscan LLC issued a promissory note to the manager in the amount of $139,418 and secured a mortgage loan for the remaining $181,480 from Arvest Bank.

Arrived Homes Series Kingsley LLC completed the acquisition of the Arrived Homes Series Kingsley LLC property from an unaffiliated seller for a purchase price of $315,000 on June 1, 2021, prior to the start of its offering. To pay the $315,000 Arrived Homes Series Kingsley LLC property purchase price, Arrived Homes Series Kingsley LLC borrowed $100,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $100,000 and secured a mortgage loan for the remaining $215,000 from Certain Lending, Inc.

Arrived Homes Series Eastfair LLC completed the acquisition of the Arrived Homes Series Eastfair LLC property from an unaffiliated seller for a purchase price of $215,000 on June 4, 2021, prior to the start of its offering. To pay the $215,000 Arrived Homes Series Eastfair LLC property purchase price, Arrived Homes Series Eastfair LLC borrowed $65,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $65,000 and secured a mortgage loan for the remaining $150,000 from Certain Lending, Inc.

Arrived Homes Series Centennial LLC completed the acquisition of the Arrived Homes Series Centennial LLC property from an unaffiliated seller for a purchase price of $285,000 on June 7, 2021, prior to the start of its offering. To pay the $285,000 Arrived Homes Series Centennial LLC property purchase price, Arrived Homes Series Centennial LLC borrowed $95,000 from the manager in exchange for issuing a promissory note to the manager in the amount of $95,000 and secured a mortgage loan for the remaining $190,000 from Certain Lending, Inc.

With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business – Acquisition Mechanics.” As such, the manager is expected to receive interest income from loans to the multiple series.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreement, the series designations, and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those document which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the operating agreement.

Description of the Interests

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of our company is an investment only in that particular series and not an investment in our company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of our company and not in a separate legal entity. Our company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Subject to the provisions of the operating agreement, the manager can cause our company to establish one or more series of our company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the operating agreement and in the series designation, as applicable. Upon approval of any series designation by the manager, the series designation is attached to the operating agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Title to the properties will be held by the applicable series of our company or through a Delaware limited liability company which will be a wholly-owned subsidiary of the applicable series. We intend that each series will own a single property. We do not anticipate that any of the series will acquire any properties other than their respective property. New series will be formed and will issue their own interests for future properties. An investor who invests in an offering of a series will not have any indirect interest in any property of any other series unless the investor also participates in a separate series offering associated with that other property.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects the manager to maintain separate, distinct records, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. Our company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant property will be held by, or for the benefit of, the relevant series.

All of the series interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the manager, the holders of such series interests will not be liable to our company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The series described in this offering circular will use the proceeds of the respective offerings to repay any promissory notes issued to the manager or loans taken out or payments made by the manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds to Issuer” sections for each offering for further details). An investor in an offering will acquire an ownership interest in the series interests related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, (iv) the Arrived Homes platform or (v) the property associated with the series or any property owned by any other series.

Further Issuance of interests

Only the series interests, which are not annotated as closed, are being offered and sold pursuant to this offering circular. The operating agreement provides that our company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

Distribution Rights

The manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such series. The manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Our company expects the manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the manager or any of its affiliates.

No series will distribute a property in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The interests are not redeemable.

Registration Rights

There are no registration rights in respect of the interests.

Voting Rights

The manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the manager and a designee of the manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in our company or a series except with respect to:

(i) the removal of the manager;

(ii) the dissolution of our company upon the for-cause removal of the manager, and

(iii) an amendment to the operating agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;

c. change the situations in which our company and any series can be dissolved or terminated;

d. change the term of our company (other than the circumstances provided in the operating agreement); or

e. give any person the right to dissolve our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable. The removal of the manager as manager of our company and all series must be approved by a Super Majority Vote, that is, an affirmative vote of holders of interests of all series representing at least two thirds of the total votes that may be cast by all outstanding interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any series of our company present in person or represented by proxy.

The consent of the holders of a majority of the interests of a series is required for any amendment to the operating agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

The manager or its affiliates (if they hold series interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by the manager and no amendment to the operating agreement may be made without the prior approval of the manager that would decrease the rights of the manager or increase the obligations of the manager thereunder.

The manager has broad authority to take action with respect to our company and any series. See “Management” for more information. Except as set forth above, the manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, the manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that the manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the manager deems necessary or appropriate to enable the manager to exercise its authority under the Agreement.

In each case, the manager may make such amendments to the operating agreement provided the manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the manager deems to be in the best interests of our company and the interest holders;

●	are necessary or appropriate for any action taken by the manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of property of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of the manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of the manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of the manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the manager (or a liquidator selected by the manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the manager, any of its affiliates and sellers of the properties and which distribution within a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests without the consent of the manager. The manager may withhold consent in its sole discretion, including when the manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) result in a change of US federal income tax treatment of our company and the series, or (e) our company, the series or the manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by our company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, via the Arrived Homes platform or otherwise.

Additionally, unless and until the interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Restrictions of Transfers related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, interests of each series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the operating agreement provide that, after the completion of an offering of a series interest and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a series interests; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding interests or total capital stock of a series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series’ interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

The operating agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring a series’ interests if such transfer would result in a series’ interests to be beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a series’ interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series’ interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series’ interests will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our interests is no longer required in order for us to qualify as a REIT.

If any transfer of a series’ interests would result in the series’ interests to be beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such interests. In addition, if any purported transfer of a series’ interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our interests or otherwise be in the best interest of our investors.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the manager a power of attorney to, among other things, execute and file documents required for our company’s qualification, continuance or dissolution. The power of attorney also grants the manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series will be managed under the direction of the manager. The manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the manager.

Our company may decide to enter into separate indemnification agreements with the directors and officers of our company or the manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our interests--Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from our company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the operating agreement

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our interests.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2021 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying condition (2). We believe that the interests sold in our series offerings will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in a series offering and the timing of subscriptions, we may need to conduct an additional offering of a series’ interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the operating agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every of the class of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our interests.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our interests will not be a USRPI if we are “domestically-controlled,” (ii) our interests will not be a USRPI with respect to a selling non-U.S investor. if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our interests is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests is held directly (or indirectly through one or more partnerships) by a “qualified,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are a USRPI, gain from a liquidating distribution with respect our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our interests are not a USRPI, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2) the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4) there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). Our interests are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with our series offerings, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the operating agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of interests our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, the manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the manager, Arrived Holdings, Inc., which also owns and operates a web app-based investment platform we refer to as the Arrived Homes platform. Through the use of the Arrived Homes platform, investors can browse and screen the potential investments and sign legal documents electronically. Neither the manager nor any other affiliated entity involved in the offer and sale of the interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

The sale of the interests in our series offerings is being facilitated by Dalmore Group, LLC., or Dalmore, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the interests will occur.

We are offering the membership interests of each of the series of our company in the “Series Offering Table” beginning on page iii of this offering circular. Each offering is being conducted on a “best efforts,” no offering minimum basis. The initial offering price for the interests of each series was determined by the manager.

Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these offerings, see “– Investor Suitability Standards” below. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore is registered.

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “- How to Subscribe” below for further details.  Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards to the offering statement of which this offering circular forms a part.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

On August 26, 2020, the SEC adopted amendments to the accredited investor definition in Rule 501(a). These amendments will become effective on or about October 29, 2020. These amendments effect the following changes to the definition of accredited investor:

●	add a new category to the definition that permits natural persons to qualify as accredited investors based on certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the SEC may designate from time to time by order. In conjunction with the adoption of the amendments, the SEC designated by order holders in good standing of the Series 7, Series 65, and Series 82 licenses as qualifying natural persons. This approach provides the SEC with flexibility to reevaluate or add certifications, designations, or credentials in the future. Members of the public may wish to propose for the SEC’s consideration additional certifications, designations or credentials that satisfy the attributes set out in the new rule;

●	include as accredited investors, with respect to investments in a private fund, natural persons who are “knowledgeable employees” of the fund;

●	clarify that limited liability companies with $5 million in assets may be accredited investors and add SEC- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs) to the list of entities that may qualify;

●	add a new category for any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

●	add “family offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act; and

●	add the term “spousal equivalent” to the accredited investor definition, so that spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and Dalmore, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers of interests in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor in a series is one (1) interest and the maximum subscription by any investor will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker

We have engaged Dalmore Group, LLC., or Dalmore, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

Dalmore will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. Dalmore will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with Dalmore will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation who will be appointed as escrow agent for each offering pursuant to an escrow agreement among the Broker, the Escrow Agent, and our company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards to the offering statement of which this offering circular forms a part.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the offering expenses described in “—Fees and Expenses” below. The manager has agreed to pay the escrow fees and the series will reimburse the manager for offering expenses actually incurred, including escrow fees and for certain other expenses, in an amount up to 2% of gross offering proceeds of the series offering. See “Management Compensation—Reimbursement of Expenses.”

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition to the 1% brokerage fee, Arrived Holdings, Inc., our manager, has agreed to pay Dalmore a one-time $20,000 consulting fee, $10,000 of which will be due and payable immediately after FINRA issues a letter indicating that it does not object to Dalmore’s fees and we receive qualification of our offering statement by the Commission. The remaining $10,000 will be due and payable to Dalmore 30 days after the issuance of the FINRA No Objection Letter to Dalmore and qualification of the offering statement by the Commission. We will also make a one-time advance payment of $5,000 to Dalmore for out of pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings. This fee will be paid by our manager, subject to possible reimbursement from the relevant series. The aggregate commission to be paid to Dalmore, which will be inclusive of all fees to be received in connection with each post-qualification amendment to the offering statement to qualify additional series offerings, will have a maximum value of no more than 7% of the total offering proceeds. Dalmore will ensure that the maximum commission amount will not exceed this 7% cap.

In addition to the fees we will pay Dalmore, the manager will pay North Capital Investment Technology, Inc., the parent company of the Escrow Agent, a monthly licensing and service fee of $750 for technology tools to facilitate the offering of securities on the Arrived Homes platform. This fee is capped at $6,000 for each series offering. The manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.

Offering Expenses

Each series will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series. Each series offering will reimburse the manager up to 2% of gross offering proceeds for offering expenses actually incurred by the manager on our behalf. Offering expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in “Operating Expenses”).

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the property related to such series incurred prior to the closing, including real estate brokerage and sales fees and commissions (but excluding the Dalmore brokerage fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the property was acquired using debt prior to completion of an offering), and photography and videography expenses in order to prepare the profile for the property on the Arrived Homes platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering and we will reimburse the manager for any such fees, costs and expenses advanced by the manager.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular Supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular Supplement. The offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission’s website at www.sec.gov or in the legal section for the applicable property on the Arrived Homes platform. The contents of the Arrived Homes platform (other than the offering statement and the Appendices and Exhibits thereto and this offering circular) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final closing.

The subscription process for each offering is a separate process. Any potential wishing to acquire any series interests must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Arrived Homes platform application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed subscription agreement is signed for a particular offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant series interests you have applied to subscribe for (as set out on the front page of your subscription agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by the manager and, if accepted, such further time until you are issued with series interests for which you subscribed.

4. The manager and Dalmore will review the subscription documentation completed and signed by you upon completion and signature. You may be asked to provide additional information, and such additional information will be reviewed and considered by the manager and Dalmore upon receipt. The manager or Dalmore will contact you directly if required. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 15-day period.

5. Once the review is complete, the manager will promptly inform you whether or not your application to subscribe for the series interests is approved or denied, and if approved, the number or series interests you are entitled to subscribe for. The manager will only accept or reject a subscription in part if required to do so to comply with regulatory requirements or where the manager reasonably believes that such acceptance or rejection is required to for a particular series to qualify as a REIT. Otherwise, the manager will accept or reject an investment in its entirety. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the series interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such series interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of our company, or the operating agreement, as it may be amended from time to time. Our company, the manager and Dalmore will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the series’ operating account, until if and when there is a closing for a particular offering with respect to that. When the Escrow Agent has received instructions from the manager or Dalmore that an offering will close, and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the manager.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

ACCOUNTING MATTERS

Our consolidated financial statements as of December 31, 2020 and for the period then ended included in this offering circular have been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The manager will answer inquiries from potential investors in offerings concerning any of the series, our company, the manager and other matters relating to the offer and sale of the series interests under this offering circular. Our company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Arrived Homes, LLC
999 3rd Avenue, Suite 3300

Seattle, WA 98105

E-Mail: contact@arrivedhomes.com
Tel: 206-659-7920
Attention: Arrived Holdings, Inc.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

THE SERIES PROPERTIES – OFFERINGS COMPLETED

The following are descriptions of the series properties whose series offerings have been completed.

Arrived Homes Series Lierly LLC

Summary Overview

Arrived Homes Series Lierly LLC is being established to allow investors who acquire Arrived Homes Series Lierly LLC interests in the Arrived Homes Series Lierly LLC offering to own an interest in the single family home located at 4203 W Lierly Ln, Fayetteville, AR, the Arrived Homes Series Lierly LLC property. Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property from Arrived Homes, LP, an affiliate of the manager, or the owner affiliate, on January 20, 2021, prior to the start of the Arrived Homes Series Lierly LLC offering. The Arrived Homes Series Lierly LLC property is being held by Arrived AR Lierly, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Lierly LLC. Arrived Homes Series Lierly LLC issued a promissory note to the owner affiliate in payment of the purchase price of the Arrived Homes Series Lierly LLC property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Lierly LLC offering.

Property Summary

4203 West Lierly Lane is a single family home sitting on a corner lot at the edge of a private neighborhood in Fayetteville, AR. The home features a back deck overlooking sunset views in the evening, a split floor plan with large primary bedroom, and spacious full bathrooms on each end of the home. The home also features updated fixtures in the kitchen and bathrooms and a 2 car garage.

Property Name	4203 West Lierly Lane
Address	4203 W Lierly Ln, Fayetteville, AR 72704
Year Built	2010
Bedrooms	3
Baths	2
Square Footage	1,827
Lot Size	1 Acre Lot
Amenities	●	Fenced backyard
	●	Backyard deck
	●	Gas fireplace
	●	Forced Heating & Central Air
	●	Laundry room with washer & dryer
	●	Kitchen appliances
	●	Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2018, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2017 increased to 95.31%, a 2.79% increase over the prior year, and a 0.42% increase over the prior 3 years. Average rental rates for 2017 had also increased 3.99% over the previous year and 7.89% over the previous 3 years.

Property History

The Arrived Homes Series Lierly LLC property was built in 2010. The owner affiliate acquired the Arrived Homes Series Lierly LLC property on July 25, 2019 for a purchase price of $212,500. The Arrived Homes Series Lierly LLC property was initially listed for sale in February of 2019 with an asking price of $230,000. The last asking price before the owner affiliate purchased the Arrived Homes Series Lierly LLC property was $217,500.

Prior to the owner affiliate’s acquisition of the Arrived Homes Series Lierly LLC property, the Arrived Homes Series Lierly LLC property was owner occupied and was not operated as a rental income property. Following its acquisition, the owner affiliate began to operate the Arrived Homes Series Lierly LLC property as a rental unit with the initial rental occupancy beginning on July 27, 2019.

The owner affiliate entered into a lease agreement with a tenant for a two year term, beginning on July 27, 2019, at a monthly rental rate of $1,475 or an annual rate of $17,700.

Due to the existence of COVID-19, the owner affiliate offered a one-time, temporary rent holiday for the month of April 2020 as an addendum to the active lease agreement. The 4203 West Lierly Lane tenant accepted the temporary rent holiday. The tenant is current in his payments and the remaining lease payments will continue in accordance with the terms of the original agreement for the remainder of the lease term.

Comparable Sales

The following single family homes of the same line have sold in the W Lierly Lane area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
3788 W Edgewater Dr	$240,472	1,821	$132	May 2020
3934 W Mahogany Dr	$215,000	1,685	$127	December 2019
4106 W Olive Tree Dr	$219,000	1,937	$113	September 2019
4200 W Mahogany Dr	$215,000	1,815	$118	August 2019

Acquisition of the Arrived Homes Series Lierly LLC Property

Arrived Homes Series Lierly LLC completed the acquisition of the Arrived Homes Series Lierly LLC property from the owner affiliate on January 20, 2021. To pay the $215,000 Arrived Homes Series Lierly LLC property purchase price, Arrived Homes Series Lierly LLC issued a promissory note to the owner affiliate, the former owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000. This promissory note has a maturity date of 18 months from the date of issuance and will not bear interest. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Lierly LLC offering or through additional, future Arrived Homes Series Lierly LLC offerings. Prior to the repayment of this note, the owner affiliate will retain all rental income derived from the Arrived Homes Series Lierly LLC property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Lierly LLC interests on the same terms as provided to investors in the Arrived Homes Series Lierly LLC offering.

Property Components & Capital Expenditures

The Arrived Homes Series Lierly LLC property was inspected on June 25, 2019, and the inspection report indicated that the major property components were in acceptable, functional condition, with no obvious signs of defect. With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

Property Manager

The manager expects to appoint an unaffiliated, third-party property manager to manage the Arrived Homes Series Lierly LLC property on a discretionary basis and will enter into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Lierly LLC will pay the property manager an annual fee for managing the Arrived Homes Series Lierly LLC property.

Property Operations and Hold Period

We have acquired the Arrived Homes Series Lierly LLC property with an existing tenant who is leasing this property under a two year lease that terminates on July 26, 2021, subject to a one year renewal option. If the current tenant decides not to renew the lease, we intend to list the property for lease with a real estate broker. The current rent for the Arrived Homes Series Lierly LLC property is $1,475 per month, and that amount for a new tenant is expected to remain in the range of $1,340 to $1,567 per month, which is consistent with other single family homes in the W Lierly Lane area of Fayetteville, Arkansas. The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500-$700 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Lierly LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Lierly LLC property for 5 to 7 years during which time, we will operate the Arrived Homes Series Lierly LLC property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Lierly LLC interest holders. The determination as to when the Arrived Homes Series Lierly LLC property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Lierly LLC property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Lierly LLC offering is raised, assuming no leverage, our 1% asset management fee would total $2,200. Alternatively, assuming an anticipated leverage at 57% of the value of the Series Lierly LLC property, our asset management fee would total $986.

Arrived Homes Series Soapstone LLC

Summary Overview

Arrived Homes Series Soapstone LLC has been established to allow investors who acquire Arrived Homes Series Soapstone LLC interests in the Arrived Homes Series Soapstone LLC offering to own an interest in the single family home located at 4672 W Soapstone Dr, Fayetteville, AR, the Arrived Homes Series Soapstone LLC property. Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property from Arrived Homes, LP, an affiliate of the manager, or the owner affiliate, on January 20, 2021, prior to the start of the Arrived Homes Series Soapstone LLC offering. The Arrived Homes Series Soapstone LLC property is being held by Arrived AR Soapstone, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Soapstone LLC. Arrived Homes Series Soapstone LLC issued a promissory note to the owner affiliate in payment of the purchase price of the Arrived Homes Series Soapstone LLC property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Soapstone LLC offering.

 Property Summary

4672 West Soapstone Drive is a single family, all brick home sitting in the Persimmon Place neighborhood of Fayetteville, AR. The home features include spacious bedrooms, granite countertops, large primary bathroom and walk-in closet, and living room built-in cabinets with surround sound speakers. The home also offers a two car garage, covered backyard patio, and fenced backyard.

property Name	4672 West Soapstone Drive
Address	4672 W Soapstone Dr, Fayetteville, AR 72704
Year Built	2006
Bedrooms	3
Baths	2
Square Footage	1,973
Lot Size	1 Acre
Amenities	●	Fenced backyard
	●	Covered backyard patio
	●	Gas fireplace
	●	Forced Heating & Central Air
	●	Laundry room with washer & dryer
	●	Kitchen appliances
	●	Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2018, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2017 increased to 95.31%, a 2.79% increase over the prior year, and a 0.42% increase over the prior 3 years. Average rental rates for 2017 had also increased 3.99% over the previous year and 7.89% over the previous 3 years.

Property History

The Arrived Homes Series Soapstone LLC property was built in 2006. The owner affiliate acquired the Arrived Homes Series Soapstone LLC property on October 11, 2019 for a purchase price of $217,500. The Arrived Homes Series Soapstone LLC property was initially listed for sale in August of 2019 with an asking price of $229,900. The last asking price before the owner affiliate purchased the Arrived Homes Series Soapstone LLC property was $225,000.

Prior to the owner affiliate’s acquisition of the Arrived Homes Series Soapstone LLC property, the Arrived Homes Series Soapstone LLC property was owner occupied and was not operated as a rental income property. Following its acquisition, the owner affiliate began to operate the Arrived Homes Series Soapstone LLC property as a rental unit with the initial rental occupancy beginning on December 1, 2019.

The owner affiliate entered into a lease agreement with a tenant for a 1 year term, beginning on December 1, 2019, at a monthly rental rate of $1,600 or annual rate of $19,200.

Due to the existence of COVID-19, the owner affiliate offered a one-time, temporary rent holiday for the month of April 2020 as an addendum to the active lease agreement. The 4672 West Soapstone Drive tenant accepted the temporary rent holiday. The tenant is current in his payments and the remaining lease payments will continue in accordance with the terms of the original agreement for the remainder of the lease term.

On May 31, 2020, the then tenant of 4672 West Soapstone Drive terminated the remainder of its lease with approval of the owner affiliate. On June 8, 2020, the owner affiliate entered into a new lease agreement with a new tenant for a 2 year term, beginning July 1, 2020, at a monthly rental rate of $1,600 or annual rate of $19,200.

On October 9, 2020, the Arrived Homes Series Soapstone LLC property completed a roof replacement due to sudden weather damage. This work was paid for through an insurance claim filed with Auto Owners Insurance, the Arrived Homes Series Soapstone LLC property insurer.

Comparable Sales

The following single family homes of the same line have sold in the W Soapstone Drive area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
4691 W Tumbleweed St	$238,401	1,921	$124	June 2020
4772 W Homespun Dr	$241,205	1,959	$123	June 2020
4655 W Trail Dust St	$263,242	2,179	$121	March 2020
4696 W Soapstone Dr	$219,900	1,891	$116	August 2019

Acquisition of the Arrived Homes Series Soapstone LLC Property

Arrived Homes Series Soapstone LLC completed the acquisition of the Arrived Homes Series Soapstone LLC property from the owner affiliate during on January 20, 2021. To pay the $220,000 Arrived Homes Series Soapstone LLC property purchase price, Arrived Homes Series Soapstone LLC issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000. This promissory note has a maturity date of 18 months from the date of issuance and will not bear interest. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Soapstone LLC offering or through additional, future Arrived Homes Series Soapstone LLC offerings. Prior to the repayment of this note, the owner affiliate will retain all rental income derived from the Arrived Homes Series Soapstone LLC property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Soapstone LLC interests on the same terms as provided to investors in the Arrived Homes Series Soapstone LLC offering.

Property Components & Capital Expenditures

The Arrived Homes Series Soapstone LLC property was inspected on October 3, 2019, and the inspection report indicated that the major property components were in acceptable, functional condition, with no obvious signs of defect. With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

Property Manager

The manager expects to appoint an unaffiliated, third party property manager to manage the Arrived Homes Series Soapstone LLC property on a discretionary basis and will enter into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Soapstone LLC will pay the property manager an annual fee for managing the Arrived Homes Series Soapstone LLC property.

Property Operations and Hold Period

We acquired the Arrived Homes Series Soapstone LLC property with an existing tenant who is leasing this property under a two year lease that terminates on June 30, 2022, subject to a one year renewal option. If the current tenant decides not to renew the lease, we intend to list the property for lease with a real estate broker. The current rent for the Arrived Homes Series Soapstone LLC property is $1,600 per month, and that amount for a new tenant is expected to remain in the range of $1,424 to $1,714 per month, which is consistent with other single family homes in the W Soapstone Drive area of Fayetteville, Arkansas. The manager anticipates that property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $550 to $750 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Soapstone LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Soapstone LLC property for 5 to 7 years during which time, we will operate the Arrived Homes Series Soapstone LLC property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Soapstone LLC interest holders. The determination as to when the Arrived Homes Series Soapstone LLC property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Soapstone LLC property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Soapstone LLC offering is raised, assuming no leverage, our 1% asset management fee would total $2,300. Alternatively, assuming an anticipated leverage at 57% of the value of the Series Soapstone LLC property, our asset management fee would total $1,007.

Arrived Homes Series Patrick

Summary Overview

Arrived Homes Series Patrick is being established to allow investors who acquire Arrived Homes Series Patrick interests in the Arrived Homes Series Patrick offering to own an interest in the single family home located at 4309 W Patrick St, Fayetteville, AR, 72704, the Arrived Homes Series Patrick property. Arrived Homes Series Patrick completed the acquisition of the Arrived Homes Series Patrick property from Arrived Holdings, Inc., our manager, on January 4, 2021, prior to the start of the Arrived Homes Series Patrick offering. The Arrived Homes Series Patrick LLC property is being held by Arrived AR Patrick, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Patrick LLC. Arrived Homes Series Patrick issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Patrick property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Patrick offering.

Property Summary

4309 W Patrick St is a single family home in a private neighborhood in Fayetteville, AR. The home features a sizable galley kitchen and a large backyard enclosed with fencing. The home has 3 bedrooms and 2 bathrooms and an attached covered garage.

Property Name	4309 W Patrick St
Address	4309 W Patrick St, Fayetteville, AR 72704
Year Built	1996
Bedrooms	3
Baths	2
Square Footage	1,575
Lot Size	7,118 Square Feet
Amenities	●	Fenced backyard
	●	Backyard patio
	●	Gas fireplace
	●	Forced Heating & Central Air
	●	Laundry room with washer & dryer
	●	Kitchen appliances
	●	Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2020, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2019 were 94.23%.

Property History

The Arrived Homes Series Patrick property was built in 1996. The manager acquired the Arrived Homes Series Patrick property on November 19th, 2020 for a purchase price of $191,000. The manager plans to incur  approximately $12,250 of costs related to certain improvement projects to the property at no cost to our series and the manager has borne certain holding costs, closing costs, and interest charges prior to our acquisition of the Arrived Homes Series Patrick property. The Arrived Homes Series Patrick property was acquired from the manager at a price of $210,205 on January 4, 2021.

Prior to the manager’s acquisition of the Arrived Homes Series Patrick property, the Arrived Homes Series Patrick property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single family homes of the same line have sold in the W Patrick Street area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
1431 N Genoa Ave	$197,000	1,592	$124	Sep 2020
4405 W Beaver Lane	$169,700	1,407	$121	July 2020
4427 W Patrick St	$184,000	1,621	$114	Apr 2020
1628 N Fieldstone Ave	$214,268	1,631	$131	Sept 2020

Acquisition of the Arrived Homes Series Patrick Property

Arrived Homes Series Patrick completed the acquisition of the Arrived Homes Series Patrick property from the manager on January 4, 2021. To pay the $210,205 Arrived Homes Series Patrick property purchase price, Arrived Homes Series Patrick issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick property, in the amount of $210,205. This promissory note has a maturity date of 18 months from the date of issuance and will bear interest at the AFR (as defined below) in effect as of the date of issuance of the promissory note. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Patrick offering or through additional, future Arrived Homes Series Patrick offerings. Prior to the repayment of this note, the manager will retain all rental income derived from the Arrived Homes Series Patrick property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Patrick interests on the same terms as provided to investors in the Arrived Homes Series Patrick offering.

Property Components & Capital Expenditures

The Arrived Homes Series Patrick property was inspected on November 4, 2020, and the inspection report indicated that the major property components were in acceptable, functional condition, with no obvious signs of defect. With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $12,250. These renovations include new countertops and tile, new carpet, and new interior paint. This renovation expense will be paid for by Arrived Holdings Inc., the manager.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Patrick property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Patrick will pay the property manager an annual fee for managing the Arrived Homes Series Patrick property.

Property Operations and Hold Period

The Arrived Homes Series Patrick property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,450 per month, or $17,400 per year, which is consistent with other single family homes in the West Patrick Street area of Fayetteville, Arkansas.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Patrick LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Patrick property for 5 to 7 years during which time, we will operate the Arrived Homes Series Patrick property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Patrick interest holders. The determination as to when the Arrived Homes Series Patrick property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Patrick property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Patrick offering is raised, assuming no leverage, our 1% annual asset management fee would total $2,232. Alternatively, assuming an anticipated leverage at 51.5% of the value of the Series Patrick property, our annual asset management fee would total $1,137.

Arrived Homes Series Pecan

Summary Overview

Arrived Homes Series Pecan is being established to allow investors who acquire Arrived Homes Series Pecan interests in the Arrived Homes Series Pecan offering to own an interest in the single family home located at 4481 W Pecan St, Fayetteville, AR, 72704, the Arrived Homes Series Pecan property. Arrived Homes Series Pecan completed the acquisition of the Arrived Homes Series Pecan property from Arrived Holdings, Inc., our manager, on January 1, 2021, prior to the start of the Arrived Homes Series Pecan offering. The Arrived Homes Series Pecan LLC property is being held by Arrived AR Pecan, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Pecan LLC. Arrived Homes Series Pecan issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Pecan property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Pecan offering.

Property Summary

4481 W Pecan St is a single family home in a  private neighborhood in Fayetteville, AR. The home features a large family room and kitchen with an island and an open floor plan. The master suite includes a bathroom and walk-in closet attached to the bedroom. The home also has a covered front porch and an attached 2-car garage that is accessed through the back alley.

Property Name	4481 W Pecan St
Address	4481 W Pecan St, Fayetteville, AR 72704
Year Built	2013
Bedrooms	3
Baths	2
Square Footage	1,620
Lot Size	4,960 square feet
Amenities	●	Covered front porch
	●	Nest thermostat
	●	Forced Heating & Central Air
	●	Laundry room with washer & dryer
	●	Master suite with attached bathroom and walk-in closet
	●	Kitchen appliances
	●	Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2020, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2019 were 94.23%.

Property History

The Arrived Homes Series Pecan property was built in 2013. The manager acquired the Arrived Homes Series Pecan property on December 4, 2020 for a purchase price of $198,500. The manager plans to incur approximately $3,000 of costs related to certain improvement projects to the property at no cost to our series and the manager has borne certain holding costs, closing costs, and interest charges prior to our acquisition of the Arrived Homes Series Pecan property. The Arrived Homes Series Pecan property was acquired from the manager at a price of $208,495 on January 1, 2021.

Prior to the manager’s acquisition of the Arrived Homes Series Pecan property, the Arrived Homes Series Pecan property was owner occupied and was not operated as a rental income property. Following its acquisition, the Arrived Homes Series Pecan property was marketed as a rental unit with the initial rental occupancy beginning on January 1, 2021.

The Arrived Homes Series Pecan property entered into a lease agreement with a tenant for a one year term, beginning on January 1, 2021, at a monthly rental rate of $1,450 or an annual rate of $17,400.

Comparable Sales

The following single family homes of the same line have sold in the W Pecan Street area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
4469 W Pecan St	$186,000	1,695	$110	June 2020
1291 S Springfield Dr	$199,989	1,521	$131	Aug 2020
1463 S Holland Dr	$180,000	1,560	$115	Aug 2020
1347 S Holland Dr	$185,000	1,552	$119	Aug 2020

Acquisition of the Arrived Homes Series Pecan Property

Arrived Homes Series Pecan completed the acquisition of the Arrived Homes Series Pecan property from the manager on January 1, 2021. To pay the $208,495 Arrived Homes Series Pecan property purchase price, Arrived Homes Series Pecan issued a promissory note to the manager, the former owner of the Arrived Homes Series Pecan property, in the amount of $208,495. This promissory note has a maturity date of 18 months from the date of issuance and will bear interest at the AFR in effect as of the date of issuance of the promissory note. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Pecan offering or through additional, future Arrived Homes Series Pecan offerings. Prior to the repayment of this note, the manager will retain all rental income derived from the Arrived Homes Series Pecan property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Pecan interests on the same terms as provided to investors in the Arrived Homes Series Pecan offering.

Property Components & Capital Expenditures

The Arrived Homes Series Pecan property was inspected on November 11, 2020, and the inspection report indicated that the major property components were in acceptable, functional condition, with no obvious signs of defect.

With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $3,000. These renovations include new carpet in the upstairs bedroom and the stairs. The exterior water spigot and dryer vent will also be repaired. This renovation expense will be paid for by Arrived Holdings Inc., the manager.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Pecan property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Pecan will pay the property manager an annual fee for managing the Arrived Homes Series Pecan property.

Property Operations and Hold Period

The Arrived Homes Series Pecan property was previously owner occupied and had no prior rental history. The Arrived Homes Series Pecan entered into a lease agreement with a tenant for the property at a rate of $1,450 per month, or $17,400 per year, which is consistent with other single family homes in the West Pecan Street area of Fayetteville, Arkansas.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Pecan LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Pecan property for 5 to 7 years during which time, we will operate the Arrived Homes Series Pecan property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Pecan interest holders. The determination as to when the Arrived Homes Series Pecan property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Pecan property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Pecan offering is raised, assuming no leverage, our 1% annual asset management fee would total $2,214. Alternatively, assuming an anticipated leverage at 54.1% of the value of the Series Pecan property, our annual asset management fee would total $1,073.

Arrived Homes Series Plumtree

Summary Overview

Arrived Homes Series Plumtree is being established to allow investors who acquire Arrived Homes Series Plumtree interests in the Arrived Homes Series Plumtree offering to own an interest in the single family home located at 4455 W Chaparral Ln, Fayetteville, AR, 72704, the Arrived Homes Series Plumtree property. Arrived Homes Series Plumtree completed the acquisition of the Arrived Homes Series Plumtree property from Arrived Holdings, Inc., our manager, on January 4, 2021, prior to the start of the Arrived Homes Series Plumtree offering. The Arrived Homes Series Plumtree LLC property is being held by Arrived AR Plumtree, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Plumtree LLC. Arrived Homes Series Plumtree issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Plumtree property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Plumtree offering.

Property Summary

4455 W Chaparral Ln is a single family home in a  private neighborhood in Fayetteville, AR. The property features 3 large bedrooms and 2 bathrooms. Originally built in 1996, the kitchen has been updated with modern appliances and new cabinets and paint. The backyard has a large, covered patio and the home also has an attached 2-car garage.

Property Name	4455 W Chaparral Ln
Address	4455 W Chaparral Ln, Fayetteville, AR 72704
Year Built	1996
Bedrooms	3
Baths	2
Square Footage	1,642
Lot Size	6,891 square feet
Amenities	● Covered back porch
● Forced Heating & Central Air
● Fireplace
● Laundry room with washer & dryer
● Kitchen appliances
● Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2020, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2019 were 94.23%.

Property History

The Arrived Homes Series Plumtree property was built in 1996. The manager acquired the Arrived Homes Series Plumtree property on December 16, 2020 for a purchase price of $190,000. The manager plans to incur approximately $6,000 of costs related to certain improvement projects to the property at no cost to our series and further the manager has borne certain holding costs, closing costs, and interest charges prior to our acquisition of the Arrived Homes Series Plumtree property. The Arrived Homes Series Plumtree property was acquired from the manager at a price of $202,950 on January 4, 2021

Prior to the manager’s acquisition of the Arrived Homes Series Plumtree property, the Arrived Homes Series Plumtree property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single family homes of the same line have sold in the W Chaparral Ln area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
4309 W Patrick St	$191,000	1,575	$121	Nov 2020
1395 N Fieldstone Ave	$192,000	1,431	$134	Aug 2020
1320 N Caddo Ave	$176,000	1,380	$128	Apr 2020
4405 W Beaver Lane	$169,700	1,407	$121	July 2020

Acquisition of the Arrived Homes Series Plumtree Property

Arrived Homes Series Plumtree completed the acquisition of the Arrived Homes Series Plumtree property from the manager on January 4, 2021. To pay the $202,950 Arrived Homes Series Plumtree property purchase price, Arrived Homes Series Plumtree issued a promissory note to the manager, the former owner of the Arrived Homes Series Plumtree property, in the amount of $202,950. This promissory note has a maturity date of 18 months from the date of issuance and will bear interest at the AFR in effect as of the date of issuance of the promissory note. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Plumtree offering or through additional, future Arrived Homes Series Plumtree offerings. Prior to the repayment of this note, the manager will retain all rental income derived from the Arrived Homes Series Plumtree property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Plumtree interests on the same terms as provided to investors in the Arrived Homes Series Plumtree offering.

Property Components & Capital Expenditures

The Arrived Homes Series Plumtree property was inspected on December 3, 2020, and the inspection report indicated that the major property components were in acceptable, functional condition, with no obvious signs of defect. With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $6,000. These renovations include installing granite countertops, updated door handles, and minor touch ups to the interior paint. This renovation expense will be paid for by Arrived Holdings Inc., the manager.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Plumtree property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Plumtree will pay the property manager an annual fee for managing the Arrived Homes Series Plumtree property.

Property Operations and Hold Period

The Arrived Homes Series Plumtree property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,450 per month, or $17,400 per year, which is consistent with other single family homes in the West Chaparral Lane area of Fayetteville, Arkansas.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Plumtree LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Plumtree property for 5 to 7 years during which time, we will operate the Arrived Homes Series Plumtree property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Plumtree interest holders. The determination as to when the Arrived Homes Series Plumtree property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Plumtree property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Plumtree offering is raised, assuming no leverage, our 1% annual asset management fee would total $2,156. Alternatively, assuming an anticipated leverage at 54.7% of the value of the Series Plumtree property, our annual asset management fee would total $1,032.

Arrived Homes Series Chaparral

Summary Overview

Arrived Homes Series Chaparral is being established to allow investors who acquire Arrived Homes Series Chaparral interests in the Arrived Homes Series Chaparral offering to own an interest in the single family home located at 4309 W Chaparral Ln, Fayetteville, AR, 72704, the Arrived Homes Series Chaparral property. Arrived Homes Series Chaparral completed the acquisition of the Arrived Homes Series Chaparral property from Arrived Holdings, Inc., our manager, on January 14, 2021, prior to the start of the Arrived Homes Series Chaparral offering. The Arrived Homes Series Chaparral LLC property is being held by Arrived AR Chaparral, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Chaparral LLC. Arrived Homes Series Chaparral issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Chaparral property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Chaparral offering.

Property Summary

4309 W Chaparral Ln is a single family home in a  private neighborhood in Fayetteville, AR. This 1994 property has a spacious living room with high ceilings. This 3-bedroom home has modern cabinets and appliances. The large backyard has a patio and the home has an attached 2-car garage.

Property Name	4309 W Chaparral Ln
Address	4309 W Chaparral Ln, Fayetteville, AR 72704
Year Built	1994
Bedrooms	3
Baths	2
Square Footage	1,512
Lot Size	6,970 square feet
Amenities	●	Backyard patio
	●	Forced Heating & Central Air
	●	Fireplace
	●	Laundry room with washer & dryer
	●	Large fenced backyard
	●	Kitchen appliances
	●	Two car garage

Neighborhood Overview

The area of West Fayetteville is notable for its ease of access to downtown Fayetteville, Dickson Street, Uptown Fayetteville and neighboring cities in Northwest Arkansas through expanded bypass and highway systems.

West Fayetteville is a common professional neighborhood for employees working for prominent employers in Northwest Arkansas, which include the Headquarters of Walmart, Tyson, and J.B. Hunt, and who want to remain in Fayetteville city limits.

The area is also in close proximity to the newly developing Centennial Park at Millsap Mountain. Centennial park is a state of the art cycling, cyclo-cross, mountain biking, and running trail system connected to 45 miles of shared-use paved trails and 38 miles of natural-surface trails.

Market Rental Data

According to a rental market report for Fayetteville, AR published by the deptofnumbers.com in 2020, and referencing U.S. Census Bureau data, occupancy rates in Fayetteville, AR for 2019 were 94.23%.

Property History

The Arrived Homes Series Chaparral property was built in 1994. The manager will acquire the Arrived Homes Series Chaparral property on January 14, 2021 for a purchase price of $184,900. The manager plans to incur approximately $8,000 of costs related to certain improvement projects to the property at no cost to our series and further the manager has borne certain holding costs, closing costs, and interest charges prior to our acquisition of the Arrived Homes Series Chaparral property. The Arrived Homes Series Chaparral property was acquired from the manager at a price of $197,965 on January 14, 2021

Prior to the manager’s acquisition of the Arrived Homes Series Chaparral property, the Arrived Homes Series Chaparral property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single family homes of the same line have sold in the W Chaparral Ln area of Fayetteville, Arkansas, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
4427 W Patrick St	$184,000	1,621	$114	Apr 2020
1395 N Fieldstone Ave	$192,000	1,431	$134	Aug 2020
3407 W Princeton St	$168,000	1,387	$121	Apr 2020
4405 W Beaver Lane	$169,700	1,407	$121	July 2020

Acquisition of the Arrived Homes Series Chaparral Property

Arrived Homes Series Chaparral completed the acquisition of the Arrived Homes Series Chaparral property from the manager on January 14, 2021. To pay the $197,976 Arrived Homes Series Chaparral property purchase price, Arrived Homes Series Chaparral issued a promissory note to the manager, the former owner of the Arrived Homes Series Chaparral property, in the amount of $197,976. This promissory note will have a maturity date of 18 months from the date of issuance and will bear interest at the AFR in effect as of the date of issuance of the promissory note. It is expected that the promissory note will be repaid through future closings of the Arrived Homes Series Chaparral offering or through additional, future Arrived Homes Series Chaparral offerings. Prior to the repayment of this note, the manager will retain all rental income derived from the Arrived Homes Series Chaparral property, net of concessions, taxes, insurance, HOA dues and costs of repair. In the event that the promissory note is not repaid in full prior to its maturity date, any outstanding balance under the promissory note will be converted into Arrived Homes Series Chaparral interests on the same terms as provided to investors in the Arrived Homes Series Chaparral offering.

Property Components & Capital Expenditures

The Arrived Homes Series Chaparral property was inspected on November 11, 2020, and the inspection report indicated that most major property components were in acceptable, functional condition, with no obvious signs of defect. The inspection report indicated that the roof needs to be replaced due to damage from hail. The sellers of the property had the roof replaced by a licensed and bonded contractor before closing. With the current level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new interior paint, replacing some fixtures, and adding a sliding glass door. There will also be minor improvements to the landscaping and repairs to the garage walls. This renovation expense will be paid for by Arrived Holdings Inc., the manager.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Chaparral property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Chaparral will pay the property manager an annual fee for managing the Arrived Homes Series Chaparral property.

Property Operations and Hold Period

The Arrived Homes Series Chaparral property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,450 per month or $17,400 per year, which is consistent with other single family homes in the West Chaparral Lane area of Fayetteville, Arkansas.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400-$650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Chaparral LLC property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Chaparral property for 5 to 7 years during which time, we will operate the Arrived Homes Series Chaparral property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Chaparral interest holders. The determination as to when the Arrived Homes Series Chaparral property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Chaparral property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Chaparral offering is raised, assuming no leverage, our 1% annual asset management fee would total $2,103. Alternatively, assuming an anticipated leverage at 52.7% of the value of the Series Chaparral property, our annual asset management fee would total $1,048.

Arrived Homes Series Splash

Summary Overview

Arrived Homes Series Splash is being established to allow investors who acquire Arrived Homes Series Splash interests in the Arrived Homes Series Splash offering to own an interest in the single family home located at 994 S Splash Dr, Fayetteville, AR, 72701, the Arrived Homes Series Splash property.

Arrived Homes Series Splash completed the acquisition of the Arrived Homes Series Splash property on April 30, 2021. The acquisition of the Arrived Homes Series Splash property was funded through an initial mortgage in the amount of $122,500 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Splash property is being held by Arrived AR Splash, LLC, an Arkansas limited liability company and wholly owned subsidiary of Arrived Homes Series Splash.

Property Summary

994 S Splash Dr is a single family home in a private neighborhood in Fayetteville, AR. The home features a spacious kitchen and a large backyard enclosed with fencing. The master bedroom has a walk-in closet. The home has 3 bedrooms and 2 bathrooms and an attached 2-car garage.

Property Name	The Splash
Address	994 S Splash Dr, Fayetteville, AR, 72701
Year Built	2015
Bedrooms	3
Baths	2
Square Footage	1,470

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with more than 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Splash property was built in 2015. The Arrived Homes Series Splash property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Splash property, the Arrived Homes Series Splash property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the South Splash area of Fayetteville, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
1196 S Splash Dr	$180,900	1, 422	$127	October 2020
1275 S Splash Dr	$160,000	1,148	$139	September 2020
5588 E Country Rdg	$198,500	1,608	$123	August 2020
1419 Highbush Ave	$190,000	1,465	$130	October 2020

Acquisition of the Arrived Homes Series Splash Property

Arrived Homes Series Splash completed the acquisition of the Arrived Homes Series Splash property on April 30, 2021 at a purchase price of $215,000. The purchase of the Arrived Homes Series Splash property was funded through an initial mortgage in the amount of $122,500 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Splash property was inspected by a licensed professional, and the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Splash.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Splash property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Splash will pay the property manager an annual fee for managing the Arrived Homes Series Splash property.

Property Operations and Hold Period

The Arrived Homes Series Splash property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,450 per month, or $17,400 per year, which is consistent with other single family homes in the South Splash area of Fayetteville, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $500 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Splash property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Splash property for 5 to 7 years during which time, we will operate the Arrived Homes Series Splash property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Splash interest holders. The determination as to when the Arrived Homes Series Splash property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Splash property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Splash offering is raised our annual asset management fee would total $1,119.

Arrived Homes Series Salem

Summary Overview

Arrived Homes Series Salem is being established to allow investors who acquire Arrived Homes Series Salem interests in the Arrived Homes Series Salem offering to own an interest in the single family home located at 659 N Salem Rd, Fayetteville, AR, 72704, the Arrived Homes Series Salem property.

Arrived Homes Series Salem expects to complete the acquisition of the Arrived Homes Series Salem property, in accordance with one of the acquisition methods discussed above, on or about June 18, 2021. The Arrived Homes Series Salem property will be held by Arrived AR Salem, LLC, an Arkansas limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Homes Series Salem.

Property Summary

659 N Salem Rd is a single family home in a private neighborhood in Fayetteville, AR. The home features a kitchen adjacent to a large dining area and family room. The home is large, with 4 bedrooms and 4 bathrooms in its 2,031 square feet.

Property Name	The Salem
Address	659 N Salem Rd, Fayetteville, AR, 72704
Year Built	2020
Bedrooms	4
Baths	4
Square Footage	2,031

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with more than 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Salem property was built in 2020. The Arrived Homes Series Salem expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Salem property, the Arrived Homes Series Salem property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Salem area of Fayetteville, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
533 N Salem Road	$315,000	2,274	$139	June 2020
540 N Salem Road	$319,083	2,100	$152	March 2021
3715 W Mountain View Drive	$253,000	1,808	$140	August 2020
3676 W Bowling Green Place	$370,000	2,839	$130	July 2020

Acquisition of the Arrived Homes Series Salem Property

Arrived Homes Series Salem expects to complete the acquisition of the Arrived Homes Series Salem property or about June 18, 2021 at a purchase price of $320,898.

Property Components & Capital Expenditures

The Arrived Homes Series Salem property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Salem.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Salem property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Salem will pay the property manager an annual fee for managing the Arrived Homes Series Salem property.

Property Operations and Hold Period

The Arrived Homes Series Salem property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the North Salem area of Fayetteville, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $850 to $950 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Salem property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Salem property for 5 to 7 years during which time, we will operate the Arrived Homes Series Salem property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Salem interest holders. The determination as to when the Arrived Homes Series Salem property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Salem property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Salem offering is raised our annual asset management fee would total $1,379.

Arrived Homes Series Tuscan

Summary Overview

Arrived Homes Series Tuscan is being established to allow investors who acquire Arrived Homes Series Tuscan interests in the Arrived Homes Series Tuscan offering to own an interest in the single family home located at 3474 W Tuscan Rd, Fayetteville, AR, 72704, the Arrived Homes Series Tuscan property.

Arrived Homes Series Tuscan completed the acquisition of the Arrived Homes Series Tuscan property on May 12, 2021. The purchase of the Arrived Homes Series Tuscan property was funded through an initial mortgage in the amount of $181,480 with the remainder of the purchase price advanced by the manager. The Arrived Homes Series Tuscan property is being held by Arrived AR Tuscan, LLC, an Arkansas limited liability company and wholly owned subsidiary of Arrived Homes Series Tuscan.

Property Summary

3474 W Tuscan Rd is a single family home in a private neighborhood in Fayetteville, AR. The home features a kitchen adjacent to a large dining area and family room. The home is large, with 4 bedrooms and 4 bathrooms in its 2,031 square feet.

Property Name	The Tuscan
Address	3474 W Tuscan Rd, Fayetteville, AR, 72704
Year Built	2020
Bedrooms	4
Baths	4
Square Footage	2,031

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong up and down the I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the past year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the past year.

Property History

The Arrived Homes Series Tuscan property was built in 2020. The Arrived Homes Series Tuscan expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Tuscan property, the Arrived Homes Series Tuscan property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the West Tuscan area of Fayetteville, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
533 N Salem Road	$315,000	2,274	$139	June 2020
540 N Salem Road	$319,083	2,100	$152	March 2021
3715 W Mountain View Drive	$253,000	1,808	$140	August 2020
3676 W Bowling Green Place	$370,000	2,839	$130	July 2020

Acquisition of the Arrived Homes Series Tuscan Property

Arrived Homes Series Tuscan completed the acquisition of the Arrived Homes Series Tuscan property on May 12, 2021 at a purchase price of $320,898. The purchase of the Arrived Homes Series Tuscan property was funded through an initial mortgage in the amount of $181,480 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Tuscan property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Tuscan.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Tuscan property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Tuscan will pay the property manager an annual fee for managing the Arrived Homes Series Tuscan property.

Property Operations and Hold Period

The Arrived Homes Series Tuscan property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the West Tuscan area of Fayetteville, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $850 to $950 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Tuscan property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Tuscan property for 5 to 7 years during which time, we will operate the Arrived Homes Series Tuscan property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Tuscan interest holders. The determination as to when the Arrived Homes Series Tuscan property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Tuscan property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Tuscan offering is raised our annual asset management fee would total $1,641.

Arrived Homes Series Malbec

Summary Overview

Arrived Homes Series Malbec is being established to allow investors who acquire Arrived Homes Series Malbec interests in the Arrived Homes Series Malbec offering to own an interest in the single family home located at 755 N Malbec Rd, Fayetteville, AR, 72704, the Arrived Homes Series Malbec property.

Arrived Homes Series Malbec expects to complete the acquisition of the Arrived Homes Series Malbec property, in accordance with one of the acquisition methods discussed above, on or about June 18, 2021. The Arrived Homes Series Malbec property will be held by Arrived AR Malbec, LLC, an Arkansas limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Malbec.

Property Summary

755 N Malbec Rd is a single family home in a private neighborhood in Fayetteville, AR. The home features a kitchen adjacent to a large dining area and family room. The home is large, with 4 bedrooms and 4 bathrooms in its 2,031 square feet.

Property Name	The Malbec
Address	755 N Malbec Rd, Fayetteville, AR, 72704
Year Built	2020
Bedrooms	4
Baths	4
Square Footage	2,031

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Malbec property was built in 2020. The Arrived Homes Series Malbec expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Malbec property, the Arrived Homes Series Malbec property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Malbec area of Fayetteville, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
533 N Salem Road	$315,000	2,274	$139	June 2020
540 N Salem Road	$319,083	2,100	$152	March 2021
3715 W Mountain View Drive	$253,000	1,808	$140	August 2020
3676 W Bowling Green Place	$370,000	2,839	$130	July 2020

Acquisition of the Arrived Homes Series Malbec Property

Arrived Homes Series Malbec expects to complete the acquisition of the Arrived Homes Series Malbec property on or about June 18, 2021 at a purchase price of $320,898.

Property Components & Capital Expenditures

The Arrived Homes Series Malbec property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Malbec.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Malbec property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Malbec will pay the property manager an annual fee for managing the Arrived Homes Series Malbec property.

Property Operations and Hold Period

The Arrived Homes Series Malbec property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the North Malbec area of Fayetteville, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $850 to $950 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Malbec property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Malbec property for 5 to 7 years during which time, we will operate the Arrived Homes Series Malbec property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Malbec interest holders. The determination as to when the Arrived Homes Series Malbec property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Malbec property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Malbec offering is raised our annual asset management fee would total $1,379.

Arrived Homes Series Pinot

Summary Overview

Arrived Homes Series Pinot is being established to allow investors who acquire Arrived Homes Series Pinot interests in the Arrived Homes Series Pinot offering to own an interest in the single family home located at 763 N Malbec Rd, Fayetteville, AR, 72704, the Arrived Homes Series Pinot property.

Arrived Homes Series Pinot expects to complete the acquisition of the Arrived Homes Series Pinot, in accordance with one of the acquisition methods discussed above, on or about June 18, 2021. The Arrived Homes Series Pinot property will be held by Arrived AR Pinot, LLC, an Arkansas limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Pinot.

Property Summary

763 N Malbec Rd is a single family home in a private neighborhood in Fayetteville, AR. The home features a kitchen adjacent to a large dining area and family room. The home is large, with 4 bedrooms and 4 bathrooms in its 2,052 square feet.

Property Name	The Pinot
Address	763 N Malbec Rd, Fayetteville, AR, 72704
Year Built	2020
Bedrooms	4
Baths	4
Square Footage	2,052

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Pinot property was built in 2020. The Arrived Homes Series Pinot expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Pinot property, the Arrived Homes Series Pinot property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Malbec area of Fayetteville, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
533 N Salem Road	$315,000	2,274	$139	June 2020
540 N Salem Road	$319,083	2,100	$152	March 2021
3715 W Mountain View Drive	$253,000	1,808	$140	August 2020
3676 W Bowling Green Place	$370,000	2,839	$130	July 2020

Acquisition of the Arrived Homes Series Pinot Property

Arrived Homes Series Pinot expects to complete the acquisition of the Arrived Homes Series Pinot property on or about June 18, 2021 at a purchase price of $324,216.

Property Components & Capital Expenditures

The Arrived Homes Series Pinot property was inspected by a licensed professional, and the the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Pinot.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Pinot property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Pinot will pay the property manager an annual fee for managing the Arrived Homes Series Pinot property.

Property Operations and Hold Period

The Arrived Homes Series Pinot property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the North Malbec area of Fayetteville, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $850 to $950 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Pinot property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Pinot property for 5 to 7 years during which time, we will operate the Arrived Homes Series Pinot property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Pinot interest holders. The determination as to when the Arrived Homes Series Pinot property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Pinot property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Pinot offering is raised our annual asset management fee would total $1,392.

Arrived Homes Series Mojave

Summary Overview

Arrived Homes Series Mojave is being established to allow investors who acquire Arrived Homes Series Mojave interests in the Arrived Homes Series Mojave offering to own an interest in the single family home located at 340 N Mojave, Farmington, AR, 72730, the Arrived Homes Series Mojave property.

Arrived Homes Series Mojave expects to complete the acquisition of the Arrived Homes Series Mojave property, in accordance with one of the acquisition methods discussed above, on or about August 13, 2021. The Arrived Homes Series Mojave property will be held by Arrived AR Mojave, LLC, an Arkansas limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Mojave.

Property Summary

340 N Mojave is a single family home in a private neighborhood in Farmington, AR. This 3-bedroom home was newly built in 2021. The home has a great master suite with a double-vanity in the bathroom, walk-in closet, and laundry room attached. The main living space is open  with a well designed kitchen. The home also has a covered porch in the backyard.

Property Name	The Mojave
Address	340 N Mojave, Farmington, AR, 72730
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,500

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Mojave property was built in 2021. The Arrived Homes Series Mojave expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Mojave property, the Arrived Homes Series Mojave property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Mojave area of Farmington, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
632 N Sabine Pass Rd	$292,900	1,950	$150	April 2021
345 N Otoe St	$263,900	1,953	$135	Dec 2020
364 N Otoe St	$235,000	1,693	$139	Dec 2020
396 N Torc Ln	$239,900	1,977	$121	Jan 2021

Acquisition of the Arrived Homes Series Mojave Property

Arrived Homes Series Mojave expects to complete the acquisition of the Arrived Homes Series Mojave property on or about August 13, 2021 at a purchase price of $234,000.

Property Components & Capital Expenditures

The Arrived Homes Series Mojave property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Mojave property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Mojave.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Mojave property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Mojave will pay the property manager an annual fee for managing the Arrived Homes Series Mojave property.

Property Operations and Hold Period

The Arrived Homes Series Mojave property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,595 per month, or $19,140 per year, which is consistent with other single family homes in the North Mojave area of Farmington, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $600 to $675 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Mojave property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Mojave property for 5 to 7 years during which time, we will operate the Arrived Homes Series Mojave property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Mojave interest holders. The determination as to when the Arrived Homes Series Mojave property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Mojave property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Mojave offering is raised our annual asset management fee would total $1,160.

Arrived Homes Series Wentworth

Summary Overview

Arrived Homes Series Wentworth is being established to allow investors who acquire Arrived Homes Series Wentworth interests in the Arrived Homes Series Wentworth offering to own an interest in the single family home located at 352 N Mojave, Farmington, AR, 72730, the Arrived Homes Series Wentworth property.

Arrived Homes Series Wentworth expects to complete the acquisition of the Arrived Homes Series Wentworth property, in accordance with one of the acquisition methods discussed above, on or about August 13, 2021. The Arrived Homes Series Wentworth property will be held by Arrived AR Wentworth, LLC, an Arkansas limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Wentworth.

Property Summary

352 N Mojave is a single family home in a private neighborhood in Farmington, AR. This 3-bedroom home was newly built in 2021. The home has a great master suite with a double-vanity in the bathroom, walk-in closet, and laundry room attached. The main living space is open  with a well designed kitchen. The home also has a covered porch in the backyard.

Property Name	The Wentworth
Address	352 N Mojave, Farmington, AR, 72730
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,450

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Wentworth property was built in 2021. The Arrived Homes Series Wentworth expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Wentworth property, the Arrived Homes Series Wentworth property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Mojave area of Farmington, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
632 N Sabine Pass Rd	$292,900	1,950	$150	April 2021
345 N Otoe St	$263,900	1,953	$135	Dec 2020
364 N Otoe St	$235,000	1,693	$139	Dec 2020
396 N Torc Ln	$239,900	1,977	$121	Jan 2021

Acquisition of the Arrived Homes Series Wentworth Property

Arrived Homes Series Wentworth expects to complete the acquisition of the Arrived Homes Series Wentworth property on or about August 13, 2021 at a purchase price of $226,200.

Property Components & Capital Expenditures

The Arrived Homes Series Wentworth property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Wentworth property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Wentworth.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Wentworth property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Wentworth will pay the property manager an annual fee for managing the Arrived Homes Series Wentworth property.

Property Operations and Hold Period

The Arrived Homes Series Wentworth property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,550 per month, or $18,600 per year, which is consistent with other single family homes in the North Mojave area of Farmington, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $600 to $675 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Wentworth property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Wentworth property for 5 to 7 years during which time, we will operate the Arrived Homes Series Wentworth property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Wentworth interest holders. The determination as to when the Arrived Homes Series Wentworth property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Wentworth property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Wentworth offering is raised our annual asset management fee would total $1,125.

Arrived Homes Series Cupcake

Summary Overview

Arrived Homes Series Cupcake is being established to allow investors who acquire Arrived Homes Series Cupcake interests in the Arrived Homes Series Cupcake offering to own an interest in the single family home located at 358 N Mojave, Farmington, AR, 72730, the Arrived Homes Series Cupcake property.

Arrived Homes Series Cupcake expects to complete the acquisition of the Arrived Homes Series Cupcake property, in accordance with one of the acquisition methods discussed above, on or about August 13, 2021. The Arrived Homes Series Cupcake property will be held by Arrived AR Cupcake, LLC, an Arkansas limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Cupcake.

Property Summary

358 N Mojave is a single family home in a private neighborhood in Farmington, AR. This 3-bedroom home was newly built in 2021. The home has a great master suite with a double-vanity in the bathroom, walk-in closet, and laundry room attached. The main living space is open  with a well designed kitchen. The home also has a covered porch in the backyard.

Property Name	The Cupcake
Address	358 N Mojave, Farmington, AR, 72730
Year Built	2021
Bedrooms	3
Baths	2
Square Footage	1,401

Market Overview

Northwest Arkansas contains the major cities of Fayetteville, Springdale, Rogers, and Bentonville, running north-south along I-49. The region is popular for the outdoor recreation available in and around the Ozark Mountains such as hiking and  mountain biking.

Northwest Arkansas is also home to many marquee employers. Bentonville is the birthplace and headquarters of Walmart, one of the largest retailers in the world. The region is also home to Tyson Foods and J.B. Hunt. The University of Arkansas, with over 23,000 undergraduate students, is located in Fayetteville.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for the MSA was 3.4% in March 2021, drastically lower than the national rate of 6.0% during the same time period. The housing market is also strong along the adjacent I-49 corridor. On the southern end, Zillow reports that the median home value in Fayetteville is $254,523, up 11.7% over the previous year, and that northern Bentonville has a median home value of $306,397, up 16.8% over the previous year.

Property History

The Arrived Homes Series Cupcake property was built in 2021. The Arrived Homes Series Cupcake expects to incur approximately $8,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Cupcake property, the Arrived Homes Series Cupcake property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the North Mojave area of Farmington, AR, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
632 N Sabine Pass Rd	$292,900	1,950	$150	April 2021
345 N Otoe St	$263,900	1,953	$135	Dec 2020
364 N Otoe St	$235,000	1,693	$139	Dec 2020
396 N Torc Ln	$239,900	1,977	$121	Jan 2021

Acquisition of the Arrived Homes Series Cupcake Property

Arrived Homes Series Cupcake expects to complete the acquisition of the Arrived Homes Series Cupcake property on or about August 13, 2021 at a purchase price of $218,556.

Property Components & Capital Expenditures

The Arrived Homes Series Cupcake property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Cupcake property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Cupcake.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Cupcake property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Cupcake will pay the property manager an annual fee for managing the Arrived Homes Series Cupcake property.

Property Operations and Hold Period

The Arrived Homes Series Cupcake property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,550 per month, or $18,600 per year, which is consistent with other single family homes in the North Mojave area of Farmington, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $600 to $675 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Cupcake property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Cupcake property for 5 to 7 years during which time, we will operate the Arrived Homes Series Cupcake property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Cupcake interest holders. The determination as to when the Arrived Homes Series Cupcake property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Cupcake property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Cupcake offering is raised our annual asset management fee would total $1,092.

Arrived Homes Series Luna

Summary Overview

Arrived Homes Series Luna is being established to allow investors who acquire Arrived Homes Series Luna interests in the Arrived Homes Series Luna offering to own an interest in the single family home located at 417 Hosea Ct, Lexington, SC, 29072, the Arrived Homes Series Luna property.

Arrived Homes Series Luna expects to complete the acquisition of the Arrived Homes Series Luna property, in accordance with one of the acquisition methods discussed above on or about, June 11, 2021. The Arrived Homes Series Luna property will be held by Arrived SC Luna, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Luna.

Property Summary

417 Hosea Ct is a single family home in a private neighborhood in Lexington, SC. This 3-bedroom, 3-bathroom home features an amazing kitchen with an island and granite countertops. The high ceilings and open floorplan make it feel even larger than its 1,697 square feet.

Property Name	The Luna
Address	417 Hosea Ct, Lexington, SC, 29072
Year Built	2016
Bedrooms	3
Baths	3
Square Footage	1,697

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education..

The metro area of Columbia is well educated. More than 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the previous year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the previous year.

Property History

The Arrived Homes Series Luna property was built in 2016. The Arrived Homes Series Luna expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Luna property, the Arrived Homes Series Luna property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Hosea Ct area of Lexington, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
120 Luna Trl	$210,000	1,820	$115	Dec 2020
334 Orchard Grove Ln	$285,100	2,218	$128	May 2021
415 Merus Dr	$168,000	1,440	$117	Feb 2021
607 Ventana Ln	$172,000	1,440	$119	Dec 2020

Acquisition of the Arrived Homes Series Luna Property

Arrived Homes Series Luna expects to complete the acquisition of the Arrived Homes Series Luna property on or about June 11, 2021 of $215,000.

Property Components & Capital Expenditures

The Arrived Homes Series Luna property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Luna property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Luna.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Luna property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Luna will pay the property manager an annual fee for managing the Arrived Homes Series Luna property.

Property Operations and Hold Period

The Arrived Homes Series Luna property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,695 per month, or $20,340 per year, which is consistent with other single family homes in the Hosea Ct area of Lexington, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 to $600 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Luna property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Luna property for 5 to 7 years during which time, we will operate the Arrived Homes Series Luna property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Luna interest holders. The determination as to when the Arrived Homes Series Luna property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Luna property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Luna offering is raised our annual asset management fee would total $1,012.

Arrived Homes Series Kingsley

Summary Overview

Arrived Homes Series Kingsley is being established to allow investors who acquire Arrived Homes Series Kingsley interests in the Arrived Homes Series Kingsley offering to own an interest in the single family home located at 505 Kingsley View Rd, Blythewood, SC, 29016, the Arrived Homes Series Kingsley property.

Arrived Homes Series Kingsley completed the acquisition of the Arrived Homes Series Kingsley property on June 1, 2021. The purchase of the Arrived Homes Series Kingsley property was funded through an initial mortgage in the amount of $215,000 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Kingsley property will be held by Arrived SC Kingsley, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Kingsley.

Property Summary

505 Kingsley View Rd is a single family home in a private neighborhood in Blythewood, SC. This 2018 home is well maintained, with 4-bedrooms and 2.5 bathrooms in its 2,890 square feet. The home has a great open floor plan with a huge island, granite countertops, and gas range. There’s a great loft area upstairs and a community pool.

Property Name	The Kingsley
Address	505 Kingsley View Rd, Blythewood, SC, 29016
Year Built	2018
Bedrooms	4
Baths	3.5
Square Footage	2,890

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education..

The metro area of Columbia is well educated. More than 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Kingsley property was built in 2018. The Arrived Homes Series Kingsley expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Kingsley property, the Arrived Homes Series Kingsley property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Kingsley View Rd area of Blythewood, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
739 Trailing Edge Rd	$355,000	3,291	$108	Feb 2021
6 Brentsmill Cir	$255,000	2,488	$102	Dec 2020
115 Coatbridge Dr	$239,000	1,860	$128	Jan 2021
259 Coatbridge Dr	$331,990	3,376	$98	Dec 2020

Acquisition of the Arrived Homes Series Kingsley Property

Arrived Homes Series Kingsley completed the acquisition of the Arrived Homes Series Kingsley property on June 1, 2021 at a purchase price of $315,000. The purchase of the Arrived Homes Series Kingsley property was funded through an initial mortgage in the amount of $215,000 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Kingsley property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Kingsley.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Kingsley property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Kingsley will pay the property manager an annual fee for managing the Arrived Homes Series Kingsley property.

Property Operations and Hold Period

The Arrived Homes Series Kingsley property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,295 per month, or $27,540 per year, which is consistent with other single family homes in the Kingsley View Rd area of Blythewood, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $800 to $900 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Kingsley property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Kingsley property for 5 to 7 years during which time, we will operate the Arrived Homes Series Kingsley property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Kingsley interest holders. The determination as to when the Arrived Homes Series Kingsley property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Kingsley property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Kingsley offering is raised our annual asset management fee would total $1,373.

Arrived Homes Series Shoreline

Summary Overview

Arrived Homes Series Shoreline is being established to allow investors who acquire Arrived Homes Series Shoreline interests in the Arrived Homes Series Shoreline offering to own an interest in the single family home located at 606 Shoreline Blvd, Boiling Springs, SC, 29316, the Arrived Homes Series Shoreline property.

Arrived Homes Series Shoreline expects to complete the acquisition of the Arrived Homes Series Shoreline property, in accordance with one of the acquisition methods discussed above, on or about June 18, 2021. The Arrived Homes Series Shoreline property will be held by Arrived SC Shoreline, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Shoreline.

Property Summary

606 Shoreline Blvd is a single family home in a private neighborhood in Boiling Springs, SC. This 3-bedroom, 3 bathroom home has a great open kitchen with shining hardwood floors all around. The fireplace is double-sided, warming the living room and then adjacent sunroom. The community pool is a short walk away.

Property Name	The Shoreline
Address	606 Shoreline Blvd, Boiling Springs, SC, 29316
Year Built	2011
Bedrooms	3
Baths	3
Square Footage	2,422

Market Overview

Greenville and Spartanburg are the two largest cities in the combined statistical area for Greenville-Spartanburg-Anderson, otherwise known as Upstate South Carolina. Greenville lies roughly halfway between Atlanta and Charlotte.

The local economy is diverse and growing. There’s a significant presence by the automotive industry, highlighted by the BMW manufacturing plant in Greer. Michelin’s North America headquarters are in Greenville, and the International Center for Automotive Research (ICAR) is a combined effort by several companies and Clemson University for continued R&D in the automotive field. Several financial services firms have regional offices in the area.

According to the Federal Reserve Bank of St. Louis, the Spartanburg MSA had an unemployment rate of 4.9% in March 2021, and the rate for the Greenville-Anderson-Mauldin MSA was 4.3% for the same time period. This compares favorably to the national rate of 6.0%. The housing market in this region continues to grow. Zillow reports that the median home value in Spartanburg is $157,013, up 12.7% over the past year. Greenville, the other major city in the MSA has a median home value of $232,081, up 10.0% over the past year according to Zillow.

Property History

The Arrived Homes Series Shoreline property was built in 2011. The Arrived Homes Series Shoreline expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Shoreline property, the Arrived Homes Series Shoreline property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Shoreline Blvd area of Boiling Springs, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
251 Stewarts Lndg	$249,999	2,146	$116	Feb 2021
891 Vandenburg Dr	$256,000	1,810	$141	May 2021
269 Bridgeport Rd	$240,000	2,012	$119	Feb 2021
500 Shoreline Blvd	$238,000	1,773	$134	Jan 2021

Acquisition of the Arrived Homes Series Shoreline Property

Arrived Homes Series Shoreline expects to complete the acquisition of the Arrived Homes Series Shoreline property on or about June 18, 2021 at a purchase price of $310,000.

Property Components & Capital Expenditures

The Arrived Homes Series Shoreline property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Shoreline property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Shoreline.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Shoreline property on a discretionary basis and has entered into a property management agreement with the property manager. Pursuant to the terms of the property management agreement, Arrived Homes Series Shoreline will pay the property manager an annual fee for managing the Arrived Homes Series Shoreline property.

Property Operations and Hold Period

The Arrived Homes Series Shoreline property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,295 per month, or $27,540 per year, which is consistent with other single family homes in the Shoreline Blvd area of Boiling Springs, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $875 to $975 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Shoreline property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Shoreline property for 5 to 7 years during which time, we will operate the Arrived Homes Series Shoreline property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Shoreline interest holders. The determination as to when the Arrived Homes Series Shoreline property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Shoreline property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Shoreline offering is raised our annual asset management fee would total $1,355.

Arrived Homes Series Holloway

Summary Overview

Arrived Homes Series Holloway is being established to allow investors who acquire Arrived Homes Series Holloway interests in the Arrived Homes Series Holloway offering to own an interest in the single family home located at 601 W Czardas Way, Woodruff, SC, 29388, the Arrived Homes Series Holloway property.

Arrived Homes Series Holloway expects to complete the acquisition of the Arrived Homes Series Holloway property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 15, 2021. The Arrived Homes Series Holloway property will be held by Arrived SC Holloway, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Holloway.

Property Summary

601 W Czardas Way is a single family home in a private neighborhood in Woodruff, SC. This massive home has 5 bedrooms and 4 bathrooms inside, plus an office and a giant bonus room, making it the perfect place to live for a family with several children. The kitchen features lovely hardwoods with cabinetry and countertops to match.

Property Name	The Holloway
Address	601 W Czardas Way, Woodruff, SC, 29388
Year Built	2015
Bedrooms	5
Baths	4
Square Footage	3,156

Market Overview

Greenville and Spartanburg are the two largest cities in the combined statistical area for Greenville-Spartanburg-Anderson, otherwise known as Upstate South Carolina. Greenville lies roughly halfway between Atlanta and Charlotte.

The local economy is diverse and growing. There’s a significant presence by the automotive industry, highlighted by the BMW manufacturing plant in Greer. Michelin’s North America headquarters are in Greenville, and the International Center for Automotive Research (ICAR) is a combined effort by several companies and Clemson University for continued R&D in the automotive field. Several financial services firms have regional offices in the area.

According to the Federal Reserve Bank of St. Louis, the Spartanburg MSA had an unemployment rate of 4.9% in March 2021, and the rate for the Greenville-Anderson-Mauldin MSA was 4.3% for the same time period. This compares favorably to the national rate of 6.0%. The housing market in this region continues to grow. Zillow reports that the median home value in Spartanburg is $157,013, up 12.7% over the past year. Greenville, the other major city in the MSA has a median home value of $232,081, up 10.0% over the past year according to Zillow.

Property History

The Arrived Homes Series Holloway property was built in 2015. The Arrived Homes Series Holloway property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Holloway property, the Arrived Homes Series Holloway property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the West Czardas Way area of Woodruff, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
525 W Holloway Dr	$284,900	2,750	$104	March 2021
228 W Camelton Dr	$264,000	2,409	$110	Feb 2021
232 W Camelton Dr	$340,000	3,315	$103	Dec 2020
883 Wild Orchard Ln	$273,000	2,527	$108	Feb 2021

Acquisition of the Arrived Homes Series Holloway Property

Arrived Homes Series Holloway expects to complete the acquisition of the Arrived Homes Series Holloway property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 15, 2021 of $340,000.

Property Components & Capital Expenditures

The Arrived Homes Series Holloway property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Holloway property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Holloway.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Holloway property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Holloway will pay the property manager an annual fee for managing the Arrived Homes Series Holloway property.

Property Operations and Hold Period

The Arrived Homes Series Holloway property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,495 per month, or $29,940 per year, which is consistent with other single family homes in the West Czardas Way area of Woodruff, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $925 to $985 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Holloway property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Holloway property for 5 to 7 years during which time, we will operate the Arrived Homes Series Holloway property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Holloway interest holders. The determination as to when the Arrived Homes Series Holloway property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Holloway property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Holloway offering is raised our annual asset management fee would total $1,478.

Arrived Homes Series Badminton

Summary Overview

Arrived Homes Series Badminton is being established to allow investors who acquire Arrived Homes Series Badminton interests in the Arrived Homes Series Badminton offering to own an interest in the single family home located at 414 Badminton Ct, Lexington, SC, 29072, the Arrived Homes Series Badminton property.

Arrived Homes Series Badminton expects to complete the acquisition of the Arrived Homes Series Badminton property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 18, 2021. The Arrived Homes Series Badminton property will be held by Arrived SC Badminton, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Badminton.

Property Summary

414 Badminton Ct is a single family home in a private neighborhood in Lexington, SC. This cozy home is in a great location, with beautiful outdoor living spaces. This 4-bedroom home has a large backyard and a covered patio. The kitchen is spacious and the floor plan flows well.

Property Name	The Badminton
Address	414 Badminton Ct, Lexington, SC, 29072
Year Built	2016
Bedrooms	4
Baths	2.5
Square Footage	2,521

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education..

The metro area of Columbia is well educated. More than 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Badminton property was built in 2016. The Arrived Homes Series Badminton property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Badminton property, the Arrived Homes Series Badminton property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Badminton Ct area of Lexington, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
240 Chesterbrook Ln	$170,100	1,788	$95	Dec 2020
210 Glenforest Ct	$165,000	1,524	$108	April 2021
106 Belo Ridge Rd	$189,500	1,663	$114	Dec 2020
111 Plummet Ct	$240,000	2,384	$101	April 2021

Acquisition of the Arrived Homes Series Badminton Property

Arrived Homes Series Badminton expects to complete the acquisition of the Arrived Homes Series Badminton property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 18, 2021 of $255,000.

Property Components & Capital Expenditures

The Arrived Homes Series Badminton property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Badminton property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Badminton.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Badminton property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Badminton will pay the property manager an annual fee for managing the Arrived Homes Series Badminton property.

Property Operations and Hold Period

The Arrived Homes Series Badminton property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,995 per month, or $23,940 per year, which is consistent with other single family homes in the Badminton Ct area of Lexington, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $600 to $675 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Badminton property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Badminton property for 5 to 7 years during which time, we will operate the Arrived Homes Series Badminton property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Badminton interest holders. The determination as to when the Arrived Homes Series Badminton property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Badminton property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Badminton offering is raised our annual asset management fee would total $1,189.

Arrived Homes Series Eastfair

Summary Overview

Arrived Homes Series Eastfair is being established to allow investors who acquire Arrived Homes Series Eastfair interests in the Arrived Homes Series Eastfair offering to own an interest in the single family home located at 461 Eastfair Dr, Columbia, SC, 29209, the Arrived Homes Series Eastfair property.

Arrived Homes Series Eastfair completed the acquisition of the Arrived Homes Series Eastfair property on June 7, 2021. The purchase of the Arrived Homes Series Eastfair property was funded through an initial mortgage in the amount of $150,000 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Eastfair property will be held by Arrived SC Eastfair, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Eastfair.

Property Summary

461 Eastfair Dr is a single family home in a private neighborhood in Columbia, SC. This home was newly built in 2017. It has high end hardwood floors, granite countertops, stainless steel appliances, and great lighting. The kitchen is perfect for entertaining.

Property Name	The Eastfair
Address	461 Eastfair Dr, Columbia, SC, 29209
Year Built	2017
Bedrooms	4
Baths	3
Square Footage	1,794

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education..

The metro area of Columbia is well educated. More than 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Eastfair property was built in 2017. The Arrived Homes Series Eastfair expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Eastfair property, the Arrived Homes Series Eastfair property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Eastfair Dr area of Columbia, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
1413 Sandra Dr	$169,000	1,476	$114	May 2021
1 Routhland Ct	$187,000	1,838	$102	March 2021
118 Holstein Ln	$214,000	2,160	$99	Dec 2020
139 Jersey Ln	$212,000	2,110	$100	Dec 2020

Acquisition of the Arrived Homes Series Eastfair Property

Arrived Homes Series Eastfair completed the acquisition of the Arrived Homes Series Eastfair property on June 7, 2021 at a purchase price of $215,000. The purchase of the Arrived Homes Series Eastfair property was funded through an initial mortgage in the amount of $150,000 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Eastfair property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Eastfair.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Eastfair property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Eastfair will pay the property manager an annual fee for managing the Arrived Homes Series Eastfair property.

Property Operations and Hold Period

The Arrived Homes Series Eastfair property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,795 per month, or $21,540 per year, which is consistent with other single family homes in the Eastfair Dr area of Columbia, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $550 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Eastfair property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Eastfair property for 5 to 7 years during which time, we will operate the Arrived Homes Series Eastfair property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Eastfair interest holders. The determination as to when the Arrived Homes Series Eastfair property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Eastfair property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Eastfair offering is raised our annual asset management fee would total $965.

Arrived Homes Series Centennial

Summary Overview

Arrived Homes Series Centennial is being established to allow investors who acquire Arrived Homes Series Centennial interests in the Arrived Homes Series Centennial offering to own an interest in the single family home located at 726 Centennial St, Gastonia, NC, 28056, the Arrived Homes Series Centennial property.

Arrived Homes Series Centennial completed the acquisition of the Arrived Homes Series Centennial property on June 4, 2021. The purchase of the Arrived Homes Series Centennial property was funded through an initial mortgage in the amount of $190,000 with the remainder of the purchase price being advanced by the manager. The Arrived Homes Series Centennial property will be held by Arrived NC Centennial, LLC, an North Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Centennial.

Property Summary

726 Centennial St is a single family home in a private neighborhood in Gastonia, NC. This idyllic homes is situated in the Charlotte suburb of Gastonia. The home was built in 2013, and features 3 bedrooms and 3 bathrooms. The hardwood floors are in excellent condition, and the kitchen has a lovely open floor plan that makes this home perfect for hosting.

Property Name	The Centennial
Address	726 Centennial St, Gastonia, NC, 28056
Year Built	2013
Bedrooms	3
Baths	3
Square Footage	1,893

Market Overview

The Charlotte-Concord-Gastonia Metropolitan Statistical Area has a population of over 2.6 million people. There’s no shortage of cultural and entertainment options in Charlotte. The city has professional NFL, NBA, and MLS teams and is home to numerous museums, art galleries, performance venues, and the NASCAR Hall of Fame.

Charlotte is a large cosmopolitan city with strong economic fundamentals. The city serves as the second largest banking center in the US, after New York City. Bank of America and Truist Financial are each headquartered in the region, and Wells Fargo employs 26,000 Charlotte residents. The area is also home to Honeywell, and Lowe’s corporate headquarters along with many other Fortune 1000 companies.

According to the Federal Reserve Bank of St. Louis, the Charlotte-Concord-Gastonia MSA had an unemployment rate of 4.6% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charlotte is $295,926, up 14.9% over the past year. For Gastonia, the median home value is $203,600, up 14.9% over the past year according to Zillow.

Property History

The Arrived Homes Series Centennial property was built in 2013. The Arrived Homes Series Centennial property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Centennial property, the Arrived Homes Series Centennial property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Centennial St area of Gastonia, NC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
830 Inwood Hill Dr	$270,000	1,864	$145	April 2021
724 Robert Moses Dr	$267,000	1,896	$141	March 2021
3004 Village Ridge Dr	$339,900	2,370	$143	March 2021
834 Inwood Hill Dr	$330,000	2,535	$130	April 2021

Acquisition of the Arrived Homes Series Centennial Property

Arrived Homes Series Centennial completed the acquisition of the Arrived Homes Series Centennial property on June 4, 2021 at a purchase price of $285,000. The purchase price for the Arrived Homes Series Centennial property was funded through an initial mortgage in the amount of $190,000 with the remainder of the purchase price being advanced by the manager.

Property Components & Capital Expenditures

The Arrived Homes Series Centennial property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Centennial.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Centennial property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Centennial will pay the property manager an annual fee for managing the Arrived Homes Series Centennial property.

Property Operations and Hold Period

The Arrived Homes Series Centennial property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the Centennial St area of Gastonia, NC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $800 to $900 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Centennial property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Centennial property for 5 to 7 years during which time, we will operate the Arrived Homes Series Centennial property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Centennial interest holders. The determination as to when the Arrived Homes Series Centennial property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Centennial property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Centennial offering is raised our annual asset management fee would total $1,231.

Arrived Homes Series Basil

Summary Overview

Arrived Homes Series Basil is being established to allow investors who acquire Arrived Homes Series Basil interests in the Arrived Homes Series Basil offering to own an interest in the single family home located at 317 Morning Creek Dr, Easley, SC, 29640, the Arrived Homes Series Basil property.

Arrived Homes Series Basil expects to complete the acquisition of the Arrived Homes Series Basil property, in accordance with one of the acquisition method discussed above, on or about June 17, 2021. The Arrived Homes Series Basil property will be held by Arrived SC Creek, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Basil.

Property Summary

317 Morning Creek Dr is a single family home in a private neighborhood in Easley, SC. This home has a wonderful floorplan in a great location. The home was built in 2016 and has 3 bedrooms and 2 full bathrooms. The master bedroom has a walk-in closet, soaking tub, and double vanity. The home also has an attached 2-car garage and a spacious backyard.

Property Name	The Basil
Address	317 Morning Creek Dr, Easley, SC, 29640
Year Built	2016
Bedrooms	3
Baths	2
Square Footage	1,261

Market Overview

Greenville and Spartanburg are the two largest cities in the combined statistical area for Greenville-Spartanburg-Anderson, otherwise known as Upstate South Carolina. Greenville lies roughly halfway between Atlanta and Charlotte.

The local economy is diverse and growing. There’s a significant presence by the automotive industry, highlighted by the BMW manufacturing plant in Greer. Michelin’s North America headquarters are in Greenville, and the International Center for Automotive Research (ICAR) is a combined effort by several companies and Clemson University for continued R&D in the automotive field. Several financial services firms have regional offices in the area.

According to the Federal Reserve Bank of St. Louis, the Spartanburg MSA had an unemployment rate of 4.9% in March 2021, and the rate for the Greenville-Anderson-Mauldin MSA was 4.3% for the same time period. This compares favorably to the national rate of 6.0%. The housing market in this region continues to grow. Zillow reports that the median home value in Spartanburg is $157,013, up 12.7% over the past year. Greenville, the other major city in the MSA has a median home value of $232,081, up 10.0% over the past year according to Zillow.

Property History

The Arrived Homes Series Basil property was built in 2016. The Arrived Homes Series Basil expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Basil property, the Arrived Homes Series Basil property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Morning Creek Dr area of Easley, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
101 Crepe Myrtle Ct	$183,500	1,344	$137	Feb 2021
312 Morning Creek Dr	$256,000	2,076	$123	April 2021
212 Phillips Ave	$210,000	1,807	$116	Dec 2020
303 Grant St	$186,000	1,601	$116	Feb 2021

Acquisition of the Arrived Homes Series Basil Property

Arrived Homes Series Basil expects to complete the acquisition of the Arrived Homes Series Basil property on or about June 17, 2021 of $202,500.

Property Components & Capital Expenditures

The Arrived Homes Series Basil property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Basil property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Basil.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Basil property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Basil will pay the property manager an annual fee for managing the Arrived Homes Series Basil property.

Property Operations and Hold Period

The Arrived Homes Series Basil property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the 1,495 area of Easley, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $400 to $500 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Basil property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Basil property for 5 to 7 years during which time, we will operate the Arrived Homes Series Basil property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Basil interest holders. The determination as to when the Arrived Homes Series Basil property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Basil property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Basil offering is raised our annual asset management fee would total $956.

Arrived Homes Series Lallie

Summary Overview

Arrived Homes Series Lallie is being established to allow investors who acquire Arrived Homes Series Lallie interests in the Arrived Homes Series Lallie offering to own an interest in the single family home located at 210 Ilderton St, Summerville, SC, 29483, the Arrived Homes Series Lallie property.

Arrived Homes Series Lallie expects to complete the acquisition of the Arrived Homes Series Lallie property, in accordance with one of the acquisition method discussed above, on or about June 19, 2021. The Arrived Homes Series Lallie property will be held by Arrived SC Jake, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Lallie.

Property Summary

210 Ilderton St is a single family home in a private neighborhood in Summerville, SC. This stately home has 3 bedrooms and 2.5 bathroom in its 2,460 square feet. The spacious kitchen has an island spacious and plenty of space in the cabinets. There’s also a large loft space on the 3rd floor, after climbing the magnificent staircase. The home was built in 2020 and has a carport in the back, as well as a covered space for a 2nd car.

Property Name	The Lallie
Address	210 Ilderton St, Summerville, SC, 29483
Year Built	2020
Bedrooms	3
Baths	2.5
Square Footage	2,460

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Lallie property was built in 2020. The Arrived Homes Series Lallie property expects to incur approximately $2,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Homes Series Lallie property, the Arrived Homes Series Lallie property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the 2,495 area of Summerville, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
116 E Respite Ln	$334,240	2,525	$132	Nov 2020
104 E Respite Ln	$337,795	2,277	$148	Sept 2020
208 E Respite Ln	$370,000	2,525	$147	May 2021
110 E Respite Ln	$305,833	2,525	$121	Oct 2020

Acquisition of the Arrived Homes Series Lallie Property

Arrived Homes Series Lallie expects to complete the acquisition of the Arrived Homes Series Lallie property on or about June 19, 2021 at a purchase price of $370,000.

Property Components & Capital Expenditures

The Arrived Homes Series Lallie property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Lallie property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Lallie.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Lallie property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Lallie will pay the property manager an annual fee for managing the Arrived Homes Series Lallie property.

Property Operations and Hold Period

The Arrived Homes Series Lallie property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,495 per month, or $29,940 per year, which is consistent with other single family homes in the Ilderton St area of Summerville, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $925 to $1,000 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Lallie property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Lallie property for 5 to 7 years during which time, we will operate the Arrived Homes Series Lallie property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Lallie interest holders. The determination as to when the Arrived Homes Series Lallie property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Lallie property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Lallie offering is raised our annual asset management fee would total $1,697.

Arrived Homes Series Spencer

Summary Overview

Arrived Homes Series Spencer is being established to allow investors who acquire Arrived Homes Series Spencer interests in the Arrived Homes Series Spencer offering to own an interest in the single family home located at 9621 Spencer Woods Rd, Ladson, SC, 29456, the Arrived Homes Series Spencer property.

Arrived Homes Series Spencer expects to complete the acquisition of the Arrived Homes Series Spencer property, in accordance with one of the acquisition method discussed above, on or about June 22, 2021. The Arrived Homes Series Spencer property will be held by Arrived SC Spencer, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Spencer.

Property Summary

9621 Spencer Woods Rd is a single family home in a private neighborhood in Ladson, SC. This beautiful 3 bedroom, 2.5 bath home has a ton to offer. There’s great laminate flooring throughout the open concept kitchen and living room on the first floor. The kitchen features beautiful white cabinetry, granite counter tops and stainless-steel appliances. The master bedroom features a huge walk-in closet, master bathroom with separate shower and garden tub, and a large double vanity. The backyard is gorgeous, with several trees lining the fence and a built-in firepit.

Property Name	The Spencer
Address	9621 Spencer Woods Rd, Ladson, SC, 29456
Year Built	2013
Bedrooms	3
Baths	2.5
Square Footage	2,123

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Spencer property was built in 2013. The Arrived Homes Series Spencer expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Spencer property, the Arrived Homes Series Spencer property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Spencer Woods Rd area of Ladson, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
9619 Spencer Woods Rd	$245,000	1,508	$162	March 2021
3617 Pimmit Pl	$270,000	2,082	$130	May 2021
3652 Pimmit Pl	$250,000	1,922	$130	Sept 2020
3704 Blackjack Rd	$240,500	1,751	$137	Oct 2020

Acquisition of the Arrived Homes Series Spencer Property

Arrived Homes Series Spencer expects to complete the acquisition of the Arrived Homes Series Spencer property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 22, 2021 at a purchase price of $300,000.

Property Components & Capital Expenditures

The Arrived Homes Series Spencer property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Spencer property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Spencer.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Spencer property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Spencer will pay the property manager an annual fee for managing the Arrived Homes Series Spencer property.

Property Operations and Hold Period

The Arrived Homes Series Spencer property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,195 per month, or $26,340 per year, which is consistent with other single family homes in the Spencer Woods Rd area of Ladson, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $700 to $800 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Spencer property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Spencer property for 5 to 7 years during which time, we will operate the Arrived Homes Series Spencer property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Spencer interest holders. The determination as to when the Arrived Homes Series Spencer property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Spencer property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Spencer offering is raised our annual asset management fee would total $1,388.

Arrived Homes Series Summerset

Summary Overview

Arrived Homes Series Summerset is being established to allow investors who acquire Arrived Homes Series Summerset interests in the Arrived Homes Series Summerset offering to own an interest in the single family home located at 2016 Culloden Dr, Summerville, SC, 29483, the Arrived Homes Series Summerset property.

Arrived Homes Series Summerset expects to complete the acquisition of the Arrived Homes Series Summerset property, in accordance with one of the acquisition method discussed above, on or about June 19, 2021. The Arrived Homes Series Summerset property will be held by Arrived SC Summerset, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Summerset.

Property Summary

2016 Culloden Dr is a single family home in a private neighborhood in Summerville, SC. This one story home offers an open floor plan with three bedrooms and two full baths, as well as a bonus room that could be a fourth bedroom. The master has a tray ceiling, garden tub and large walk-in closet. This cozy home has great curb appeal all around.

Property Name	The Summerset
Address	2016 Culloden Dr, Summerville, SC, 29483
Year Built	2010
Bedrooms	4
Baths	2
Square Footage	1,560

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Summerset property was built in 2010. The Arrived Homes Series Summerset expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Summerset property, the Arrived Homes Series Summerset property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Culloden Dr area of Summerville, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
2021 Culloden Dr	$235,000	1,488	$158	Oct 2020
2024 Culloden Dr	$215,000	1,388	$164	Sept 2020
3036 Argyle Dr	$255,000	1,920	$129	Jan 2021
1002 Sterling Ln	$235,000	1,901	$124	Aug 2020

Acquisition of the Arrived Homes Series Summerset Property

Arrived Homes Series Summerset expects to complete the acquisition of the Arrived Homes Series Summerset property pursuant to the Acquisition Mechanics outlined in our Offering Circular on or about June 19, 2021 at a purchase price of $255,000.

Property Components & Capital Expenditures

The Arrived Homes Series Summerset property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Summerset property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Summerset.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Summerset property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Summerset will pay the property manager an annual fee for managing the Arrived Homes Series Summerset property.

Property Operations and Hold Period

The Arrived Homes Series Summerset property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,695 per month, or $20,340 per year, which is consistent with other single family homes in the Culloden Dr area of Summerville, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $550 to $650 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Summerset property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Summerset property for 5 to 7 years during which time, we will operate the Arrived Homes Series Summerset property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Summerset interest holders. The determination as to when the Arrived Homes Series Summerset property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Summerset property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Summerset offering is raised our annual asset management fee would total $1,189.

Arrived Homes Series Dewberry

Summary Overview

Arrived Homes Series Dewberry is being established to allow investors who acquire Arrived Homes Series Dewberry interests in the Arrived Homes Series Dewberry offering to own an interest in the single family home located at 130 Bonhomme Cir, Lexington, SC, 29072, the Arrived Homes Series Dewberry property.

Arrived Homes Series Dewberry expects to complete the acquisition of the Arrived Homes Series Dewberry property, in accordance with one of the acquisition method discussed above, on or about June 15, 2021. The Arrived Homes Series Dewberry property will be held by Arrived SC Dewberry, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Dewberry.

Property Summary

130 Bonhomme Cir is a single family home in a private neighborhood in Lexington, SC. This cozy home has an open concept living room and kitchen. Luxury vinyl plank flooring was recently installed, and the kitchen features and island, black appliances, and plenty of cabinet space. Upstairs, the master bedroom has a large walk-in closet, a jetted bathtub, and an attached balcony. The home also has an attached 1-car garage and an irrigation system in the front and back yards.

Property Name	The Dewberry
Address	130 Bonhomme Cir, Lexington, SC, 29072
Year Built	2014
Bedrooms	3
Baths	2.5
Square Footage	1,390

Market Overview

Columbia, South Carolina is a popular market with millennials and retirees. The market routinely ranks highly for its livability, business and job opportunities, and public education.

The metro area of Columbia is well educated. ore than 40% of the adult population has at least a Bachelor’s degree, and the city is home to the University of South Carolina.  The market has a diversified economy with major sectors including information technology, insurance, military, manufacturing, and health care. Additionally, Columbia is the capital of South Carolina, which brings significant jobs and economic activity to the region.

According to the Federal Reserve Bank of St. Louis, the unemployment rate for Columbia was 4.5% in March 2021, significantly lower than the national rate of 6.0% during the same time period. The housing market is also strong. Zillow reports that the median home value in Columbia is $164,679, up 11.9% over the past year, and that nearby Lexington has a median home value of $218,161, up 8.2% over the past year.

Property History

The Arrived Homes Series Dewberry property was built in 2014. The Arrived Homes Series Dewberry expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Dewberry property, the Arrived Homes Series Dewberry property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Bonhomme Cir area of Lexington, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
348 Bonhomme Ct	$169,000	1,388	$122	March 2021
501 Menauhant Ct	$205,000	1,516	$135	April 2021
607 Ventana Ln	$172,000	1,440	$119	Dec 2020
143 Quiet Drove	$150,000	1,190	$126	April 2021

Acquisition of the Arrived Homes Series Dewberry Property

Arrived Homes Series Dewberry expects to complete the acquisition of the Arrived Homes Series Dewberry property on or about June 15, 2021 at a purchase price of $190,000.

Property Components & Capital Expenditures

The Arrived Homes Series Dewberry property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Dewberry property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Dewberry.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Dewberry property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Dewberry will pay the property manager an annual fee for managing the Arrived Homes Series Dewberry property.

Property Operations and Hold Period

The Arrived Homes Series Dewberry property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $1,495 per month, or $17,940 per year, which is consistent with other single family homes in the Bonhomme Cir area of Lexington, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $475 to $550 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Dewberry property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Dewberry property for 5 to 7 years during which time, we will operate the Arrived Homes Series Dewberry property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Dewberry interest holders. The determination as to when the Arrived Homes Series Dewberry property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Dewberry property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Dewberry offering is raised our annual asset management fee would total $901.

Arrived Homes Series Roseberry

Summary Overview

Arrived Homes Series Roseberry is being established to allow investors who acquire Arrived Homes Series Roseberry interests in the Arrived Homes Series Roseberry offering to own an interest in the single family home located at 5013 Paddy Field Way, Ladson, SC, 29456, the Arrived Homes Series Roseberry property.

Arrived Homes Series Roseberry expects to complete the acquisition of the Arrived Homes Series Roseberry property, in accordance with one of the acquisition method discussed above, on or about August 2, 2021. The Arrived Homes Series Roseberry property will be held by Arrived SC Roseberry, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Roseberry.

Property Summary

5013 Paddy Field Way is a single family home in a private neighborhood in Ladson, SC. This property was built in 2018, and has a spacious open floor plan. The kitchen is luxurious, featuring nice cabinets, granite countertops, stainless steel appliances and a gas range. The owners suite features a walk-in closet and bathroom with a garden tub and shower. The huge backyard is fully fenced and features a screened-in porch. Additionally, the community has a community pool as well as shared playgrounds and courts for pickleball and bocce ball.

Property Name	The Roseberry
Address	5013 Paddy field Way, Ladson, SC, 29456
Year Built	2018
Bedrooms	4
Baths	2.5
Square Footage	2,289

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Roseberry property was built in 2018. The Arrived Homes Series Roseberry expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Roseberry property, the Arrived Homes Series Roseberry property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Bonhomme Cir area of Lexington, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
9803 Wooden Pestle Way	$299,900	1,948	$154	Feb 2021
9506 Flooded Field Dr	$330,000	2,511	$131	March 2021
5025 Paddy Field Way	$304,000	2,289	$133	Dec 2020
5029 Paddy Field Way	$300,000	2,014	$149	April 2021

Acquisition of the Arrived Homes Series Roseberry Property

Arrived Homes Series Roseberry expects to complete the acquisition of the Arrived Homes Series Roseberry property on or about August 2, 2021 at a purchase price of $325,000.

Property Components & Capital Expenditures

The Arrived Homes Series Roseberry property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Roseberry property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Roseberry.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Roseberry property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Roseberry will pay the property manager an annual fee for managing the Arrived Homes Series Roseberry property.

Property Operations and Hold Period

The Arrived Homes Series Roseberry property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,295 per month, or $27,540 per year, which is consistent with other single family homes in the Paddy Field Way area of Ladson, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $900 to $1,000 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Roseberry property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Roseberry property for 5 to 7 years during which time, we will operate the Arrived Homes Series Roseberry property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Roseberry interest holders. The determination as to when the Arrived Homes Series Roseberry property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Roseberry property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Roseberry offering is raised our annual asset management fee would total $1,464.

Arrived Homes Series Windsor

Summary Overview

Arrived Homes Series Windsor is being established to allow investors who acquire Arrived Homes Series Windsor interests in the Arrived Homes Series Windsor offering to own an interest in the single family home located at 3910 Greico Rd, North Charleston, SC, 29420, the Arrived Homes Series Windsor property.

Arrived Homes Series Windsor expects to complete the acquisition of the Arrived Homes Series Windsor property, in accordance with one of the acquisition method discussed above, on or about July 23, 2021. The Arrived Homes Series Windsor property will be held by Arrived SC Windsor, LLC, an South Carolina limited liability company, which by the closing of the offering will be a wholly owned subsidiary of Arrived Homes Series Windsor.

Property Summary

3910 Greico Rd is a single family home in a private neighborhood in North Charleston, SC. This 4 year old home features 4 bedrooms and 2.5 bathrooms in its 2,516 square feet. The home has been well maintained and has incredible curb appeal. The main floor is impeccable, with beautiful hardwood floors, white cabinets, and quartz countertops. The home has a sizable backyard that includes a screened in porch and a deck. The living room also has a cozy gas fireplace.

Property Name	The Windsor
Address	3910 Greico Rd, North Charleston, SC, 29420
Year Built	2017
Bedrooms	4
Baths	2.5
Square Footage	2,516

Market Overview

Charleston is the largest city in South Carolina. The population of the Charleston-North Charleston-Summerville MSA has grown over 20% since 2010, and is now over 800,000 people. Charleston consistently ranks highly for its food scene, quality of life, and tourist attractions. Located on the South Carolina coast, there are numerous beaches and high-end golf courses within driving distance.

The city has a strong economy that’s driven by tourism and the large seaport. In 2018, the port ranked 7th in the United States by containerized cargo volume. Carnival Cruise Lines operates a number of cruises that depart from Charleston on their way to the Bahamas and the Caribbean. Boeing has also developed a significant presence in the state over the last fifteen years. North Charleston is one of two final assembly points for the 787 Dreamliner.

According to the Federal Reserve Bank of St. Louis, the Charleston-North Charleston-Summerville MSA had an unemployment rate of 4.4% in March 2021. This compares favorably to the national rate of 6.0% for the same time period. The housing market in this region continues to grow. Zillow reports that the median home value in Charleston is $378,046, up 9.5% over the past year. For North Charleston, the median home value is $217,131, up 13.2% over the past year according to Zillow.

Property History

The Arrived Homes Series Windsor property was built in 2017. The Arrived Homes Series Windsor expects to incur approximately $2,000 in costs related to certain improvements to the property.

Prior to the acquisition of the Arrived Homes Series Windsor property, the Arrived Homes Series Windsor property was owner occupied and was not operated as a rental income property.

Comparable Sales

The following single-family homes of the same line have sold in the Greico Rd area of North Charleston, SC, on the dates and for the prices as described below:

Address	Sales Price	Square Footage	Price PSF	Sales Date
3904 Greico Rd	$334,900	2,432	$138	May 2021
8859 Royal Palms Ln	$292,000	2,266	$129	Jan 2021
3906 Bismarck Ct	$295,000	2,160	$137	May 2021
8566 Royal Palms Ln	$335,000	2,700	$124	April 2021

Acquisition of the Arrived Homes Series Windsor Property

Arrived Homes Series Windsor expects to complete the acquisition of the Arrived Homes Series Windsor property on or about July 23 2021 at a purchase price of $350,000.

Property Components & Capital Expenditures

The Arrived Homes Series Windsor property will be inspected by a licensed professional, and the acquisition of the Arrived Homes Series Windsor property will be contingent on the inspection report indicating that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $2,000. These renovations include new appliances (refrigerator, washer, dryer) and various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Homes Series Windsor.

Property Manager

The manager appointed an unaffiliated, third-party property manager to manage the Arrived Homes Series Windsor property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Homes Series Windsor will pay the property manager an annual fee for managing the Arrived Homes Series Windsor property.

Property Operations and Hold Period

The Arrived Homes Series Windsor property was previously owner occupied and had no prior rental history. The manager intends to list the property for rent at a rate of $2,495 per month, or $29,940 per year, which is consistent with other single family homes in the Greic Rd area of North Charleston, SC.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $950 to $1,025 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Homes Series Windsor property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Homes Series Windsor property for 5 to 7 years during which time, we will operate the Arrived Homes Series Windsor property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Homes Series Windsor interest holders. The determination as to when the Arrived Homes Series Windsor property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Homes Series Windsor property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

We estimate that if the maximum amount of the Arrived Homes Series Windsor offering is raised our annual asset management fee would total $1,572.

USE OF PROCEEDS – SERIES OFFERINGS COMPLETED

Arrived Homes Series Lierly

We estimate that the gross proceeds of the offering of Arrived Homes Series Lierly LLC interests will be approximately $225,000, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage fee	$2,250	1.00%
Acquisition of property(1)	$215,000	95.56%
Operating & Capital Reserves	$3,250	1.44%
Offering Expenses(2)	$4,500	2.00%
Acquisition Expenses(1) (3)	$0	0.00%
Total Fees & Expenses	$6,750	3.00%
Total Proceeds	$225,000	100.00%

(1)	We will issue a promissory note to the owner affiliate of the manager in an amount of $215,000 to acquire the Arrived Homes Series Lierly LLC property. Arrived Homes Series Lierly LLC offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Lierly LLC offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,400. Alternatively, assuming an anticipated leverage at 57% of the value of the Series Lierly LLC property, the expense reimbursement would total $1,972.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Lierly LLC offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Soapstone

We estimate that the gross proceeds of the offering of Arrived Homes Series Soapstone LLC interests will be approximately $230,000, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$2,300	1.00%
Acquisition of property(1)	$220,000	96.65%
Operating & Capital Reserves	$3,100	1.35%
Offering Expenses(2)	$4,600	2.00%
Acquisition Expenses(1) (3)	$0	0.00%
Total Fees & Expenses	$6,900	3.00%
Total Proceeds	$230,000	100.00%

(1)	We will issue a promissory note to the owner affiliate of the manager in an amount of $220,000 to acquire the Arrived Homes Series Soapstone LLC property. Arrived Homes Series Soapstone LLC offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Soapstone LLC offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,600. Alternatively, assuming an anticipated leverage at 57% of the value of the Series Soapstone LLC property, the expense reimbursement would total $2,014.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Soapstone LLC offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Patrick

We estimate that the gross proceeds of the offering of Arrived Homes Series Patrick interests will be approximately $223,190, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$2,232	1.00%
Acquisition of property(1)	$210,205	94.18%
Operating & Capital Reserves	$4,206	1.88%
Offering Expenses(2)	$4,464	2.00%
Acquisition Expenses(1) (3)	$2,083	0.93%
Total Fees & Expenses	$8,779	3.93%
Total Proceeds	$223,190	100.00%

(1)	We will issue a promissory note to the manager in an amount of $210,205 to acquire the Arrived Homes Series Patrick property. Arrived Homes Series Patrick offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Patrick offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,464. Alternatively, assuming an anticipated leverage at 51.5% of the value of the Series Patrick property, the expense reimbursement would total $2,274.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Patrick offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Pecan

We estimate that the gross proceeds of the offering of Arrived Homes Series Pecan interests will be approximately $221,430, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$2,214	1.00%
Acquisition of property(1)	$208,495	94.16%
Operating & Capital Reserves	$4,164	1.88%
Offering Expenses(2)	$4,429	2.00%
Acquisition Expenses(1) (3)	$2,129	0.96%
Total Fees & Expenses	$8,771	3.96%
Total Proceeds	$221,430	100.00%

(1)	We will issue a promissory note to the manager in an amount of $208,495 to acquire the Arrived Homes Series Pecan property. Arrived Homes Series Pecan offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Pecan offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,429. Alternatively, assuming an anticipated leverage at 54.1% of the value of the Series Pecan property, the expense reimbursement would total $2,146.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Pecan offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Plumtree

We estimate that the gross proceeds of the offering of Arrived Homes Series Plumtree interests will be approximately $215,590, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$2,156	1.00%
Acquisition of property(1)	$202,950	94.14%
Operating & Capital Reserves	$4,061	1.88%
Offering Expenses(2)	$4,312	2.00%
Acquisition Expenses(1) (3)	$2,111	0.98%
Total Fees & Expenses	$8,579	3.98%
Total Proceeds	$215,590	100.00%

(1)	We will issue a promissory note to the manager in an amount of $202,950 to acquire the Arrived Homes Series Plumtree property. Arrived Homes Series Plumtree offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Plumtree offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,312. Alternatively, assuming an anticipated leverage at 54.7% of the value of the Series Plumtree property, the expense reimbursement would total 2,064.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Plumtree offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Chaparral

We estimate that the gross proceeds of the offering of Arrived Homes Series Chaparral interests will be approximately $210,280, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$2,103	1.00%
Acquisition of property(1)	$197,965	94.14%
Operating & Capital Reserves	$3,963	1.88%
Offering Expenses(2)	$4,206	2.00%
Acquisition Expenses(1) (3)	$2,043	0.97%
Total Fees & Expenses	$8,351	3.97%
Total Proceeds	$210,280	100.00%

(1)	We will issue a promissory note to the manager in an amount of $197,965 to acquire the Arrived Homes Series Chaparral property. Arrived Homes Series Chaparral offering proceeds will be used to repay this promissory note.

(2)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Chaparral offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount. We estimate that if the maximum amount of this offering is raised, assuming no leverage, the expense reimbursement would total $4,206 Alternatively, assuming an anticipated leverage at 52.7% of the value of the Series Chaparral property, the expense reimbursement would total $2,097.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Chaparral offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Splash

The total cost to acquire and improve the Series Splash Property, including applicable fees, expenses and reserves is $234,410.

We estimate that the gross proceeds of the offering of Arrived Homes Series Splash interests will be approximately $111,910, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$92,500	82.66%
Property Improvements (2)	$2,000	1.79%
Operating & Capital Reserves	$4,487	4.01%
Brokerage Fee	$1,119	1.00%
Acquisition Expenses (3)	$3,301	2.95%
Offering Expenses(4)	$2,238	2.00%
Sourcing Fee	$6,315	5.64%
Total Fees & Expenses	$12,973	11.59%
Total Proceeds	$111,910	100.00%

(1)	Arrived Homes Series Splash acquired the Arrived Homes Series Splash property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $122,500 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Splash property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Splash property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Splash offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Splash offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Salem

The total cost to acquire and improve the Series Salem Property, including applicable fees, expenses and reserves is $346,360.

We estimate that the gross proceeds of the offering of Arrived Homes Series Salem interests will be approximately $133,810, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$108,348	80.97%
Property Improvements (2)	$2,000	1.49%
Operating & Capital Reserves	$6,648	4.97%
Brokerage Fee	$1,338	1.00%
Acquisition Expenses (3)	$4,730	3.53%
Offering Expenses(4)	$2,676	2.00%
Sourcing Fee	$8,071	6.03%
Total Fees & Expenses	$16,816	12.57%
Total Proceeds	$133,810	100.00%

(1)	Arrived Homes Series Salem acquired the Arrived Homes Series Salem property for $320,898 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $212,550 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Salem property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Salem property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Salem offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Salem offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Tuscan

The total cost to acquire and improve the Series Tuscan Property, including applicable fees, expenses and reserves is $346,920.

We estimate that the gross proceeds of the offering of Arrived Homes Series Tuscan interests will be approximately $165,520, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$139,498	84.28%
Property Improvements (2)	$2,000	1.21%
Operating & Capital Reserves	$6,651	4.02%
Brokerage Fee	$1,655	1.00%
Acquisition Expenses (3)	$4,419	2.67%
Offering Expenses(4)	$3,310	2.00%
Sourcing Fee	$8,071	4.88%
Total Fees & Expenses	$17,456	10.55%
Total Proceeds	$165,520	100.00%

(1)	Arrived Homes Series Tuscan acquired the Arrived Homes Series Tuscan property for $320,898 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $181,400 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Tuscan property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Tuscan property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Tuscan offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Tuscan offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Malbec

The total cost to acquire and improve the Series Malbec Property, including applicable fees, expenses and reserves is $346,445.

We estimate that the gross proceeds of the offering of Arrived Homes Series Malbec interests will be approximately $137,860, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$112,313	81.47%
Property Improvements (2)	$2,000	1.45%
Operating & Capital Reserves	$6,648	4.82%
Brokerage Fee	$1,379	1.00%
Acquisition Expenses (3)	$4,690	3.40%
Offering Expenses(4)	$2,757	2.00%
Sourcing Fee	$8,071	5.85%
Total Fees & Expenses	$16,897	12.26%
Total Proceeds	$137,860	100.00%

(1)	Arrived Homes Series Malbec acquired the Arrived Homes Series Malbec property for $320,898 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $208,585 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Malbec property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Malbec property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Malbec offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Malbec offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Pinot

The total cost to acquire and improve the Series Pinot Property, including applicable fees, expenses and reserves is $349,970.

We estimate that the gross proceeds of the offering of Arrived Homes Series Pinot interests will be approximately $139,230, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$113,476	81.50%
Property Improvements (2)	$2,000	1.44%
Operating & Capital Reserves	$6,722	4.83%
Brokerage Fee	$1,392	1.00%
Acquisition Expenses (3)	$4,728	3.40%
Offering Expenses(4)	$2,785	2.00%
Sourcing Fee	$8,126	5.84%
Total Fees & Expenses	$17,032	12.23%
Total Proceeds	$139,230	100.00%

(1)	Arrived Homes Series Pinot acquired the Arrived Homes Series Pinot property for $324,216 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $210,740 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Pinot property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Pinot property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Pinot offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Pinot offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Mojave

The total cost to acquire and improve the Series Mojave Property, including applicable fees, expenses and reserves is $268,080.

We estimate that the gross proceeds of the offering of Arrived Homes Series Mojave interests will be approximately $115,980, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$81,900	70.62%
Property Improvements (2)	$8,000	6.90%
Operating & Capital Reserves	$5,135	4.43%
Brokerage Fee	$1,160	1.00%
Acquisition Expenses (3)	$3,691	3.18%
Offering Expenses(4)	$2,320	2.00%
Sourcing Fee	$13,770	11.87%
Total Fees & Expenses	$20,941	18.06%
Total Proceeds	$115,980	100.00%

(1)	Arrived Homes Series Mojave will acquire the Arrived Homes Series Mojave property for $234,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $152,100 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Mojave property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Mojave property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Mojave offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Mojave offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Wentworth

The total cost to acquire and improve the Series Wentworth Property, including applicable fees, expenses and reserves is $259,560.

We estimate that the gross proceeds of the offering of Arrived Homes Series Wentworth interests will be approximately $112,530, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$79,170	70.35%
Property Improvements(2)	$8,000	7.11%
Operating & Capital Reserves	$4,979	4.42%
Brokerage Fee	$1,125	1.00%
Acquisition Expenses(3)	$3,601	3.20%
Offering Expenses(4)	$2,251	2.00%
Sourcing Fee	$13,407	11.91%
Total Fees & Expenses	$20,384	18.11%
Total Proceeds	$112,530	100.00%

(1)	Arrived Homes Series Wentworth will acquire the Arrived Homes Series Wentworth property for $226,200 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $147,030 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Wentworth property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Wentworth property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Wentworth offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Wentworth offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Cupcake

The total cost to acquire and improve the Series Cupcake Property, including applicable fees, expenses and reserves is $251,210.

We estimate that the gross proceeds of the offering of Arrived Homes Series Cupcake interests will be approximately $109,150, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$76,496	70.08%
Property Improvements(2)	$8,000	7.33%
Operating & Capital Reserves	$4,812	4.41%
Brokerage Fee	$1,092	1.00%
Acquisition Expenses(3)	$3,513	3.22%
Offering Expenses(4)	$2,183	2.00%
Sourcing Fee	$13,051	11.96%
Total Fees & Expenses	$19,839	18.18%
Total Proceeds	$109,150	100.00%

(1)	Arrived Homes Series Cupcake will acquire the Arrived Homes Series Cupcake property for $218,556 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $142,060 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Cupcake property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Cupcake property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Cupcake offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Cupcake offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Luna

The total cost to acquire and improve the Series Luna Property, including applicable fees, expenses and reserves is $240,710.

We estimate that the gross proceeds of the offering of Arrived Homes Series Luna interests will be approximately $90,710, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$65,000	71.66%
Property Improvements(2)	$2,000	2.20%
Operating & Capital Reserves	$4,615	5.09%
Brokerage Fee	$907	1.00%
Acquisition Expenses(3)	$3,575	3.94%
Offering Expenses(4)	$1,814	2.00%
Sourcing Fee	$12,795	14.11%
Total Fees & Expenses	$19,092	21.05%
Total Proceeds	$90,710	100.00%

(1)	Arrived Homes Series Luna acquired the Arrived Homes Series Luna property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $150,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Luna property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Luna property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Luna offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Luna offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Kingsley

The total cost to acquire and improve the Series Kingsley Property, including applicable fees, expenses and reserves is $341,850.

We estimate that the gross proceeds of the offering of Arrived Homes Series Kingsley interests will be approximately $126,850, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$100,000	78.83%
Property Improvements(2)	$2,000	1.58%
Operating & Capital Reserves	$6,563	5.17%
Brokerage Fee	$1,269	1.00%
Acquisition Expenses(3)	$4,725	3.72%
Offering Expenses(4)	$2,537	2.00%
Sourcing Fee	$9,753	7.69%
Total Fees & Expenses	$18,284	14.41%
Total Proceeds	$126,850	100.00%

(1)	Arrived Homes Series Kingsley acquired the Arrived Homes Series Kingsley property for $315,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $215,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Kingsley property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Kingsley property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Kingsley offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Kingsley offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Shoreline

The total cost to acquire and improve the Series Shoreline Property, including applicable fees, expenses and reserves is $336,810.

We estimate that the gross proceeds of the offering of Arrived Homes Series Shoreline interests will be approximately $124,910, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$98,100	78.54%
Property Improvements(2)	$2,000	1.60%
Operating & Capital Reserves	$6,469	5.18%
Brokerage Fee	$1,249	1.00%
Acquisition Expenses(3)	$4,669	3.74%
Offering Expenses(4)	$2,498	2.00%
Sourcing Fee	$9,921	7.94%
Total Fees & Expenses	$18,337	14.68%
Total Proceeds	$124,910	100.00%

(1)	Arrived Homes Series Shoreline acquired the Arrived Homes Series Shoreline property for $310,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $211,900 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Shoreline property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Shoreline property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Shoreline offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Shoreline offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Holloway

The total cost to acquire and improve the Series Holloway Property, including applicable fees, expenses and reserves is $368,840.

We estimate that the gross proceeds of the offering of Arrived Homes Series Holloway interests will be approximately $147,840, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$119,000	80.49%
Property Improvements(2)	$2,000	1.35%
Operating & Capital Reserves	$7,081	4.79%
Brokerage Fee	$1,478	1.00%
Acquisition Expenses(3)	$4,910	3.32%
Offering Expenses(4)	$2,957	2.00%
Sourcing Fee	$10,418	7.05%
Total Fees & Expenses	$19,763	13.37%
Total Proceeds	$147,840	100.00%

(1)	Arrived Homes Series Holloway acquired the Arrived Homes Series Holloway property for $340,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $221,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Holloway property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Holloway property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Holloway offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Holloway offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Badminton

The total cost to acquire and improve the Series Badminton Property, including applicable fees, expenses and reserves is $284,440.

We estimate that the gross proceeds of the offering of Arrived Homes Series Badminton interests will be approximately $110,240, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$80,800	73.29%
Property Improvements(2)	$2,000	1.81%
Operating & Capital Reserves	$5,460	4.95%
Brokerage Fee	$1,102	1.00%
Acquisition Expenses(3)	$4,017	3.64%
Offering Expenses(4)	$2,205	2.00%
Sourcing Fee	$14,659	13.30%
Total Fees & Expenses	$21,983	19.94%
Total Proceeds	$110,240	100.00%

(1)	Arrived Homes Series Badminton acquired the Arrived Homes Series Badminton property for $255,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $174,200 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Badminton property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Badminton property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Badminton offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Badminton offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Eastfair

The total cost to acquire and improve the Series Eastfair Property, including applicable fees, expenses and reserves is $236,030.

We estimate that the gross proceeds of the offering of Arrived Homes Series Eastfair interests will be approximately $86,030, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$65,000	75.56%
Property Improvements(2)	$2,000	2.32%
Operating & Capital Reserves	$4,525	5.26%
Brokerage Fee	$860	1.00%
Acquisition Expenses(3)	$3,575	4.16%
Offering Expenses(4)	$1,721	2.00%
Sourcing Fee	$8,345	9.70%
Total Fees & Expenses	$14,501	16.86%
Total Proceeds	$86,030	100.00%

(1)	Arrived Homes Series Eastfair acquired the Arrived Homes Series Eastfair property for $215,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $150,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Eastfair property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Eastfair property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Eastfair offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Eastfair offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Centennial

The total cost to acquire and improve the Series Centennial Property, including applicable fees, expenses and reserves is $308,300.

We estimate that the gross proceeds of the offering of Arrived Homes Series Centennial interests will be approximately $118,300, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$95,000	80.30%
Property Improvements(2)	$2,000	1.69%
Operating & Capital Reserves	$5,923	5.01%
Brokerage Fee	$1,183	1.00%
Acquisition Expenses(3)	$4,325	3.66%
Offering Expenses(4)	$2,366	2.00%
Sourcing Fee	$7,506	6.34%
Total Fees & Expenses	$15,380	13.00%
Total Proceeds	$118,300	100.00%

(1)	Arrived Homes Series Centennial acquired the Arrived Homes Series Centennial property for $285,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $190,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Centennial property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Centennial property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Centennial offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Centennial offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Basil

The total cost to acquire and improve the Series Basil Property, including applicable fees, expenses and reserves is $227,265.

We estimate that the gross proceeds of the offering of Arrived Homes Series Basil interests will be approximately $95,640, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$70,875	74.11%
Property Improvements(2)	$2,000	2.09%
Operating & Capital Reserves	$4,359	4.56%
Brokerage Fee	$956	1.00%
Acquisition Expenses(3)	$3,329	3.48%
Offering Expenses(4)	$1,913	2.00%
Sourcing Fee	$12,213	12.77%
Total Fees & Expenses	$18,411	19.25%
Total Proceeds	$95,640	100.00%

(1)	Arrived Homes Series Basil acquired the Arrived Homes Series Basil property for $202,500 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $131,625 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Basil property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Basil property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Basil offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Basil offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Lallie

The total cost to acquire and improve the Series Lallie Property, including applicable fees, expenses and reserves is $410,240.

We estimate that the gross proceeds of the offering of Arrived Homes Series Lallie interests will be approximately $169,740, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$129,500	76.29%
Property Improvements(2)	$2,000	1.18%
Operating & Capital Reserves	$7,879	4.64%
Brokerage Fee	$1,697	1.00%
Acquisition Expenses(3)	$5,255	3.10%
Offering Expenses(4)	$3,395	2.00%
Sourcing Fee	$20,016	11.79%
Total Fees & Expenses	$30,363	17.89%
Total Proceeds	$169,740	100.00%

(1)	Arrived Homes Series Lallie acquired the Arrived Homes Series Lallie property for $370,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $240,500 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Lallie property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Lallie property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Lallie offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Lallie offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Spencer

The total cost to acquire and improve the Series Spencer Property, including applicable fees, expenses and reserves is $333,770.

We estimate that the gross proceeds of the offering of Arrived Homes Series Spencer interests will be approximately $138,770, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$105,000	75.66%
Property Improvements(2)	$2,000	1.44%
Operating & Capital Reserves	$6,401	4.61%
Brokerage Fee	$1,388	1.00%
Acquisition Expenses(3)	$4,450	3.21%
Offering Expenses(4)	$2,775	2.00%
Sourcing Fee	$16,755	12.07%
Total Fees & Expenses	$25,368	18.28%
Total Proceeds	$138,770	100.00%

(1)	Arrived Homes Series Spencer acquired the Arrived Homes Series Spencer property for $300,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $195,000 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Spencer property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Spencer property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Spencer offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Spencer offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Summerset

The total cost to acquire and improve the Series Summerset Property, including applicable fees, expenses and reserves is $284,610.

We estimate that the gross proceeds of the offering of Arrived Homes Series Summerset interests will be approximately $118,860, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$89,250	75.09%
Property Improvements(2)	$2,000	1.68%
Operating & Capital Reserves	$5,457	4.59%
Brokerage Fee	$1,189	1.00%
Acquisition Expenses(3)	$3,933	3.31%
Offering Expenses(4)	$2,377	2.00%
Sourcing Fee	$14,659	12.33%
Total Fees & Expenses	$22,157	18.64%
Total Proceeds	$118,860	100.00%

(1)	Arrived Homes Series Summerset acquired the Arrived Homes Series Summerset property for $255,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $165,750 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Summerset property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Summerset property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Summerset offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Summerset offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Dewberry

The total cost to acquire and improve the Series Dewberry Property, including applicable fees, expenses and reserves is $213,655.

We estimate that the gross proceeds of the offering of Arrived Homes Series Dewberry interests will be approximately $92,430, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$68,775	74.41%
Property Improvements(2)	$2,000	2.16%
Operating & Capital Reserves	$4,092	4.43%
Brokerage Fee	$924	1.00%
Acquisition Expenses(3)	$3,162	3.42%
Offering Expenses(4)	$1,849	2.00%
Sourcing Fee	$11,631	12.58%
Total Fees & Expenses	$17,566	19.00%
Total Proceeds	$92,430	100.00%

(1)	Arrived Homes Series Dewberry acquired the Arrived Homes Series Dewberry property for $190,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $121,225 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Dewberry property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Dewberry property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Dewberry offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Dewberry offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Roseberry

The total cost to acquire and improve the Series Roseberry Property, including applicable fees, expenses and reserves is $357,670.

We estimate that the gross proceeds of the offering of Arrived Homes Series Roseberry interests will be approximately $146,420, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$113,750	77.69%
Property Improvements(2)	$2,000	1.37%
Operating & Capital Reserves	$6,867	4.69%
Brokerage Fee	$1,464	1.00%
Acquisition Expenses(3)	$4,737	3.24%
Offering Expenses(4)	$2,928	2.00%
Sourcing Fee	$14,669	10.02%
Total Fees & Expenses	$23,799	16.25%
Total Proceeds	$146,420	100.00%

(1)	Arrived Homes Series Roseberry acquired the Arrived Homes Series Roseberry property for $325,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $211,250 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Roseberry property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Roseberry property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Roseberry offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Roseberry offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Homes Series Windsor

The total cost to acquire and improve the Series Windsor Property, including applicable fees, expenses and reserves is $384,710.

We estimate that the gross proceeds of the offering of Arrived Homes Series Windsor interests will be approximately $157,210, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$122,500	77.92%
Property Improvements(2)	$2,000	1.27%
Operating & Capital Reserves	$7,389	4.70%
Brokerage Fee	$1,572	1.00%
Acquisition Expenses(3)	$5,025	3.20%
Offering Expenses(4)	$3,144	2.00%
Sourcing Fee	$15,584	9.91%
Total Fees & Expenses	$25,325	16.11%
Total Proceeds	$157,210	100.00%

(1)	Arrived Homes Series Windsor acquired the Arrived Homes Series Windsor property for $350,000 in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a loan amount of $227,500 plus the portion of gross proceeds attributed to acquistion of property.

(2)	The manager plans for the Arrived Homes Series Windsor property to incur approximately $2,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Homes Series Windsor property.

(3)	Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

(4)	We will reimburse the manager for offering expenses actually incurred for the Arrived Homes Series Windsor offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

Acquisition, Operating and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Homes Series Windsor offering.  See “Management Compensation—Reimbursement of Expenses”

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET	F-3
CONSOLIDATED STATEMENT OF OPERATIONS	F-5
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY	F-7
CONSOLIDATED STATEMENT OF CASH FLOWS	F-8
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS	F-10
Arrived Homes, LLC – Consolidated Financial Statements and Independent Auditor’s Report – December 31, 2020	F-20
4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP, a Delaware Limited Partnership) - Financial Statements and Independent Auditor’s Report – December 31, 2020 and 2019	F-34
4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP, a Delaware Limited Partnership) - Financial Statements and Independent Auditor’s Report – December 31, 2020 and 2019	F-46
Unaudited Pro Forma Combined Financial Statements – December 31, 2020 and 2019	F-58

ARRIVED HOMES, LLC

A DELAWARE LIMITED LIABILITY COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2021

ARRIVED HOMES, LLC

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2021 (UNAUDITED)

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$3,161	$5,592	$13,684	$13,320	$17,365	$11,422	$64,544
Prepaid expenses	983	935	836	840	846	784	5,224
Due from related party	6,387	6,133	-	-	241	-	12,761
Total current assets	10,531	12,660	14,520	14,160	18,452	12,206	82,529
Property and equipment, net	217,333	212,394	206,822	208,546	199,777	195,010	1,239,882
Deposits	1,600	-	1,450	1,500	1,450	1,450	7,450
Total assets	$229,464	$225,054	$222,792	$224,206	$219,679	$208,666	$1,329,861
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$4,046	$3,917	$2,625	$2,294	$2,448	$734	$16,064
Due to related party	-	-	2,390	1,807	-	1,275	5,472
Distribution payable	1,300	1,324	1,497	1,701	1,743	1,677	9,242
Total current liabilities	5,346	5,241	6,512	5,802	4,191	3,686	30,778
Tenant deposits	1,600	-	1,450	1,500	1,450	1,450	7,450
Loan payable, net	126,419	129,262	112,212	107,663	109,561	102,797	687,914
Total liabilities	133,365	134,503	120,174	114,965	115,202	107,933	726,142

Members’ equity
Membership contributions	97,019	91,723	103,703	110,473	105,643	101,646	610,207
Accumulated deficit	(920)	(1,172)	(1,085)	(1,232)	(1,166)	(913)	(6,488)
Total members’ equity	96,099	90,551	102,618	109,241	104,477	100,733	603,719
Total liabilities and members’ equity	$229,464	$225,054	$222,792	$224,206	$219,679	$208,666	$1,329,861

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2020

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$-	$-	$-	$-	$-	$-	$-
Prepaid expenses	-	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-	-
Property and equipment, net	-	-	-	-	-	-	-
Deposits	-	-	-	-	-	-	-
Total assets	$-	$-	$-	$-	$-	$-	$-

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$-	$-	$-	$-	$-	$-	$-
Due to related party	-	-	-	-	-	-	-
Distribution payable	-	-	-	-	-	-	-
Total current liabilities	-	-	-	-	-	-	-
Tenant deposits	-	-	-	-	-	-	-
Loan payable, net	-	-	-	-	-	-	-
Total liabilities	-	-	-	-	-	-	-

Members’ equity
Membership contributions	-	-	-	-	-	-	-
Accumulated deficit	-	-	-	-	-	-	-
Total members’ equity	-	-	-	-	-	-	-
Total liabilities and members’ equity	$-	$-	$-	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED)

	Series Soapstone	Series Lierly	Series Pecan	Series Patrick	Series Plumtree	Series Chaparral	Consolidated
Rental income	$4,800	$4,425	$4,350	$4,500	$4,325	$4,350	$26,750
Total revenue	4,800	4,425	4,350	4,500	4,325	4,350	26,750

Operating expenses:
Depreciation	1,500	1,466	1,431	1,443	1,384	1,350	8,574
Insurance	326	251	229	182	209	201	1,398
Management fees	634	590	615	645	504	610	3,598
Repair and maintenance	-	-	-	182	-	133	315
Property taxes	601	578	492	457	474	187	2,789
Total operating expenses	3,061	2,885	2,767	2,909	2,571	2,481	16,674

Income from operations	1,739	1,540	1,583	1,591	1,754	1,869	10,076

Other income (expense), net
Interest expense	(1,359)	(1,388)	(1,171)	(1,124)	(1,177)	(1,106)	(7,325)
Total other income (expense), net	(1,359)	(1,388)	(1,171)	(1,124)	(1,177)	(1,106)	(7,325)

Net income	$380	$152	$412	$467	$577	$763	$2,751

See accompanying, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)

	Series Soapstone	Series Lierly	Series Pecan	Series Patrick	Series Plumtree	Series Chaparral	Consolidated
Rental income	$-	$-	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-	-	-

Operating expenses:
Depreciation	-	-	-	-	-	-	-
Insurance	-	-	-	-	-	-	-
Management fees	-	-	-	-	-	-	-
Repair and maintenance	-	-	-	-	-	-	-
Property taxes	-	-	-	-	-	-	-
Total operating expenses	-	-	-	-	-	-	-

Income from operations	-	-	-	-	-	-	-

Other income (expense), net
Interest expense	-	-	-	-	-	-	-
Total other income (expense), net	-	-	-	-	-	-	-

Net income	$-	$-	$-	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Series Soapstone	Series Lierly	Series Pecan	Series Patrick	Series Plumtree	Series Chaparral	Consolidated

Balance at January 1, 2021	$-	$-	$-	$-	$-	$-	$-
Membership contributions, net of issuance costs	97,019	91,723	103,703	110,473	105,643	101,646	610,207
Distributions	(1,300)	(1,324)	(1,497)	(1,701)	(1,743)	(1,676)	(9,241)
Net income	380	152	412	467	577	763	2,751
Balance at June 30, 2021 (unaudited)	$96,099	$90,551	$102,618	$109,239	$104,477	$100,733	$603,718

Balance at July 13, 2020 (inception)	$-	$-	$-	$-	$-	$-	$-
Membership contributions, net of issuance costs	-	-	-	-	-	-	-
Distributions	-	-	-	-	-	-	-
Net income	-	-	-	-	-	-	-
Balance at December 31, 2020	$-	$-	$-	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED)

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Cash flows from operating activities:
Net income	$380	$152	$412	$467	$577	$763	$2,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,500	1,466	1,431	1,443	1,384	1,350	8,574
Amortization	48	48	17	17	41	39	210
Changes in operating assets and liabilities:
Prepaid expenses	(983)	(935)	(836)	(840)	(846)	(784)	(5,224)
Due from related party	(6,387)	(6,133)	-	-	(241)	-	(12,761)
Accrued expenses	4,046	3,917	2,625	2,294	2,448	734	16,064
Due to related party	(797)	(714)	240	823	(376)	809	(15)
Net cash provided by (used in) operating activities	(2,193)	(2,199)	3,889	4,204	2,988	2,911	9,602
Cash flows from financing activities:
Net proceeds from loans	126,334	129,177	112,449	106,569	109,506	102,732	686,767
Repayments of related party notes	(220,000)	(215,000)	(208,495)	(210,205)	(202,950)	(197,965)	(1,254,615)
Member contributions	99,020	93,614	105,841	112,751	107,821	103,742	622,789
Net cash provided by financing activities	5,354	7,791	9,795	9,115	14,377	8,509	54,941
Net change in cash and cash equivalents	3,161	5,592	13,684	13,320	17,365	11,422	64,544
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$3,161	$5,592	$13,684	$13,320	$17,365	$11,422	$64,544

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$442	$452	$389	$373	$383	$359	$2,397

Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment with related party notes payable	$220,000	$215,000	$208,495	$210,205	$202,950	$197,965	$1,254,615
Capitalized title fees	$-	$-	$1,067	$1,066	$-	$-	$2,133
Security deposits	$1,600	$-	$1,450	$1,500	$1,450	$1,450	$7,450
Offering expenses	$2,000	$1,891	$2,138	$2,278	$2,178	$2,096	$12,582
Distributions	$1,300	$1,324	$1,497	$1,701	$1,743	$1,677	$9,241

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Cash flows from operating activities:
Net income	$-	$-	$-	$-	$-	$-	$-
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	-	-	-	-	-	-	-
Amortization	-	-	-	-	-	-	-
Changes in operating assets and liabilities:
Prepaid expenses	-	-	-	-	-	-	-
Due from related party	-	-	-	-	-	-	-
Accrued expenses	-	-	-	-	-	-	-
Due to related party	-	-	-	-	-	-	-
Net cash provided by operating activities	-	-	-	-	-	-	-
Cash flows from financing activities:
Net proceeds from loans	-	-	-	-	-	-	-
Repayments of related party notes	-	-	-	-	-	-	-
Member contributions	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-
Net change in cash and cash equivalents	-	-	-	-	-	-	-
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-

See accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020 (AUDITED) AND FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2021 (UNAUDITED)

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (the “Company”) is a Delaware Series limited liability company formed on July 13, 2020 under the laws of Delaware. The Company was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”, that management intends to establish. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Arrived Homes Series Soapstone, a series of Arrived Homes, LLC, (“Series Soapstone”) completed the acquisition of the Arrived Homes Series Soapstone property for a purchase price of $220,000 on January 20, 2021, prior to the start of its offering. Series Soapstone purchased the Arrived Homes Series Soapstone property from Arrived Homes, LP, an affiliate of the manager, who originally paid $217,500 for the property. To pay the $220,000 Arrived Homes Series Soapstone property purchase price, Series Soapstone issued a promissory note to our owner affiliate, the former owner of the Arrived Homes Series Soapstone property, in the amount of $220,000.

Arrived Homes Series Lierly, a series of Arrived Homes, LLC, (“Series Lierly”) completed the acquisition of the Series Lierly property for a purchase price of $215,000 on January 20, 2021, prior to the start of its offering. Series Lierly purchased the Series Lierly property from Arrived Homes, LP, an affiliate of the manager, who originally paid $212,500 for the property. To pay the $215,000 Series Lierly property purchase price, Series Lierly issued a promissory note to our owner affiliate, the former owner of the Series Lierly property, in the amount of $215,000.

Arrived Homes Series Pecan, a series of Arrived Homes, LLC, (“Series Pecan”) completed the acquisition of the Series Pecan property for a purchase price of $208,495 on January 1, 2021, prior to the start of its offering. Series Pecan purchased the Series Pecan property from the manager, who originally paid $198,500 for the property. To pay the $208,495 Series Pecan property purchase price, Series Pecan issued a promissory note to the manager, the former owner of the Series Pecan property, in the amount of $208,495.

Arrived Homes Series Patrick, a series of Arrived Homes, LLC, (“Series Patrick”) completed the acquisition of the Series Patrick property for a purchase price of $210,205 on January 4, 2021, prior to the start of its offering. Series Patrick purchased the Series Patrick property from the manager, who originally paid $191,000 for the property. To pay the $210,205 Arrived Homes Series Patrick LLC property purchase price, Series Patrick issued a promissory note to the manager, the former owner of the Arrived Homes Series Patrick LLC property, in the amount of $210,205.

Arrived Homes Series Plumtree, a series of Arrived Homes, LLC, (“Series Plumtree”) completed the acquisition of the Series Plumtree property for a purchase price of $202,950 on January 4, 2021, prior to the start of its offering. Series Plumtree purchased the Series Plumtree property from the manager, who originally paid $190,000 for the property. To pay the $202,950 Series Plumtree property purchase price, Series Plumtree issued a promissory note to the manager, the former owner of the Series Plumtree property, in the amount of $202,950.

Arrived Homes Series Chaparral, a series of Arrived Homes, LLC, (“Series Chaparral”) completed the acquisition of the Series Chaparral property for a purchase price of $197,965 on January 14, 2021, prior to the start of its offering. Series Chaparral purchased the Series Chaparral property from the manager, who originally paid $184,900 for the property. To pay the $197,965 Series Chaparral property purchase price, Series Chaparral issued a promissory note to the manager, the former owner of the Series Chaparral property, in the amount of $197,965.

In May 2021, the Company offered Series Lierly, Series Soapstone, Series Pecan, Series Patrick, Series Plumtree and Series Chaparral Interests to the general public.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Unaudited Interim Financial Information

The accompanying consolidated financial statements for the six months ended June 30, 2021 and the related footnote disclosures are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the Company’s opinion, reflect all adjustments necessary to present fairly the Company’s financial position as of June 30, 2021 and results of its operations, and cash flows for the periods ended June 30, 2021. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other periods.

Use of Estimates

The preparation of the consolidated financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its Series. There was no financial activity in any such Series in 2020. All inter-company transactions and balances have been eliminated on consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Management Compensation

The Manager will receive from each Series an annual asset management fee equal to one percent (1%) of the capital contributions to that Series. Additionally, pursuant to the operating agreement, the Manager (as defined later) will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per Series offering), our operations, and the acquisition of properties and in connection with third parties providing services. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion.

Property Management Fee

As compensation for the services provided by the property manager, each Series will be charged a property management fee equal to eight percent (8%) of rents collected on a Series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the manager will receive the difference as income. If a Series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a Series property, each Series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the manager will receive the difference as income.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes.

Deposits

Deposits classified as assets represent security deposits paid or incurred by the Company. Tenant deposit liabilities represent security deposits received by tenant customers.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased Series property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the building value. All capitalized property and equipment costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the six months ended June 30, 2021.

Operating Expenses

Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of such Series property, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Series property, and/or (c) cause additional interests to be issued in such Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Each Series is used for rental purposes and earns rental income on a monthly basis. Rental income is recognized over the length of the contract as the performance obligation is satisfied over time.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. We intend for each Series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such Series.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception. See revenue recognition policy above for the impact.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Property will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company plans to incur significant costs in pursuit of its capital financing plans, and has limited operations since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Building	$165,000	$161,250	$157,052	$158,368	$151,745	$148,009	$941,424
Land	55,000	53,750	52,124	52,551	50,738	49,491	313,654
Total	220,000	215,000	209,176	210,919	202,483	197,500	1,255,078
Less: Accumulated depreciation	(2,667)	(2,606)	(2,354)	(2,373)	(2,706)	(2,490)	(15,195)
Property and equipment, net	$217,333	$212,394	$206,822	$208,546	$199,777	$195,010	$1,239,883

Depreciation expense was $8,574 for the six months ended June 30, 2021.

NOTE 5: LOAN PAYABLE

The purchases of each Series property were funded by promissory notes to the Manager, which was later refinanced in part by mortgage loans secured against the Series properties from Arvest Bank. The mortgage loans from Arvest Bank bear interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of each Series property. Loan fees totaling $8,402 incurred in connection with the mortgages were capitalized as a debt discount and are being amortized over the life of the loans. As of June 30, 2021, all mortgage loans remain outstanding.

As of June 30, 2021, loan payable, net of unamortized discount, consists of the following:

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Outstanding principal of mortgages	$128,250	$131,100	$112,860	$108,300	$111,150	$104,310	$695,970
Unamortized loan fees	(1,831)	(1,838)	(648)	(637)	(1,589)	(1,513)	(8,056)
Loan payable, net	$126,419	$129,262	$112,212	$107,663	$109,561	$102,797	$687,914

NOTE 5: MEMBERS’ EQUITY

The Company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s Series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

Membership Contributions

In May 2021, the following Series offerings closed, and such Series raised the following amounts net of brokerage fees and offering expenses:

Date	Series	Amount Raised
05/04/2021	Series Soapstone	$97,019
05/04/2021	Series Lierly	91,723
05/04/2021	Series Pecan	103,703
05/04/2021	Series Patrick	110,473
05/07/2021	Series Plumtree	105,643
05/07/2021	Series Chaparral	101,646

In connection with the raise, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker upon the financing. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the offering of up to a maximum of 2% of the gross offering proceeds per Series offering. Each Series recorded the offering expense reimbursement and corresponding amount due to the Manager upon the completion of the financing.

Distributions

As of June 30, 2021, the Company determined the distributions to be made to the investors of each Series. The distributions are included on the consolidated balance sheet as of June 30, 2021 and were paid in July 2021.

NOTE 7: RELATED PARTY TRANSACATIONS

Promissory Notes

Each Series acquired the respective property via a promissory note to the Manager in 2021.

The purchase price for Series Soapstone property was funded by a promissory note to the Manager with a principal amount of $220,000, which was later refinanced in part by a mortgage loan secured against the Series Soapstone property from Arvest Bank in the amount of $128,250 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.0% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Soapstone repaid the entire $220,000 loan to Holdings.

The purchase price for Series Lierly property was funded by a promissory note to the Manager with a principal amount of $215,000, which was later refinanced in part by a mortgage loan secured against the Series Lierly property from Arvest Bank in the amount of $131,000 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.0% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Lierly repaid the entire $215,000 loan to Holdings.

The purchase price for Series Pecan property was funded by a promissory note to the Manager with a principal amount of $208,495, which was later refinanced in part by a mortgage loan secured against the Series Pecan property from Arvest Bank in the amount of $112,860 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Pecan repaid the entire $208,495 loan to Holdings.

The purchase price for Series Patrick property was funded by a promissory note to the Manager with a principal amount of $210,205, which was later refinanced in part by a mortgage loan secured against the Series Patrick property from Arvest Bank in the amount of $108,300 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Patrick repaid the entire $210,205 loan to Holdings.

The purchase price for Series Plumtree property was funded by a promissory note to the Manager with a principal amount of $202,950, which was later refinanced in part by a mortgage loan secured against the Series Plumtree property from Arvest Bank in the amount of $111,150 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Plumtree repaid the entire $202,950 loan to Holdings.

The purchase price for the Series Chaparral property was funded by a promissory note to the Manager with a principal amount of $197,965, which was later refinanced in part by a mortgage loan secured against the Series Chaparral property from Arvest Bank in the amount of $104,310 (see Note 5). The promissory note to the Manager incurred interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, and must be repaid within 18 months of the date on which the Company commences the offering of membership interests. During the six months ended June 30, 2021, Series Chaparral repaid the entire $197,965 loan to Holdings.

Due to (from) Related Party

The Company enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. All transactions are recorded at arm’s length. The Manager controls two affiliated entities:

Arrived Services, LLC – Arrived Services, LLC, or Arrived Services, was formed on May 29, 2019 as a Delaware limited liability company with Arrived Holdings, Inc. is its sole member and manager. Arrived Services serves as the sole general partner of Arrived Homes, LP and, as such, manages the lease agreements, rent collection, and tenant communications for the residential rental properties owned by Arrived Homes, LP. Additionally, Arrived Services manages a rental listing program accessible on the Arrived Homes platform.

Arrived Homes, LP – Arrived Homes, LP was formed on May 29, 2019 as a Delaware limited partnership with Arrived Services, LLC as its sole general partner and manager of its business. Arrived Homes, LP was established to invest in real estate properties. It owned the two properties that were sold to Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC.

Due to (from) related party balances for each Series consist of:

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Due from Arrived Services, LLC	$4,464	$4,115	$-	$-	$-	$-	$8,579
Due from (to) Arrived Holdings, LLC	(948)	(765)	(2,390)	(1,807)	241	(1,275)	(6,944)
Due to Arrived Homes, LP	2,871	2,782	-	-	-	-	5,654
Due to (from) related party, net	$6,387	$6,133	$(2,390)	$(1,807)	$241	$(1,275)	$7,289

For Series Soapstone and Lierly, due from Arrived Services balances includes rental income earned by each Series and collected by Services.

Management Fees

Asset Management Fees - The Manager will receive from each Series an annual asset management fee equal to one percent (1%) of the capital contributions to that Series. The Company has accrued asset management fees owed to the Manager through June 30, 2021 upon each Series’ contributions in May 2021 (see Note 6).

Property Management Fees - As compensation for the services provided by the property manager, each Series will be charged a property management fee equal to eight percent (8%) of rents collected on a Series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the Series, the manager will receive the difference as income. If a Series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Management fees expense by each Series consist of the following:

	Series	Series	Series	Series	Series	Series
	Soapstone	Lierly	Pecan	Patrick	Plumtree	Chaparral	Consolidated
Asset management fees	$250	$236	$267	$285	$272	$262	$1,573
Property management fees	384	354	348	360	232	348	2,026
Management fees	$634	$590	$615	$645	$504	$610	$3,599

NOTE 8: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through September 28, 2021, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Arrived Homes Series Kingsley, a series of Arrived Homes, LLC, (“Series Kingsley”) completed the acquisition of the Series Kingsley property for a purchase price of $315,000.00 on June 1, 2021, prior to the start of its offering. The manager has secured a loan on the Series Kingsley property on behalf of Series Kingsley for $215,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Luna, a series of Arrived Homes, LLC, (“Series Luna”) completed the acquisition of the Series Luna property for a purchase price of $215,000.00 on June 14, 2021, prior to the start of its offering. The manager has secured a loan on the Series Luna property on behalf of Series Luna for $150,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Holloway, a series of Arrived Homes, LLC, (“Series Holloway”) completed the acquisition of the Series Holloway property for a purchase price of $340,000.00 on June 16, 2021, prior to the start of its offering. The manager has secured a 1oan on the Series Holloway property on behalf of Series Holloway for $221,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Lallie, a series of Arrived Homes, LLC, (“Series Lallie”) completed the acquisition of the Series Lallie property for a purchase price of $370,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Lallie property on behalf of Series Lallie for $240,500.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Badminton, a series of Arrived Homes, LLC, (“Series Badminton”) completed the acquisition of the Series Badminton property for a purchase price of $255,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Badminton property on behalf of Series Badminton for $174,200.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Shoreline, a series of Arrived Homes, LLC, (“Series Shoreline”) completed the acquisition of the Series Shoreline property for a purchase price of $255,000.00 on June 18, 2021, prior to the start of its offering. The manager has secured a loan on the Series Shoreline property on behalf of Series Shoreline for $165,750.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Summerset, a series of Arrived Homes, LLC, (“Series Summerset”) completed the acquisition of the Series Summerset property for a purchase price of $255,000.00 on June 21, 2021, prior to the start of its offering. The manager has secured a loan on the Series Summerset property on behalf of Series Summerset for $165,750.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Spencer, a series of Arrived Homes, LLC, (“Series Spencer”) completed the acquisition of the Series Spencer property for a purchase price of $300,000.00 on June 22, 2021, prior to the start of its offering. The manager has secured a loan on the Series Spencer property on behalf of Series Spencer for $195,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Basil, a series of Arrived Homes, LLC, (“Series Basil”) completed the acquisition of the Series Basil property for a purchase price of $202,500.00 on June 25, 2021, prior to the start of its offering. The manager has secured a loan on the Series Basil property on behalf of Series Basil for $131,625.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Dewberry, a series of Arrived Homes, LLC, (“Series Dewberry”) completed the acquisition of the Series Dewberry property for a purchase price of $190,000.00 on June 29, 2021, prior to the start of its offering. The manager has secured a loan on the Series Dewberry property on behalf of Series Dewberry for $121,225.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Centennial, a series of Arrived Homes, LLC, (“Series Centennial”) completed the acquisition of the Series Centennial property for a purchase price of $285,000.00 on June 4, 2021, prior to the start of its offering. The manager has secured a loan on the Series Centennial property on behalf of Series Centennial for $190,000.00, at a fixed annual interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Eastfair, a series of Arrived Homes, LLC, (“Series Eastfair”) completed the acquisition of the Series Eastfair property for a purchase price of $215,000.00 on June 9, 2021, prior to the start of its offering. The manager has secured a loan on the Series Eastfair property on behalf of the Series for $150,000.00, at a fixed annual interest rate of 0.04625, for a term of 5 Years, Interest Only.

Arrived Homes Series Coatbridge, a series of Arrived Homes, LLC, (“Series Coatbridge”) completed the acquisition of the Series Coatbridge property for a purchase price of $215,000.00 on July 1, 2021, prior to the start of its offering. The manager has secured a loan on the Series Coatbridge property on behalf of Series Coatbridge for $139,750.00, at an interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Windsor, a series of Arrived Homes, LLC, (“Series Windsor”) completed the acquisition of the Series Windsor property for a purchase price of $350,000.00 on July 22, 2021, prior to the start of its offering. The manager has secured a loan on the Series Windsor property on behalf of Series Windsor for $227,500.00, at an interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Roseberry, a series of Arrived Homes, LLC, (“Series Roseberry”) completed the acquisition of the Series Roseberry property for a purchase price of $325,000.00 on August 2, 2021, prior to the start of its offering. The manager has secured a loan on the Series Roseberry property on behalf of Series Roseberry for $211,250.00, at an interest rate of 4.625%, for a term of 5 years, interest only.

Arrived Homes Series Splash, a series of Arrived Homes, LLC, (“Series Splash”) completed the acquisition of the Series Splash property for a purchase price of $215,000.00 on May 3, 2021, prior to the start of its offering. The manager has secured a loan on the Series Splash property on behalf of Series Splash for $122,500.00, at a fixed annual interest rate of 4%, for a term of 5 years, interest only.

Arrived Homes Series Tuscan, a series of Arrived Homes, LLC, (“Series Tuscan”) completed the acquisition of the Series Tuscan property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The manager has secured a loan on the Series Tuscan property on behalf of Series Tuscan for $181,480.00, at a fixed annual interest rate of 4%, for a term of 5 years, interest only.

Arrived Homes Series Malbec, a series of Arrived Homes, LLC, (“Series Malbec”) completed the acquisition of the Series Malbec property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The manager originally purchased the Series Malbec property on a line of credit from Groundfloor Finance at a fixed annual interest rate of 9%, and later refinanced the Series Malbec property into a loan on behalf of Series Malbec for $208,585.00, at a fixed annual interest rate of 4.625%, on July 9, 2021, for a term of 30 years with interest only payments in the first 5 years.

Arrived Homes Series Pinot, a series of Arrived Homes, LLC, (“Series Pinot”) completed the acquisition of the Series Pinot property for a purchase price of $324,216.00 on May 13, 2021, prior to the start of its offering. The Manager originally purchased the Series Pinot property on a line of credit with Groundfloor Finance at a fixed annual interest rate of 9%, and refinanced the Series Pinot property into a loan on behalf of the Series for $208,585.00, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 years.

Arrived Homes Series Salem, a series of Arrived Homes, LLC, (“Series Salem”) completed the acquisition of the Series Salem property for a purchase price of $320,898.00 on May 13, 2021, prior to the start of its offering. The Manager originally purchased the Series Salem property on a line of credit with Groundfloor Finance at a fixed annual interest rate of 9%, and refinanced the Series Salem property into a loan on behalf of Series Salem for $208,585.00, at a fixed annual interest rate of 4.625%, on June 30, 2021, for a term of 30 years with interest only payments in the first 5 Years.

ARRIVED HOMES, LLC

A DELAWARE LIMITED LIABILITY COMPANY

CONSOLIDATED FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2020

ARRIVED HOMES, LLC

To the Managing Member of

Arrived Homes, LLC

Seattle, Washington

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Arrived Homes, LLC (the “Company”) which comprise the consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, changes in member’s equity, and cash flows for the period from July 13, 2020 (inception) to December 31, 2020, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its consolidated operations and its cash flows for the period from July 13, 2020 (inception) to December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado
June 8, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

ARRIVED HOMES, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2020

ASSETS
Current assets:
Due from related party	$-
Total assets	$-

LIABILITIES AND MEMBER’S EQUITY
liabilities:
Accounts payable and accrued expenses	$-
Due to related party	-
Total liabilities	-

Member’s equity	-
Total liabilities and member’s equity	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from July 13, 2020 (inception) to December 31, 2020

For the Period from
July 13, 2020 (inception)
to December 31,
2020
Revenue	$-

Operating expenses	-

Net income	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the Period from July 13, 2020 (inception) to December 31, 2020

Member’s
Equity

Balance at July 13, 2020 (inception)	$-
Parent contributions	-
Net income	-
Balance at December 31, 2020	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from July 13, 2020 (inception) to December 31, 2020

For the Period from
July 13, 2020 (inception)
to December 31,
2020
Cash flows from operating activities:
Net income	$-
Net cash provided by operating activities	-
Net change in cash and cash equivalents	-
Cash at beginning of period	-
Cash at end of period	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 1: NATURE OF OPERATIONS

Arrived Homes, LLC (the “Company”) is a Delaware series limited liability company formed on July 13, 2020 under the laws of Delaware. The Company was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

As of December 31, 2020, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of the consolidated financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Principles of Consolidation

These consolidated statements include the accounts of the Company and its series. There was no financial activity in any such series as of December 31, 2020. All inter-company transactions and balances have been eliminated on consolidation.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed.

The Company will reimburse its Manager (as defined in Note 4) up to 2% of the gross offering proceeds per Series offering for offering costs from the proceeds of each Series offering.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Operating Expenses

Each series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a series property and cannot be covered by any operating expense reserves on the balance sheet of such series property, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property, and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns. We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such series.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY

The Company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering, investment management, and management of properties.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a semi-annual basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

See accompanying Independent Auditor’s Report

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

NOTE 5: RELATED PARTY TRANSACTIONS

The Company entered into an agreement with its Manager where the Manager will receive from each series an asset management fee equal to one percent (1%) of the capital contributions to that series per year.

The Company entered into an agreement with its Manager where as compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income.

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the Manager will receive the difference as income.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through June 8, 2021, the date the consolidated financial statements were available to be issued. There are no material events requiring disclosure or adjustment to the consolidated financial statements, except as set forth below.

Subsequent to December 31, 2020, the Company offered Series Lierly, Series Soapstone, Series Pecan, Series Patrick, Series Plumtree and Series Chaparral Interests to the general public.

Subsequent to December 31, 2020 the relevant subsequent series of the Company acquired the 100% of the membership interest in the following LLCs, each holding the corresponding series property, from the Manager as follows:

Date	Purchaser	Acquired LLC	Series Property	Purchase Price
01/04/2021	Series Plumtree	Arrived AR Plumtree, LLC	Series Plumtree property	$202,950	(1)
01/14/2021	Series Chaparral	Arrived AR Chaparral, LLC	Series Chaparral property	197,965	(2)
04/30/2021	Series Splash	Arrived AR Splash, LLC	Series Splash property	215,000	(3)
05/12/2021	Series Tuscan	Arrived AR Tuscan, LLC	Series Tuscan property	320,898	(4)

(1)	The Purchase Price for the Arrived AR Plumtree, LLC is funded by a promissory note to the Manager with a principal amount of $202,950, which was later refinanced in part by a mortgage loan secured against the Series Plumtree property from Arvest Bank in the amount of $111,150. The promissory note to the Manager bears interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on which the Company commences the offering of membership interests following qualification of this offering circular (for any Series, the “Offering Start Date”) and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

(2)	The Purchase Price for the Arrived AR Chaparral, LLC is funded by a promissory note to the Manager with a principal amount of $197,965, which was later refinanced in part by a mortgage loan secured against the Series Chaparral property from Arvest Bank in the amount of $104,310. The promissory note to the Manager bears interest at a rate of 0.14% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(3)	The Purchase Price for the Arrived AR Splash, LLC is funded by a promissory note to the Manager with a principal amount of $92,500 and a mortgage loan secured against the Series Splash property from Arvest Bank in the amount of $122,500. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(4)	The Purchase Price for the Series Tuscan property is funded by a promissory note to the Manager with a principal amount of $139,418 and a mortgage loan secured against the Series Tuscan property from Arvest Bank in the amount of $181,480. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

Subsequent to December 31, 2020, the relevant subsequent series of the Company acquired the following series properties directly from the Manager as follows:

Date	Purchaser	Series Property	Purchase Price
02/01/2021	Series Pecan	Series Pecan property	$208,495	(1)
02/01/2021	Series Patrick	Series Patrick property	210,205	(2)

(1)	The Purchase Price for Series Pecan property is comprised of a promissory note to the Manager with a principal amount of $208,495, which was later refinanced in part by a mortgage loan secured against the Series Pecan property from Arvest Bank in the amount of $112,860. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

(2)	The Purchase Price for Series Patrick property is comprised of a promissory note to the Manager with a principal amount of $210,205, which was later refinanced in part by a mortgage loan secured against the Series Pecan property from Arvest Bank in the amount of $108,300. The promissory note to the Manager bears interest at a rate of 0.12% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of the date on the Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Arvest Bank bears interest at a rate of 4.00% per annum and must be repaid within 10 years of the date of closing of the purchase of the series property.

ARRIVED HOMES, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020 and for the period from July 13, 2020 (inception) to December 31, 2020

Subsequent to December 31, 2020, the relevant subsequent series of the Company acquired the following series properties directly from unaffiliated sellers as follows:

Date	Purchaser	Series Property	Purchase Price
06/01/2021	Series Kingsley	Series Kingsley property	$315,000	(1)
06/04/2021	Series Eastfair	Series Eastfair property	215,000	(2)
06/07/2021	Series Centennial	Series Centennial property	285,000	(3)

(1)	The Purchase Price for the Series Kingsley property is comprised of a promissory note to the Manager with a principal amount of $100,000 and a mortgage loan from Certain Lending, Inc. in the amount of $215,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(2)	The Purchase Price for the Series Eastfair property is comprised of a promissory note to the Manager with a principal amount of $65,000 and a mortgage loan from Certain Lending, Inc. in the amount of $150,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

(3)	The Purchase Price for the Series Centennial property is comprised of a promissory note to the Manager with a principal amount of $95,000 and a mortgage loan from Certain Lending, Inc. in the amount of $190,000. The promissory note to the Manager bears interest at a rate of 0.13% per annum compounding annually, the minimum applicable federal rate in effect as of the date of purchase, must be repaid within 18 months of Offering Start Date and may be prepaid at any time without penalty. The mortgage loan from Certain Lending, Inc. bears interest at a rate of 7.50% per annum and must be repaid within 12 months of the date of closing of the purchase of the series property. The Company intends to convert such mortgage loan to a 30-year term loan that bears interest at a rate of 4.625% per annum for the first five (5) years then a to-be-determined floating interest rate for the remaining twenty-five (25) years prior to the closing of the series offering.

Subsequent to December 31, 2020, the following series offerings closed, and such series raised the following amounts net of brokerage fees and offering expenses:

Date	Series	Amount Raised
05/04/2021	Series Soapstone	$97,019.40
05/04/2021	Series Lierly	91,723.20
05/04/2021	Series Pecan	103,702.70
05/04/2021	Series Patrick	110,473.30
05/07/2021	Series Plumtree	105,642.70
05/07/2021	Series Chaparral	101,646.30

Subsequent to December 31, 2020, the following series repaid the promissory notes issued by each such series to the Manager and outstanding prior to December 31, 2020 as follows:

Repayment Date	Series	Note Issuance Date	Note Principal Amount	Interest Rate(1)
05/10/2021	Series Soapstone	01/20/2021	$220,000	0.00%
05/10/2021	Series Lierly	01/20/2021	215,000	0.00%
05/10/2021	Series Pecan	02/01/2021	208,495	0.14%
05/10/2021	Series Patrick	02/01/2021	210,205	0.14%
05/10/2021	Series Plumtree	01/04/2021	202,950	0.14%
05/10/2021	Series Chaparral	01/14/2021	197,965	0.14%

(1)	Notes with a 0% interest rate were non-interest bearing. The remaining notes bore interest at an annualized rate as stated between the relevant Note Issuance Date and the Repayment Date.

See accompanying Independent Auditor’s Report

4203 W Lierly Lane

Carve-Out of Certain Operations of Arrived Homes, LP

A Delaware Limited Partnership

Financial Statements and Independent Auditor’s Report

December 31, 2020 and 2019

4203 W Lierly Lane

To the General Partner of

Arrived Homes, LP

Seattle, Washington

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 4203 W Lierly Lane (the carved-out operations of certain assets of Arrived Homes, LP) (the “Property”) which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in net parent investment, and cash flows for the year ended December 31, 2020 and for the period from July 25, 2019 (purchase date) to December 31, 2019, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Property as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from July 25, 2019 (purchase date) to December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

June 8, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP)

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Due from related party	$14,464	$997
Prepaid expenses	474	495
Total current assets	14,938	1,493
Property and equipment, net	207,050	215,184
Total assets	$221,988	$216,677

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accrued expenses	$1,697	$1,725
Due to related party	63	-
Total liabilities	1,760	1,725

Net parent investment:
Parent contributions	220,114	217,213
Retained earnings / (accumulated deficit)	114	(2,261)
Total net parent investment	220,228	214,952
Total liabilities and net parent investment	$221,988	$216,677

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF OPERATIONS

		For the Period from
		July 25, 2019 (purchase date)
	Year Ended December 31,	to December 31,
	2020	2019
Rental income, related party	$15,089	$6,968
Total revenue	15,089	6,968

Operating expenses:
Depreciation	8,135	3,389
Insurance	858	374
Management fees	1,623	2,013
Repair and maintenance	340	1,019
Property taxes	1,697	772
Other general and administrative	62	1,662
Total operating expenses	12,714	9,230

Income (loss) from operations	2,375	(2,261)
Net income (loss)	$2,375	$(2,261)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT

Net
Parent
Investment

Balance at July 25, 2019 (purchase date)	$-
Parent contributions	217,213
Net loss	(2,261)
Balance at December 31, 2019	214,952
Parent contributions	2,901
Net income	2,375
Balance at December 31, 2020	$220,228

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF CASH FLOWS

		For the Period from
		July 25, 2019 (purchase date)
	Year Ended December 31,	to December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$2,375	$(2,261)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,135	3,389
Non-cash expenses - parent contributions	2,901	(1,360)
Changes in operating assets and liabilities:
Due from related party	(13,467)	(997)
Prepaid expenses	21	(495)
Accrued expenses	(28)	1,725
Due to related party	63
Net cash provided by operating activities	-	-
Net change in cash and cash equivalents	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Parent contributions of property and equipment	$-	$218,574

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4203 W Lierly Lane (Carve-Out of Certain Operations of Arrived Homes, LP)

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and 2019, for the year ended December 31, 2020, and for the period from July 25, 2019 (purchase date) to December 31, 2019

1.	NATURE OF OPERATIONS

4203 W Lierly Lane (the “Property” or “Lierly”) is a property located in Fayetteville, Arkansas. The Property was purchased by Arrived Homes, LP (the “Parent”) a Delaware limited partnership, on July 25, 2019. The Property is managed by Arrived Services, LLC (“Manager”) and is used for rental purposes.

Arrived Homes, LLC is a Delaware series limited liability company formed on July 13, 2020 under the laws of Delaware. Arrived Homes, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. Arrived Homes LLC intends to form a series, Arrived Homes Series Lierly LLC, for the purpose of owning the Property.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Arrived Homes LP using the historical results of operations and historical cost basis of the assets and liabilities of Arrived Homes LP that comprise the Lierly Property. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under Arrived Homes’ management. Transactions and balances between the Property and Arrived Homes LP are reflected as related party transactions within these financial statements.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Property. In addition, certain costs related to the Property have been allocated from the Parent. These costs are allocated based on expenses incurred by the Parent that can be specifically attributable to the operations of the Property, such as insurance, management fees and repairs of the Property.

The Property utilizes Arrived Homes’ centralized processes and systems for cash management, purchasing and recordkeeping. As a result, the Property does not have a separate bank account and all funds are included in the Parent’s general corporate funds, which is not specifically allocated to the Property. The net results of these cash transactions between the Property and Parent are reflected as net parent investment within Equity in the accompanying balance sheet. In addition, the net parent investment represents the Parent’s interest in the recorded net assets of the Property and represents the cumulative net investment by Arrived Homes LP in the Property through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the financial statements are reasonable and appropriate under the circumstances. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Property been an entity that operated independently of Arrived Homes LP. Consequently, future results of operations should the Property be separated from the Parent will include costs and expenses that may be materially different than the Property’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Property’s future results of operations, financial position, and cash flows.

Use of Estimates

The preparation of the Property’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Property bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Property to concentrations of credit risk consist principally of cash and cash equivalents. The Property generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Property has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. As of December 31, 2020, the Property did not have any cash.

Fair Value Measurements

Certain assets and liabilities of the Property are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Property’s assets and liabilities approximate their fair values.

Management Compensation

The Manager will receive from each series an annual asset management fee equal to one percent (1%) of the capital contributions to that series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations, and the acquisition of properties and in connection with third parties providing services to us. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset. The Property’s building is depreciated over 27.5 years, and rental equipment is depreciated over 5 years.

Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheet and any resulting gains or losses are included in the statement of operations loss in the period of disposal.

Impairment of Long-Lived Assets

The Property continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Property assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Property recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Property did not record any impairment losses on long-lived assets during the periods ended December 31, 2020 or 2019.

Revenue Recognition

The Property adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Property determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Property expects to be entitled to in exchange for those goods or services. As a practical expedient, the Property does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Property is used for rental purposes and earns rental income on a monthly basis. Rental income is recognized over the length of the contract as the performance obligation is satisfied over time.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Property is currently evaluating the impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Property has adopted this standard upon inception. See revenue recognition policy above for the impact.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Property will adopt those that are applicable under the circumstances.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,
	2020	2019
Building - 4203 W Lierly Lane	$217,435	$217,435
Rental equipment	1,138	1,138
	218,575	218,575
Less: Accumulated depreciation	(11,525)	(3,389)
	$207,050	$215,184

Depreciation expense was $8,135 and $3,389 for the periods ended December 31, 2020 and 2019, respectively.

4.	RELATED PARTY TRANSACTIONS

Arrived Services LLC

The Property’s rental income is received by the Property’s manager, Arrived Services LLC. As of December 31, 2020 and 2019, due from related party of $14,464 and $997 consisted of rental income due from Arrived Services, LLC less a holdback of 7% for a rent-back incentive.

Arrived Homes LP

The Property’s owner and parent, Arrived Homes LP, purchased the property for $217,435 and rental equipment for $1,138. Arrived Homes LP also incurs operating expenses on behalf of the Property including insurance, management fees, repairs and maintenance and property taxes. During the periods ended December 31, 2020 and 2019, Arrived Homes LP incurred $2,901 and $2,598, respectively, in operating expenses attributable to the Property. As of December 31, 2020 and 2019, a total of $220,114 and $217,213, respectively were contributed from Arrived Homes LP to the Property.

5.	NET PARENT INVESTMENT

During the periods ended December 31, 2020 and 2019, the Property recognized $2,901 and $217,213 in contributions from the owner, Arrived Homes LP, respectively. See Note 4.

6.	SUBSEQUENT EVENTS

Arrived Homes Series Lierly LLC completed the acquisition of the Property from Arrived Homes, LP, an affiliate of the manager, on January 20, 2021. The Arrived Homes Series Lierly LLC property is being held by Arrived AR Lierly, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Lierly LLC. Arrived AR Lierly, LLC entered into a mortgage agreement in the amount of $131,100 based on its anticipated leverage for the offering. On May 10, 2021, the Arrived Homes Series Lierly LLC completed the repayment of the promissory note to Arrived Homes, LP for the purchase of the Arrived Homes Series Lierly property.

Management has evaluated subsequent events through June 8, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

4672 W Soapstone Drive

Carve-Out of Certain Operations of Arrived Homes, LP

 A Delaware Limited Partnership

Financial Statements and Independent Auditor’s Report

December 31, 2020 and 2019

4672 W Soapstone Drive

To the General Partner of

Arrived Homes, LP

Seattle, Washington

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of 4672 W Soapstone Drive (the carved-out operations of certain assets of Arrived Homes, LP) (the “Property”) which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in net parent investment, and cash flows for the year ended December 31, 2020 and for the period from October 11, 2019 (purchase date) to December 31, 2019, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Property as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from October 11, 2019 (purchase date) to December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

June 8, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p: 877.968.3330 f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP)

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Due from related party	$17,118	$-
Prepaid expenses	820	786
Total current assets	17,938	786
Property and equipment, net	211,965	220,040
Total assets	$229,903	$220,825

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accrued expenses	$1,605	$1,630
Due to related party	2,174	1,959
Total liabilities	3,779	3,589

Net parent investment:
Parent contributions	232,187	220,512
Accumulated deficit	(6,063)	(3,276)
Total net parent investment	226,124	217,236
Total liabilities and net parent investment	$229,903	$220,825

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF OPERATIONS

		For the Period from
		October 11, 2019 (purchase date)
	Year Ended December 31,	to December 31,
	2020	2019
Rental income, related party	$14,880	$1,488
Total revenue	14,880	1,488

Operating expenses:
Depreciation	8,075	2,019
Insurance	960	223
Management fees	2,400	955
Repair and maintenance	6,279	763
Property taxes	1,552	366
Other general and administrative	911	437
Total operating expenses	20,178	4,764

Loss from operations	(5,298)	(3,276)

Other income (expense):
Other income	2,510	-
Net loss	$(2,788)	$(3,276)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF CHANGES IN NET PARENT INVESTMENT

Net
Parent
Investment

Balance at October 11, 2019 (purchase date)	$-
Parent contributions	220,512
Net loss	(3,276)
Balance at December 31, 2019	217,236
Parent contributions	11,675
Net loss	(2,788)
Balance at December 31, 2020	$226,124

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP)

STATEMENTS OF CASH FLOWS

		For the Period from
		October 11, 2019 (purchase date)
	Year Ended December 31,	to December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(2,788)	$(3,276)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,075	2,019
Non-cash expenses - parent contributions	11,675	(1,547)
Changes in operating assets and liabilities:
Due from related party	(17,118)	-
Prepaid expenses	(35)	(786)
Accrued expenses	(25)	1,630
Due to related party	215	1,959
Net cash provided by operating activities	-	-
Net change in cash and cash equivalents	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Parent contributions of property and equipment	$-	$222,059

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements

4672 W Soapstone Drive (Carve-Out of Certain Operations of Arrived Homes, LP)

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2020 and 2019, for the year ended December 31, 2020, and for the period from October 11, 2019 (purchase date) to December 31, 2019

1.	NATURE OF OPERATIONS

4672 W Soapstone Drive (the “Property” or “Soapstone”) is a property located in Fayetteville, Arkansas. The Property was purchased by Arrived Homes, LP, a Delaware limited partnership, on October 11, 2019. The Property is managed by Arrived Services, LLC (“Manager”) and is used for rental purposes.

Arrived Homes, LLC is a Delaware series limited liability company formed on July 13, 2020 under the laws of Delaware. Arrived Homes, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests, or “Series”, that management intends to establish. Arrived Homes LLC intends to form a series, Arrived Homes Series Soapstone LLC, for the purpose of owning the Property.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Arrived Homes LP using the historical results of operations and historical cost basis of the assets and liabilities of Arrived Homes LP that comprise the Soapstone Property. These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods under Arrived Homes’ management. Transactions and balances between the Property and Arrived Homes LP are reflected as related party transactions within these financial statements.

The accompanying financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Property. In addition, certain costs related to the Property have been allocated from the Parent. These costs are allocated based on expenses incurred by the Parent that can be specifically attributable to the operations of the Property, such as insurance, management fees and repairs of the Property.

The Property utilizes Arrived Homes’ centralized processes and systems for cash management, purchasing and recordkeeping. As a result, the Property does not have a separate bank account and all funds are included in the Parent’s general corporate funds, which is not specifically allocated to the Property. The net results of these cash transactions between the Property and Parent are reflected as net parent investment within Equity in the accompanying balance sheet. In addition, the net parent investment represents the Parent’s interest in the recorded net assets of the Property and represents the cumulative net investment by Arrived Homes LP in the Property through the dates presented, inclusive of cumulative operating results.

Management believes the assumptions and allocations underlying the financial statements are reasonable and appropriate under the circumstances. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Property been an entity that operated independently of Arrived Homes LP. Consequently, future results of operations should the Property be separated from the Parent will include costs and expenses that may be materially different than the Property’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Property’s future results of operations, financial position, and cash flows.

Use of Estimates

The preparation of the Property’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives of property and equipment. The Property bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Property to concentrations of credit risk consist principally of cash and cash equivalents. The Property generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Property has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. As of December 31, 2020 and 2019, the Property did not have any cash.

Fair Value Measurements

Certain assets and liabilities of the Property are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Property’s assets and liabilities approximate their fair values.

Management Compensation

The Manager will receive from each series an annual asset management fee equal to one percent (1%) of the capital contributions to that series. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offering (up to a maximum of 2% of the gross offering proceeds per series offering), our operations, and the acquisition of properties and in connection with third parties providing services to us. The Manager may also receive a portion of the property management fee and the property disposition fee as described below. The Manager reserves the right to waive any fees or reimbursements it is due in its’ sole discretion.

Property Management Fee

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of rents collected on a series property. To the extent that, under the terms of a specific property management agreement, the property manager is paid a fee that is less than the eight percent (8%) charged to the series, the manager will receive the difference as income. If a series property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses includes accrued property taxes.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset. The Property’s building is depreciated over 27.5 years, and rental equipment is depreciated over 5 years.

Estimated useful lives are periodically assessed to determine if changes are appropriate. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation or amortization are eliminated from the balance sheet and any resulting gains or losses are included in the statement of operations loss in the period of disposal.

Impairment of Long-Lived Assets

The Property continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Property assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Property recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Property did not record any impairment losses on long-lived assets during the periods ended December 31, 2020 or 2019.

Revenue Recognition

The Property adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Property determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Property expects to be entitled to in exchange for those goods or services. As a practical expedient, the Property does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Property is used for rental purposes and earns rental income on a monthly basis. Rental income is recognized over the length of the contract as the performance obligation is satisfied over time.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Property is currently evaluating the impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Property has adopted this standard upon inception. See revenue recognition policy above for the impact.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Property will adopt those that are applicable under the circumstances.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31,
	2020	2019
Building - 4672 W Soapstone Drive	$222,059	$222,059
Less: Accumulated depreciation	(10,094)	(2,019)
	$211,965	$220,040

Depreciation expense was $8,075 and $2,019 for the periods ended December 31, 2020 and 2019, respectively.

4.	RELATED PARTY TRANSACTIONS

Arrived Services LLC

The Property’s rental income is received by the Property’s manager, Arrived Services LLC. As of December 31, 2020, due from related party of $17,118 consisted of rental income due from Arrived Services, less a holdback of 7% for a rent-back incentive. As of December 31, 2020 and 2019, the Property owed $2,174 and $1,959, respectively, to Arrived Services LLC.

Arrived Homes LP

The Property’s owner and member, Arrived Homes LP, purchased the property for $222,059. Arrived Homes LP also incurs operating expenses on behalf of the Property including insurance, management fees, repairs and maintenance and property taxes. During the periods ended December 31, 2020 and 2019, Arrived Homes LP incurred $11,675 and $945, respectively, in operating expenses attributable to the Property. As of December 31, 2020 and 2019, a total of $232,187 and $220,512, respectively, were contributed from Arrived Homes LP to the Property.

5.	NET PARENT INVESTMENT

During the periods ended December 31, 2020 and 2019, the Property recognized $11,675 and $220,512, respectively, in contributions from the owner, Arrived Homes LP. See Note 4.

6.	SUBSEQUENT EVENTS

Arrived Homes Series Soapstone LLC completed the acquisition of the Property from Arrived Homes, LP on January 20, 2021. The Arrived Homes Series Soapstone LLC property is being held by Arrived AR Soapstone, LLC, an Arkansas limited liability company and a wholly owned subsidiary of Arrived Homes Series Soapstone LLC. Arrived AR Soapstone, LLC entered into a mortgage agreement in the amount of $128,250 based on its anticipated leverage for the offering. On May 10, 2021, the Arrived Homes Series Soapstone LLC completed the repayment of the promissory note to Arrived Homes, LP for the purchase of the Arrived Homes Series Soapstone property.

Management has evaluated subsequent events through June 8, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Arrived Homes, LLC. (the “Company” or “Arrived Homes”), and all subsequent Series, after giving effect to the business combination between Arrived Homes, LLC and all subsequent Series, and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of Arrived Homes, LLC and all subsequent Series as of December 31, 2020, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on January 1, 2019. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2020 and 2019 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 1, 2019.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Arrived Homes, LLC and all subsequent Series and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

ARRIVED HOMES, LLC

UNAUDITED PROFORMA COMBINED BALANCE SHEET

DECEMBER 31, 2020

	Arrived Homes, LLC	Series Lierly	Series Soapstone	Series Patrick	Series Pecan	Series Plumtree	Series Chaparral	Series Malbec	Series Pinot	Series Salem	Series Tuscan	Series Splash	Series Mojave	Series Wentworth	Series Cupcake	Series Luna	Series Kingsley	Series Shoreline	Series Holloway	Series Badminton	Series Eastfair	Series Centennial	Series Basil	Series Lallie	Series Spencer	Series Summerset	Series Dewberry	Series Roseberry	Series Windsor	Pro Forma Combined
ASSETS
Current assets:
Due from related party	$-	$14,464	$17,118	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$31,582
Prepaid expenses	-	474	820	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,294
Total current assets	-	14,938	17,938	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	32,876
Property and equipment, net	-	207,050	211,965	210,205	208,495	202,950	197,965	320,898	324,216	320,898	320,898	215,000	234,000	226,200	218,556	215,000	315,000	310,000	340,000	255,000	215,000	285,000	202,500	370,000	300,000	255,000	190,000	325,000	350,000	7,346,796
Total assets	$-	$221,988	$229,903	$210,205	$208,495	$202,950	$197,965	$320,898	$324,216	$320,898	$320,898	$215,000	$234,000	$226,200	$218,556	$215,000	$315,000	$310,000	$340,000	$255,000	$215,000	$285,000	$202,500	$370,000	$300,000	$255,000	$190,000	$325,000	$350,000	$7,379,672

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accrued expenses	$-	$1,697	$1,605	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$3,302
Due to related party	-	63	2,174	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,237
Total liabilities	-	1,760	3,779	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,539

Net parent investment
Parent contributions	-	220,114	232,187	210,205	208,495	202,950	197,965	320,898	324,216	320,898	320,898	215,000	234,000	226,200	218,556	215,000	315,000	310,000	340,000	255,000	215,000	285,000	202,500	370,000	300,000	255,000	190,000	325,000	350,000	7,380,082
Accumulated deficit	-	114	(6,063)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,949)
Total net parent investment	-	220,228	226,124	210,205	208,495	202,950	197,965	320,898	324,216	320,898	320,898	215,000	234,000	226,200	218,556	215,000	315,000	310,000	340,000	255,000	215,000	285,000	202,500	370,000	300,000	255,000	190,000	325,000	350,000	7,374,133
Total liabilities and net parent investment	$-	$221,988	$229,903	$210,205	$208,495	$202,950	$197,965	$320,898	$324,216	$320,898	$320,898	$215,000	$234,000	$226,200	$218,556	$215,000	$315,000	$310,000	$340,000	$255,000	$215,000	$285,000	$202,500	$370,000	$300,000	$255,000	$190,000	$325,000	$350,000	$7,379,672

See accompanying notes to the unaudited pro forma combined financial statements.

ARRIVED HOMES, LLC

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Arrived Homes, LLC	Series Lierly	Series Soapstone	Series Patrick	Series Pecan	Series Plumtree	Series Chaparral	Series Malbec	Series Pinot	Series Salem	Series Tuscan	Series Splash	Series Mojave	Series Wentworth	Series Cupcake	Series Luna	Series Kingsley	Series Shoreline	Series Holloway	Series Badminton	Series Eastfair	Series Centennial	Series Basil	Series Lallie	Series Spencer	Series Summerset	Series Dewberry	Series Roseberry	Series Windsor	Pro Forma Combined
Rental income, related party	$-	$15,089	$14,880	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$29,969
Total revenue	-	15,089	14,880	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	29,969

Operating expenses:
Depreciation	-	8,135	8,075	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	16,210
Insurance	-	858	960	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,818
Management fees	-	1,623	2,400	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,023
Repair and maintenance	-	340	6,279	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,618
Property taxes	-	1,697	1,552	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,249
Other general and administrative	-	62	911	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	973
Total operating expenses	-	12,714	20,178	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	32,892

Income (loss) from operations	-	2,375	(5,298)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,922)

Other income (expense):
Other income	-	-	2,510	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,510
Net income (loss)	$-	$2,375	$(2,788)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$(412)

See accompanying notes to the unaudited pro forma combined financial statements.

ARRIVED HOMES, LLC

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Arrived Homes, LLC	Series Lierly	Series Soapstone	Series Patrick	Series Pecan	Series Plumtree	Series Chaparral	Series Malbec	Series Pinot	Series Salem	Series Tuscan	Series Splash	Series Mojave	Series Wentworth	Series Cupcake	Series Luna	Series Kingsley	Series Shoreline	Series Holloway	Series Badminton	Series Eastfair	Series Centennial	Series Basil	Series Lallie	Series Spencer	Series Summerset	Series Dewberry	Series Roseberry	Series Windsor	Pro Forma Combined
Rental income, related party	$-	$6,968	$1,488	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$8,456
Total revenue	-	6,968	1,488	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	8,456

Operating expenses:
Depreciation	-	3,389	2,019	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,408
Insurance	-	374	223	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	598
Management fees	-	2,013	955	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,969
Repair and maintenance	-	1,019	763	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,782
Property taxes	-	772	366	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,138
Other general and administrative	-	1,662	437	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,099
Total operating expenses	-	9,230	4,764	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,993

Loss from operations	-	(2,261)	(3,276)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,537)
Net loss	$-	$(2,261)	$(3,276)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$(5,537)

See accompanying notes to the unaudited pro forma combined financial statements.

1.	Description of Transaction

Arrived Homes Series Lierly LLC (the “Series Lierly”) and Arrived Homes Series Soapstone LLC (the “Series Soapstone”) were each established on January 20, 2021 to acquire an interest in the single family homes located at 4203 W Lierly Ln, Fayetteville, AR, the Arrived Homes Series Lierly LLC property, and 4672 W Soapstone Dr, Fayetteville, AR, the Arrived Homes Series Soapstone LLC property.

Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC acquired the Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC properties from Arrived Homes, LP, an affiliate of the manager, or the owner affiliate, on January 20, 2021. Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC issued a promissory note to the owner affiliate in payment of the purchase price of the Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC property and it intends to repay the promissory note from funds raised in the Arrived Homes Series Lierly LLC and Arrived Homes Series Soapstone LLC offerings.

Arrived Homes Series Patrick (the “Series Patrick”) was established on January 4, 2021 to acquire an interest in the single family home located at 4309 W. Patrick St., Fayetteville, AR, the Arrived Homes Series Patrick property. Arrived Homes Series Patrick acquired the Arrived Homes Series Patrick property from Arrived Holdings, Inc., our manager, on January 4, 2021. Arrived Homes Series Patrick issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Patrick property and intents to repay the promissory note from funds raised in the Arrived Homes Series Patrick offering.

Arrived Homes Series Pecan (the “Series Pecan”) was established on January 1, 2021 to acquire an interest in the single family home located at 4481 W. Pecan St., Fayetteville, AR, the Arrived Homes Series Pecan property. Arrived Homes Series Pecan acquired the Arrived Homes Series Pecan property from Arrived Holdings, Inc., our manager, on January 1, 2021. Arrived Homes Series Pecan issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Pecan property and intents to repay the promissory note from funds raised in the Arrived Homes Series Pecan offering.

Arrived Homes Series Plumtree (the “Series Plumtree”) was established on January 4, 2021 to acquire an interest in the single family home located at 4455 W. Chaparral Ln, Fayetteville, AR, the Arrived Homes Series Plumtree property. Arrived Homes Series Plumtree acquired the Arrived Homes Series Plumtree property from Arrived Holdings, Inc., our manager, on January 4, 2021. Arrived Homes Series Plumtree issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Plumtree property and intents to repay the promissory note from funds raised in the Arrived Homes Series Plumtree offering.

Arrived Homes Series Chaparral (the “Series Chaparral”) was established on January 11, 2021 to acquire an interest in the single family home located at 4309 W. Chaparral Ln, Fayetteville, AR, the Arrived Homes Series Chaparral property. Arrived Homes Series Chaparral acquired the Arrived Homes Series Chaparral property from Arrived Holdings, Inc., our manager, on January 14, 2021. Arrived Homes Series Chaparral issued a promissory note to the manager in payment of the purchase price of the Arrived Homes Series Chaparral property and intents to repay the promissory note from funds raised in the Arrived Homes Series Chaparral offering.

All subsequent Series are intended to complete their acquisitions per the Acquisition Mechanics as described in our Offering Circular and incorporated further below.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

There are two primary mechanisms by which each series may acquire its property:

1.	The Series Acquires the Property from a 3rd Party Seller

An affiliate of the Company shall assign its interest in a specific residential Purchase & Sale contract to the series.  The contract will be with a 3rd party property seller for a purchase price, in accordance with the terms and conditions of a specific offer to purchase real estate agreement, or purchase agreement, by and between the series and the property seller, a copy of which will be filed as an exhibit to the offering statement amendment of which the offering circular amendment will be a part.

The series will form a wholly owned subsidiary in the state where the property is located to close on the property.   The funds to close will be provided by mortgage proceeds, if any, with the balance from an affiliate company through a promissory note.  The gross proceeds of the offering, net of sales commissions, if any, and a mortgage, if not already in place at the time of the initial property purchase, will be used to pay the promissory note.  The series will also pay the Manager a sourcing fee as defined in the offering use of proceeds.   If by the termination date of the offering the series does not raise sufficient funds in the offering to pay the property seller the full amount of the affiliate promissory note, assuming the Threshold Percentage (as defined below) has been reached, a closing will take place and (i) the available funds will be used to pay the promissory note (ii) to the extent that the gross proceeds of the offering, net of sales commissions, if any, are less than the amount owed under the promissory note, the difference will be delivered to the Manager in the form of interests in the series valued at the same price as offered to investors in the series offering. If by the termination date of the offering, the aggregate gross dollar amount of series interests sold in the offering does not equal at least the percentage of the purchase price specified in the relevant offering circular amendment, or the Threshold Percentage, the Offering will terminate without a closing the Escrow Agent will return all subscription funds to the prospective investors, without interest and net of any outgoing wire or other transfer fees.

2.	The Series Acquires the Property from manager or an affiliate of manager

If the property seller is the manager or an affiliate of the manager that had previously purchased the property from a 3rd party seller, the series will purchase the property or a 100% interest in the LLC that owns the property from the manager or affiliate of the manager.  The purchase price will equal the price the affiliate actually paid for the property (inclusive of closing costs).  The series will also pay the manager a sourcing fee as defined in the offering use of proceeds.  The series will purchase the property through the issuance to the property seller of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. The series will repay the promissory note, along with accruing interest at a to-be-determine annual interest rate, with net proceeds from the series offering. Prior to the repayment of the note, the property seller will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering statement amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The balance sheets as of December 31, 2020 and statements of operations for the year ended December 31, 2020 and year ended December 31, 2019 of Arrived Homes Series Lierly LLC, Arrived Homes Series Soapstone LLC, Arrived Homes Series Patrick, Arrived Homes Series Pecan, Arrived Homes Series Plumtree, Arrived Homes Series Chaparral, and all subsequent Series, as presented in the unaudited pro forma financial statements above represent the historical amounts of each of the Series properties.

The Series Lierly property was acquired by the owner affiliate on July 25, 2019, prior to which it was an owner-occupied property with no previous rental or operating history.

The Series Soapstone property was acquired by the owner affiliate on October 11, 2019, prior to which it was an owner-occupied property with no previous rental or operating history.

Each of the subsequent Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma combined statement.

3.	Consideration Transferred

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Lierly LLC issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Lierly LLC property, in the amount of $215,000, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Soapstone LLC issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Soapstone LLC property, in the amount of $220,000, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Patrick issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Patrick property, in the amount of $210,205, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Pecan issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Pecan property, in the amount of $208,495, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Plumtree issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Plumtree property, in the amount of $202,950, the property purchase price.

In consideration of the sale and transfer of the acquired assets Arrived Homes Series Chaparral issued a promissory note to the owner affiliate, the current owner of the Arrived Homes Series Chaparral property, in the amount of $197,965, the property purchase price.

The promissory notes have a maturity date of 18 months from the date of issuance and do not bear any interest, or where required by law, at the minimum federal level. The promissory notes were repaid through the closings of the Arrived Homes Series Lierly LLC, Arrived Homes Series Soapstone LLC, Arrived Homes Series Patrick, Arrived Homes Series Plumtree, and Arrived Homes Series Chaparral offerings. Prior to the repayment of this note, the owner affiliate or our manager will retain all rental income derived from the Arrived Homes Series Lierly LLC, Arrived Homes Series Soapstone LLC, Arrived Homes Series Patrick, Arrived Homes Series Pecan, Arrived Homes Series Plumtree, Arrived Homes Series Chaparral, net of concessions, taxes, insurance, HOA dues and costs of repair, unless otherwise waived.

For subsequent Series property acquisitions, it is intended that they will follow the Acquisition Mechanics outlined in our Offering Circular and incorporate in the Description of Transactions above.

PART III – EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes, LLC (incorporated by reference to Exhibit 2.1 to the Form 1-A filed on September 9, 2020)
2.2*	Operating Agreement of Arrived Homes, LLC (incorporated by reference to Exhibit 2.2 to the Form 1-A filed on September 9, 2020)
3.1*	Form of Series Designation of Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 3.1 to the Form 1-A filed on January 12, 2021)
4.1*	Form of subscription agreement of Arrived Homes Series [*] LLC, a Series of Arrived Homes, LLC (incorporated by reference to Exhibit 4.1 to the Form 1-A filed on January 12, 2021)
6.1*	Broker Dealer Agreement, dated September 23, 2020, between Arrived Homes LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.2*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Lierly LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.2 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.3*	Form of Promissory Note between Arrived Homes Series Lierly LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.3 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.4*	Form of Property Management Agreement dated [*], 202[*], between Blue Canopy Realty and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.4 to the Form 1-A filed on January 12, 2021)
6.5*	Form of Purchase and Sale Agreement dated October 26, 2020, between Arrived Holdings, Inc. and Arrived Homes Series Soapstone LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.5 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.6*	Promissory Note between Arrived Homes Series Soapstone LLC, a series of Arrived Holdings, LLC, and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.6 to the Form 1-A, Amendment No. 1 filed on October 30, 2020)
6.7*	Form of Purchase and Sale Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.7 to the Form 1-A filed on January 12, 2021)
6.8*	Form of Software and Services License Agreement dated [*], 2020 by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc. (incorporated by reference to Exhibit 6.8 to the Form 1-A filed on September 9, 2020)
6.9*	Promissory Note between Arrived Homes Series Patrick LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.9 to the Form 1-A filed on January 12, 2021)
6.10*	Form of Purchase and Sale Agreement dated January 1, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.10 to the Form 1-A filed on January 12, 2021)
6.11*	Promissory Note between Arrived Homes Series Pecan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 1, 2021 (incorporated by reference to Exhibit 6.11 to the Form 1-A filed on January 12, 2021)
6.12*	Form of Membership Interest Purchase Agreement dated January 4, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.12 to the Form 1-A filed on January 12, 2021)
6.13*	Promissory Note between Arrived Homes Series Plumtree LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 4, 2021 (incorporated by reference to Exhibit 6.13 to the Form 1-A filed on January 12, 2021)
6.14*	Form of Membership Interest Purchase Agreement dated January 14, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 6.14 to the Form 1-A filed on January 12, 2021)
6.15*	Promissory Note between Arrived Homes Series Chaparral LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated January 14, 2021 (incorporated by reference to Exhibit 6.15 to the Form 1-A filed on January 12, 2021)

III-1

6.16*	Membership Interest Purchase Agreement dated April 30, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC
6.17*	Promissory Note between Arrived Homes Series Splash LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated April 30, 2021
6.18*	Membership Interest Purchase Agreement dated May 12, 2021, between Arrived Holdings, Inc. and Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC
6.19*	Promissory Note between Arrived Homes Series Tuscan LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated May 12, 2021
6.20*	Contract of Sale Residential dated May 11, 2021 by and between the seller and Arrived SC Kingsley, LLC
6.21*	Promissory Note between Arrived Homes Series Kingsley LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 1, 2021
6.22*	Offer to Purchase and Contract dated May 14, 2021 by and between certain sellers and Arrived NC Centennial, LLC
6.23*	Promissory Note between Arrived Homes Series Centennial LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 7, 2021
6.24*	Contract of Sale Residential dated May 14, 2021 by and between the seller named therein and Arrived SC Eastfair, LLC
6.25*	Promissory Note between Arrived Homes Series Eastfair LLC, a series of Arrived Homes, LLC and Arrived Holdings, Inc. dated June 4, 2021
6.26*	Purchase and Sale Agreement dated May 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Badminton Property
6.27*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Basil Property
6.28*	Purchase and Sale Agreement dated May 15, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Eastfair Property
6.29*	Purchase and Sale Agreement dated May 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holloway Property
6.30*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Kingsley Property
6.31*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lallie Property
6.32*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.32.1*	Counteroffer to Offer dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Pinot Property
6.33*	Purchase and Sale Agreement dated March 26, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.33.1*	Counteroffer to Offer dated March 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Salem Property
6.34*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Shoreline Property
6.35*	Purchase and Sale Agreement dated May 24, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Spencer Property
6.36*	Purchase and Sale Agreement dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.36.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Splash Property
6.37*	Purchase and Sale Agreement dated May 14, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Centennial Property
6.38*	Purchase and Sale Agreement dated May 25, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dewberry Property
6.39*	Purchase and Sale Agreement dated May 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Luna Property
6.40*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Malbec Property

III-2

6.41*	Purchase and Sale Agreement dated June 2, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Roseberry Property
6.42*	Purchase and Sale Agreement dated May 21, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Summerset Property
6.43*	Purchase and Sale Agreement dated March 27, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.43.1*	Counteroffer to Offer dated March 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Tuscan Property
6.44*	Purchase and Sale Agreement dated June 3, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Windsor Property
6.45*	Form of Property Management Agreement dated [*], 20[*], between Great Jones and Arrived Homes Series [*], a series of Arrived Homes, LLC
6.46*	Form of Promissory Note between Arrived Holdings, Inc. and Arrived Homes Series [*], a Series of Arrived Homes, LLC
6.47*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC through its Authorized Agent, Blue Canopy Realty LLC
6.48*	Purchase and Sale Agreement Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Amber Property
6.49*	Purchase and Sale Agreement Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Bayside Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Bayside dated June 22, 2021 for Series Bayside Property
6.50*	Purchase and Sale Agreement Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.50.1*	Addendum to Purchase and Sale Agreement Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Coatbridge Property
6.51*	Purchase and Sale Agreement Agreement dated July 19, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Collinston Property
6.52*	Purchase and Sale Agreement Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Dawson Property
6.53*	Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elevation Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Elevation dated July 15, 2021 for Series Elevation Property
6.54*	Purchase and Sale Agreement Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.54.1*	Addendum to Purchase and Sale Agreement Agreement dated May 20, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Elm Property
6.55*	Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Forest Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Forest dated July 15, 2021 for Series Forest Property
6.56*	Purchase and Sale Agreement Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Holland Property
6.57*	Purchase and Sale Agreement Agreement dated June 8, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Jupiter Property
6.58*	Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.58.1*	Addendum to Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lennox Property
6.59*	Purchase and Sale Agreement Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Lily Property
6.60*	Purchase and Sale Agreement Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property

III-3

6.60.1*	Addendum to Purchase and Sale Agreement Agreement dated June 13, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Limestone Property
6.60.2*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Limestone dated August 5, 2021 for Series Limestone Property
6.61*	Purchase and Sale Agreement Agreement dated August 22, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Meadow Property
6.62*	Purchase and Sale Agreement Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.62.1*	Counteroffer to Offer Dated September 1, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Odessa Property
6.63*	Purchase and Sale Agreement Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.63.1*	Addendum to Purchase and Sale Agreement Agreement dated June 10, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Olive Property
6.64*	Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.64.1*	Addendum to Purchase and Sale Agreement Agreement dated June 9, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Ridge Property
6.65*	Purchase and Sale Agreement Agreement dated June 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series River Property
6.66*	Purchase and Sale Agreement Agreement dated August 30, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.66.1*	Counteroffer to Offer Dated September 7, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saddlebred Property
6.67*	Purchase and Sale Agreement Agreement dated July 29, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Saturn Property
6.68*	Purchase and Sale Agreement Agreement dated June 11, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Sugar Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Homes Series Sugar dated June 17, 2021 for Series Sugar Property
6.69*	Purchase and Sale Agreement Agreement dated June 12, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Weldon Property
6.70*	Purchase and Sale Agreement Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.70.1*	Addendum to Purchase and Sale Agreement Agreement dated June 4, 2021 between Arrived Holdings, Inc./Assignee and Seller for Series Westchester Property
6.71*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in North Carolina through its Authorized Agent, Great Jones North Carolina, LLC
6.72*	Form of Lease Agreement between Tenant and Arrived Homes Series [*], a Series of Arrived Homes, LLC holding a series property located in South Carolina through its Authorized Agent, Great Jones South Carolina, LLC
6.73*	Form of Mortgage Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of South Carolina
6.74*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of North Carolina
6.75*	Form of Deed of Trust Agreement between Arrived Homes Series [*], a Series of Arrived Homes, LLC and Certain Lending, Inc. for series property in the state of Colorado
8.1*	Form of Escrow Agreement dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Homes Series [*] LLC, a series of Arrived Homes, LLC (incorporated by reference to Exhibit 8.1 to the Form 1-A filed on January 12, 2021)
11.1*	Consent of Artesian CPA, LLC
11.2	Consent of Bevilacqua PLLC (Included in Exhibit 12.1)
12.1	Opinion of Bevilacqua PLLC

*	Previously Filed

III-4

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 2, 2021.

ARRIVED HOMES, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
Name: Ryan Frazier
Title: Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	November 2, 2021
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes, LLC

/s/ Joel Mezistrano		Interim Principal Financial and	November 2, 2021
Joel Mezistrano		Accounting Officer of Arrived Holdings, Inc. Interim Principal Financial and Accounting Officer of Arrived Homes, LLC

Arrived Holdings, Inc.		Managing Member	November 2, 2021

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer

III-5